As filed with the Securities and Exchange Commission on August 17, 2022

Registration No. 333-266075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forafric Global PLC

(Exact name of registrant as specified in its charter)

Gibraltar	2041	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 5.3, Madison Building, Midtown

Queensway, Gibraltar GX11 1AA

011 350 20072505

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302 738 6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark S. Selinger, Esq.

Daniel L. Woodard, Esq.

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017

Tel: (212) 547-5400

Fax: (212) 547-5444

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), shall determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2022

PRELIMINARY PROSPECTUS

Forafric Global PLC

UP TO 11,158,619 ORDINARY SHARES

UP TO 15,789,722 ORDINARY SHARES Issuable Upon the Exercise of Warrants

UP TO 4,289,722 Warrants

This prospectus relates to the issuance by us of up to an aggregate of 15,789,722 of our ordinary shares, nominal value $0.001 per share (“Ordinary Shares”), which consists of (i) 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 redeemable warrants to purchase Ordinary Shares, which are exercisable at a price of $11.50 per share (the “Public Warrants”), and (ii) 4,289,722 Ordinary Shares issuable upon the exercise of 4,289,722 private placement warrants (the “Private Warrants,” and together with the Public Warrants, the “Warrants”) held by Globis SPAC LLC, a Delaware limited liability company, and Up and Up Capital, LLC, a Delaware limited liability company (each, a “Sponsor” and together, the “Sponsors”), and certain affiliates of Globis Acquisition Corp. (“Globis”) which are exercisable at a price of $11.50 per share.

This prospectus also relates to the offer and sale from time to time, upon the expiration of lock-up agreements, if applicable, by (a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to 11,158,619 shares of Ordinary Shares, consisting of (i) up to 1,320,195 Ordinary Shares issued in a private placement to the PIPE Investor (as defined below) pursuant to the terms of the Subscription Agreement (as defined below) in connection with the Business Combination (as defined below), originally purchased by the PIPE Investor at a price of $10.50 per share, (ii) up to 1,248,426 Ordinary Shares issued in a private placement to Bond Investors (as defined below) pursuant to the terms of the Bond Subscription Deed (as defined below) in connection with the Business Combination, originally issued to the Bond Investors at an effective purchase price of $9.45 per share, (iii) up to 749,443 Ordinary Shares issued in a private placement to certain parties affiliated with the Company who held FAHL Related Party Loans (as defined below) that converted into Ordinary Shares in connection with the Business Combination, originally issued to the loan holders at an effective price of $10.50 per share, (iv) up to 4,289,722 Ordinary Shares that may be issued upon the exercise of the Private Warrants, 4,188,889 of such Private Warrants were issued in a private placement to the Sponsors at a price of $0.75 per warrant and 100,833 of such Private Warrants were issued as part of the private placement units purchased by Up and Up Capital, LLC at a price of $10.00 per unit, (v) up to 2,875,000 Ordinary Shares held by Globis SPAC, LLC and certain affiliates of Globis, originally purchased at a price of $0.0087 per share, (vi) up to 273,333 Ordinary Shares held by Up and Up Capital, LLC and its affiliates, 172,500 of which were purchased at a price of $0.0087 per share and 100,833 of which were purchased as part of the private placement units at a price of $10.00 per unit, (vii) up to 402,500 Ordinary Shares held by Chardan Capital Markets LLC issued in connection with consummation of the Business Combination as equity participation shares as described in the IPO registration statement, and (b) the selling warrant holders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,289,722 Private Warrants.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from any sale of securities by Selling Securityholders under this prospectus, except with respect to proceeds from the exercise of the Warrants if the Warrants are exercised for cash. Assuming all outstanding Warrants are exercised for case, we will receive up to an aggregate of $145,265,442 and, pursuant to the terms of the Business Combination Agreement, the Seller will receive up to an aggregate of $36,316,361. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants.

As of the date of this prospectus, our Warrants are “out of the money,” which means that the trading price of Ordinary Shares underlying the Warrants is below the $11.50 exercise price of the Warrants. For so long as the Warrants remain “out of the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the Warrants are dependent on the market price of our Ordinary Shares. To the extent that the market price of the Ordinary Share exceeds $11.50, the Selling Securityholders may exercise Warrants and sell the underlying Ordinary Shares, which may have negative impact on the market price of the Ordinary Shares. See “Risk Factors— Warrants for our Ordinary Shares, if exercised, will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “Risk Factor -- There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information.

We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes and to implement our business plan although we believe we can fund our operations and business plan with cash on hand. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Ordinary Shares and the Warrants.

Of the 11,158,619 Ordinary Shares that may be offered or sold by the Selling Securityholders identified in this prospectus, certain of our Selling Securityholders are subject to lock-up restrictions with respect to 3,505,833 of those shares, pursuant to our agreements further described in the sections titled “Certain Relationships and Related Party Transactions” appearing elsewhere in this prospectus.

Our Ordinary Shares and Public Warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “AFRI” and “AFRIW,” respectively. Our Ordinary Shares and Public Warrants began trading on the Nasdaq on June 10, 2022. The closing price of our Ordinary Shares and Warrants on the Nasdaq on August 12, 2022 were $10.36 per Ordinary Share and $0.33 per Warrant.

The Ordinary Shares that are being registered for issuance and resale under this prospectus represent approximately 53.6% of the total Ordinary Shares outstanding as of August 12, 2022 (assuming that all Public Warrants and Private Warrants are exercised). The Selling Securityholders, upon the exercise of the Private Warrants, will beneficially own over 36.3% of the outstanding Ordinary Shares (assuming that no Public Warrants are exercised) and will be able to sell all of its shares upon the expiration of the applicable lock-up restrictions. Following the expiration of the applicable lock-up restrictions described herein, the sale of all Ordinary Shares issuable upon exercise of the Warrants, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly.

Further, based on the initial purchase price paid by the Selling Securityholders, they may experience a positive rate of return based on the current trading price of the Ordinary Shares. As a result, the Selling Securityholders may be willing to sell their Ordinary Shares at a price less than shareholders that acquired our shares in the public market or at higher prices than the price paid by such securityholders. The sale or possibility of sale of these Ordinary Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in the price of the Ordinary Shares or putting significant downward pressure on the price of the Ordinary Shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 5 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

The date of this prospectus is

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We are not offering any Ordinary Shares for sale under this prospectus and will not receive any proceeds from the sale of securities by such Selling Securityholders under this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.

We are a Gibraltar public company limited by shares, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Forafric,” the “Company,” “we,” “us” and “our” refer to (i) Forafric Agro Holdings Limited, a Gibraltar private company limited by shares prior to the Business Combination and (ii) Forafric Global PLC, a Gibraltar public company limited by shares, together as a group with its subsidiaries, after the Business Combination.

ii

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and reports provided to us, and other industry publications, surveys and forecasts. We have not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been independently verified. While we believe that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

iii

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SELECTED DEFINITIONS

“ASC” means the Accounting Standards Codification.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions consummated on June 9, 2022 pursuant to the Business Combination Agreement, in accordance with which Globis combined with Forafric Agro Holdings Limited, a Gibraltar private company limited by shares.

“Business Combination Agreement” means the Business Combination Agreement, entered into as of December 19, 2021, as amended on April 20, 2022, by and among Globis, FAHL, Seller and Globis Nevada, as amended and supplemented.

“Closing” means the closing of the Business Combination.

“Closing Date” means June 9, 2022, the date on which the closing of the Business Combination occurred.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of Globis, par value $0.0001 per share.

“Companies Act” means the Companies Act 2014 of the Laws of Gibraltar, as amended or re-enacted from time to time.

“Company” means (i) Forafric Agro Holdings Limited, a Gibraltar private company limited by shares prior to the Closing and (ii) Forafric Global PLC, a Gibraltar public company limited by shares, by way of continuation following the name-change of Forafric Global Limited, a Gibraltar public company limited by shares, as the successor of Globis Nevada following the Redomiciliation and the re-registration of Forafric Global Limited as a Gibraltar public company limited by shares.

“Contribution Agreement” means the contribution and subscription agreement entered into, between an agent acting for and on behalf of the holders of Common Stock (and of Merger Sub, by virtue of the Merger) on the one hand and the Company on the other, subject to and immediately following the Merger becoming effective, pursuant to which the said agent transferred to the Company all of the common stock of Merger Sub in consideration for which the Company allotted and issued Ordinary Shares, in each case on the terms and subject to the conditions set out in the said contribution and subscription agreement.

v

“FAHL Bonds” means the convertible bonds in an amount of $12 million issued by FAHL to third-party holders, pursuant to which the outstanding principal of the convertible bonds and accrued interest, concurrently with the consummation of the PIPE Investment and the Business Combination, convert to Ordinary Shares of the Company at the rate of $9.45 per share.

“FAHL Bond Holders” means the holders who have been issued the FAHL Bonds.

“FAHL Related Party Loans” means the loans issued by certain parties affiliated with the Seller in an aggregate amount of approximately $15.1 million which was repaid at the Closing.

“DGCL” means the Delaware General Corporation Law, as amended.

“Equity Incentive Plan” means the Forafric 2022 Long Term Employee Share Incentive Plan, effective as of the Closing Date.

“Exchange” means the exchange, on a one-for-one basis, of the common stock, par value $0.0001 per share, of Merger Sub for Ordinary Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FAHL” means Forafric Agro Holdings Limited, a Gibraltar private company limited by shares with incorporation number 114436 and registered office at 57/63 Line Wall Road, Gibraltar, that has become a fully owned subsidiary of the Company.

“FAHL 2021 Plan” means the Forafric 2021 Long Term Employee Share Incentive Plan adopted on June 22, 2021.

“GAAP” means U.S. generally accepted accounting principles.

“Globis” means Globis Acquisition Corp. (which, prior to the Merger, is a corporation incorporated under the laws of the State of Delaware).

“Globis Board” means the board of directors of Globis.

“Globis Nevada” means Globis NV Merger Corp., a Nevada corporation.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means Globis’ initial public offering completed on December 15, 2020 of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement on Form S-1 declared effective by the SEC on December 8, 2020 (SEC File Nos. 333-250939).

“IPO registration statement” means the registration statement filed for Globis’ IPO.

vi

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-up Agreement” means each of the Lock-Up Agreements to be entered into between the Company and certain equityholders of the Company upon the consummation of the Business Combination.

“Memorandum and Articles of Association” means the proposed Memorandum and Articles of Association of the Company became effective following the Redomiciliation and as a consequence of the re-registration of Forafric Global Limited as a Gibraltar public company limited by shares.

“Merger” means the merger of Globis with and into Merger Sub, a wholly-owned subsidiary of the Company, with Merger Sub surviving the merger.

“Merger Agreement” means the Agreement and Plan of Merger by and between Globis and Merger Sub, dated June 9, 2022.

“Merger Sub” means Globis NV Merger 2 Corp., a Nevada corporation (which, prior to the Merger, a wholly-owned subsidiary of Forafric Global PLC).

“Nasdaq” means The Nasdaq Stock Market.

“Ordinary Shares” means the Ordinary Shares of the Company, nominal value $0.001 per share.

“PFIC” means passive foreign investment company under the Code.

“PIPE Investment” means the private placement pursuant to which PIPE Investors made private investment in the aggregate amount up to $20,000,000 in the form of Ordinary Shares on the terms and conditions set forth in the Subscription Agreements.

“PIPE Investors” means the investors that have signed Subscription Agreements.

“Preferred Shares” means the preferred shares of USD 0.001 (one thousandth United States Dollars) each, authorized for future issuance by the Company.

vii

“Private Placement” means the private placement by Globis of (i) 4,188,889 Private Warrants to the Sponsors and (ii) 100,833 Private Placement Units to the Sponsors simultaneously with the closing of the IPO.

“Private Warrants” means Globis’ 4,289,722 warrants, including 100,833 warrants included in the Private Placement Units, sold to the Sponsors simultaneously with the closing of the IPO in Private Placements. Each Private Warrant is exercisable for one share of common stock of Globis at a price of $11.50 per share.

“Private Placement Units” means Globis’ 100,833 Units sold to the Sponsors simultaneously with the closing of the IPO in a private placement at a price of $10.00 per Unit. Each Private Placement Unit is identical to the Public Units sold in the IPO.

“Public Shares” means 11,500,000 shares of Globis’ Common Stock sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Stockholder” means a holder of Public Shares.

“Public Units” means a unit sold in the IPO (including pursuant to the overallotment option) consisting of one Public Share and one Public Warrant.

“Public Warrant Holder” means a holder of Public Warrants.

“Public Warrants” means Globis’ warrants sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Redomiciliation” means the continuation of Globis Nevada by way of redomiciliation to Gibraltar as Gibraltar private company limited by shares and known as Forafric Global Limited and following an alteration to its authorized and issued share capital, the re-registration of Forafric Global Limited into a Gibraltar public company limited by shares, with the common stock of Globis Nevada becoming ordinary shares of the Gibraltar private company limited by shares under the applicable provisions of Nevada law, the Companies Act and the Re-domiciliation Regulations; the term includes all matters and necessary or ancillary changes in order to effect such Redomiciliation, including the change of registered office of Globis Nevada as a consequence of the redomiciliation to Gibraltar and the eventual adoption of the Memorandum and Articles of Association consistent with the Companies Act upon re-registration of Forafric Global Limited as a Gibraltar public company limited by shares.

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“Re-domiciliation Regulations” means the Companies (Re-domiciliation) Regulations of 1996 of the Laws of Gibraltar, as amended or re-enacted from time to time.

“Related Agreements” means certain additional agreements to be entered into in connection with the Business Combination Agreement as further described in this proxy statement/prospectus.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 10, 2020, by and between Globis and the Sponsors.

“Rule 144” means Rule 144 under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Lighthouse Capital Limited, a Gibraltar private company limited by shares, as the sole shareholder of the Company immediately prior to the Business Combination.

“Warrant Agreement” means the warrant agreement made as of December 10, 2020, by and between Globis, and VStock Transfer, LLC (as warrant agent), which agreement was assigned and novated by Globis to the Company upon the Exchange.

“Sponsors” means, collectively, Globis SPAC LLC, a Delaware limited liability company, and Up and Up Capital, LLC, a Delaware limited liability company.

“Sponsor Letter Agreement” means the Letter Agreement, dated as of December 15, 2020, entered into by Globis and the Sponsor Parties concurrently with the IPO.

“Sponsor Parties” means the Sponsor and Globis’ independent directors.

“Transfer Agent” means VStock Transfer, LLC.

“Treasury Regulations” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.

“Trust Account” means the trust account of Globis, which holds the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placements, together with interest earned thereon, less amounts released to pay taxes.

“Unit” means either a Public Unit or a Private Placement Unit.

“Warrants” means the Public Warrants and the Private Warrants of Globis.

“Working Capital Loans” means certain loans that may be made by the Sponsors or an affiliate of the Sponsors, or certain of Globis’ officers and directors in connection with the financing of a business combination.

ix

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future performance of, and anticipated financial impact on, the Company following the Business Combination;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and the Company managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the occurrence of any event, change or other circumstances that could give rise to the breach or termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against the Company following announcement of the Business Combination and transactions related thereto;

●	the inability to continue to satisfy the listing criteria of the Nasdaq Capital Market and to maintain the listing of the Ordinary Shares of the Company on Nasdaq;

●	the risk that the Business Combination disrupts current plans and operations;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably and retain its key employees;

●	costs related to the Business Combination;

●	the inability to develop and maintain effective internal controls;

●	the Company’s ability to enter into new markets and success of acquisitions; and

●	other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

We are an integrated, global business involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The principal agricultural commodities that we handle are flour and semolina, and secondary processing products such as pasta and couscous.

Our subsidiary Forafric Maroc is the combination of two former family owned businesses, Forafric (Maymouna) and Tria Group. Forafric (Maymouna) was acquired by FAHL in April 2015 and the Tria Group was acquired by us in January 2016. Today, we sell processed commodity products to customers in approximately forty-five countries in Europe, Asia, Africa and the Middle East. The principal purchasers of our products are wholesale foods manufacturers and distributors. We have developed an extensive global logistics network including storage facilities with direct access to ports by rail.

The Business Combination

On June 9, 2022, we completed the Business Combination, in accordance with the Business Combination Agreement, by and among Globis, the Company, and Lighthouse Capital Limited, a Gibraltar private company limited by shares.

On June 9, 2022, as contemplated in the Business Combination Agreement and described in the definitive proxy statement/prospectus filed by Globis with the Securities and Exchange Commission (the “SEC”) on May 12, 2022: (i) Globis merged with and into Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”), with Merger Sub surviving (the “Merger”); (ii) immediately following the effectiveness of the Merger, all of the common stock of Merger Sub issued pursuant to the Merger were contributed to the Company; and (iii) thereafter the Company acquired 100% of the equity interests in FAHL from the Seller and FAHL became a direct subsidiary of the Company.

As a result of the Business Combination, (i) Globis stockholders received one ordinary share, nominal value $0.001 per share, of the Company (each, an “Ordinary Share”) for each issued and outstanding share of Common Stock, par value $0.0001 per share, of Globis (the “Common Stock”) held prior to the Merger; (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) of Globis automatically became redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (which Warrant Agreement was assigned and novated by Globis to the Company with no other changes having been made to the terms of any issued and outstanding Public Warrants as a result of the Merger); (iii) each issued and outstanding warrant of Globis issued in a private placement automatically became warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (with no other changes having been made to the terms of any issued and outstanding private placement warrants as a result of the Merger); and (iv) each issued and outstanding unit of Globis that had not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, was cancelled and entitled the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement.

The Business Combination was consummated on June 9, 2022. The transaction was approved by the Globis Board and was approved at the Special Meeting of Globis’ shareholders held on June 9, 2022. Globis’ shareholders also voted to approve all other proposals presented at the Special Meeting. As a result of the Business Combination, on June 10, 2022, our Ordinary Shares and Warrants commenced trading on the Nasdaq Stock Market LLC under the symbols of “AFRI” and “AFRIW,” respectively.

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RISK FACTOR SUMMARY

●	Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to fall.

●	A certain number of our Warrants will become exercisable for our Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

●	Future resales of our Ordinary Shares issued to our shareholders and other significant shareholders may cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.

●	There is no guarantee that the Warrants will be in the money, and they may expire worthless.

●	A market for our Ordinary Shares may not develop, which would adversely affect the liquidity and price of our Ordinary Shares.

●	We may be required to purchase up to 1,500,000 Ordinary Shares pursuant to forward share purchase agreements, thereby reducing cash available to us for other purposes.

●	The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us in connection with such Warrants.

●	The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

●	We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Ordinary Shares and Warrants less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

●	We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We qualify as a “controlled company” within the meaning of the rules of Nasdaq and, as a result, we may rely on, exemptions from certain corporate governance requirements.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of Gibraltar, and we conduct substantially all of our operations, and a majority of our directors and executive officers reside, outside of the United States.

●	Severe adverse weather conditions, such as hurricanes or severe storms, or the effects of global warming, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us.

●	Our business is subject to fluctuations in agricultural commodity and other raw material prices, transportation costs, energy prices, interest rates and foreign currency exchange rates, in each case caused by factors outside of our control that could adversely affect our operating results.

●	Our business is dependent upon our ability to obtain quality raw materials.

●	We are dependent on a related party supplier from which we obtain substantially all of our raw material.

●	Our Business may be adversely affected by disruptions in its distribution and logistical systems.

●	Our Business is vulnerable to the effects of supply and demand imbalances in our industries.

●	We are subject to global and regional economic downturns and related risks.

●	The continuation of the war between Russia and Ukraine could led to raw material shortages or increases in raw material costs that could have an material adverse effect upon our business.

●	The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition.

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●	We are subject to currency exchange rate fluctuations which may have an adverse effect on our business.

●	We are subject to economic, political and other risks of doing business globally and in emerging markets.

●	A natural disaster, economic depression or other adverse events affecting Morocco where most our facilities and customers are located facilities could adversely affect our business.

●	We are dependent upon a small group of key executives and employees - If we fail to retain and motivate members of our management team and other key employees or fail to attract, train and retain additional employees to support our operations, our business and future growth prospects would be harmed.

●	We are subject to industry and other risks that could adversely affect our reputation and financial results.

●	We may be subject to significant liability that is not covered by insurance.

●	Our risk management strategies may not be effective.

●	We may not realize the anticipated benefits of acquisitions or joint ventures.

●	Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports.

●	Legal claims, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties.

●	Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

●	We face significant competition in each of our businesses and we have numerous competitors, some of which are larger and have greater financial resources than we have.

●	Our information technology systems and processes may suffer a significant breach or disruption that may adversely affect our ability to conduct our business.

●	We are a capital intensive business and depend on cash provided by our operations as well as access to external financing to operate and expand our business.

●	You will have limited ability to bring an action against us against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in Gibraltar, because we conduct our operations primarily outside of the United States and because a majority of our directors and officers reside outside the United States.

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THE OFFERING

Resale of Ordinary Shares

Securities Shares being registered on behalf of the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of 11,158,619 Ordinary Shares and Warrants to purchase 4,289,722 Ordinary Shares. We are also registering up to 11,500,000 Ordinary Shares issuable upon exercise of the Public Warrants that were previously registered and up to 4,289,722 Ordinary shares underlying private placement warrants issued in a private placement to the Sponsor.

Shares outstanding prior to the offering	As of July 1, 2022, we had 26,456,844 Ordinary Shares issued and outstanding. The number of Ordinary Shares outstanding prior to this offering excludes 15,789,722 Ordinary Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share.

Offering price	The Ordinary Shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds

We will not receive any proceeds from the sale by the Selling Securityholders of Registered Shares under this prospectus. See section titled “Use of Proceeds” for more information on the proceeds we expect to receive from the exercise of the Warrants.

As of the date of this prospectus, the Warrants are out of the money. We do not expect warrantholders to exercise their warrants and therefore, we do not expect to receive cash proceeds from any such exercise, so long as the Warrants remain out of the money. See “Risk Factors - Warrants for our Ordinary Shares, if exercised, will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “Risk Factors -- There is no guarantee that the Warrants will be in the money, and they may expire worthless.” for more information.

Nasdaq ticker symbol	Our Ordinary Shares and Warrants are listed on Nasdaq under the symbols “AFRI” and “AFRIW,” respectively.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Unless otherwise stated in this prospectus, the number of our Ordinary Shares set forth herein is as of August 12, 2022 and is based on 26,456,844 Ordinary Shares issued and outstanding. Such shares that are issued and outstanding on such date excludes:

●	2,000,000 Earnout Shares to be issued subject to certain conditions specified in the Business Combination Agreement.

●	15,789,722 Ordinary Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to the Company’s Securities

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to fall.

The Selling Securityholders can resell, under this prospectus, up to 11,158,619 Ordinary Shares constituting approximately 36.3% of our issued and outstanding Ordinary Shares (assuming that no Public Warrants are exercised), consisting of (i) up to 1,320,195 Ordinary Shares issued in a private placement to the PIPE Investor pursuant to the terms of the Subscription Agreement in connection with the Business Combination, (ii) up to 1,248,426 Ordinary Shares issued in a private placement to Bond Investors (as defined below) pursuant to the terms of the Bond Subscription Deed in connection with the Business Combination, (iii) up to 749,443 Ordinary Shares issued in a private placement to certain parties affiliated with the Company who held FAHL Related Party Loans that converted into Ordinary Shares in connection with the Business Combination, (iv) up to 4,289,722 Ordinary Shares that may be issued upon the exercise of the Private Warrants, (v) up to 2,875,000 Ordinary Shares held by Globis SPAC, LLC and certain affiliates of Globis, (vi) up to 273,333 Ordinary Shares held by Up and Up Capital, LLC and its affiliates, (vii) up to 402,500 Ordinary Shares held by Chardan Capital Markets LLC issued in connection with consummation of the Business Combination as equity participation shares as described in the IPO registration statement.

The securities being offered in this prospectus represent a substantial percentage of our outstanding Ordinary Shares and Warrants, and the sales of such securities, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares and Warrants. See also “— Future resales of our Ordinary Shares issued to our shareholders and other significant shareholders may cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.”

Certain of the Selling Securityholders acquired their securities at a price that is less than the market price of our Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of our Ordinary Shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.

Certain of our securityholders purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. In particular, prior to the consummation of Globis’ IPO, Sponsors purchased 3,047,500 shares of common stock of Globis, which were converted into Ordinary Shares at the closing of the Business Combination, for an aggregate purchase price of $26,500, or approximately $0.0087 per share. Based on the closing price of our Ordinary Shares on Nasdaq on August 12, 2022, or $10.36 per share, selling of all 3,047,500 Ordinary Shares would generate a profit of $10.3513 per share, or approximately $31,545,600 in the aggregate. Further, Selling Securityholders acquired an additional 1,349,259 Ordinary Shares at less than $10.36 per share. Upon the resale of all 1,349,259 Ordinary Shares, such Selling Securityholders would generate an average profit of $0.87 per share, or approximately $1,172,367 in the aggregate. As a result, the Sponsor and other shareholders are able to recognize a greater return on their investment than shareholders or holders of warrants that purchased shares of Globis’ common stock in Globis’ IPO, in the public market thereafter, or our Ordinary Shares after the closing of the Business Combination. Furthermore, such shareholders may earn a positive rate of return even if the price of our Ordinary Shares declines significantly. As a result, such securityholders may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market or at higher prices than the price paid by such securityholders. The sale or possibility of sale of these Ordinary Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in the price of the Ordinary Shares or putting significant downward pressure on the price of the Ordinary Shares.

Warrants for our Ordinary Shares, if exercised, will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Warrants to purchase up to 15,789,722 Ordinary Shares became exercisable on June 9, 2022 in accordance with the terms of the Warrant Agreement governing those securities. The exercise price of the Warrants is $11.50 per Ordinary Share, subject to adjustment pursuant to the terms of the Warrant Agreement. To the extent such Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the existing holders of Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of Ordinary Shares.

There is no guarantee that the Warrants will be in the money, and they may expire worthless.

Pursuant to the terms of the Warrant Agreement, the Warrants will expire five years from the consummation of our business combination, or June 9, 2027, at 5:00 p.m., Eastern Standard Time. The exercise price of our Warrants is $11.50 per Ordinary Share, subject to adjustment, which currently exceeds the market price of the Ordinary Shares, which was $10.36 per share based on the closing price of the Ordinary Shares on August 12, 2022. Assuming the exercise of all outstanding warrants for cash, we would receive aggregate proceeds of approximately $145.3 million. However, we will only receive such proceeds if all the Warrant holders exercise all of their Warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no guarantee that the Warrants will ever be “in the money” prior to their expiration, and as such, the Warrants may expire worthless.

Future resales of our Ordinary Shares issued to our shareholders and other significant shareholders may cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.

Pursuant to the Lock-Up Agreement, Seller and Sponsors are restricted from selling 20,574,702 Ordinary Shares, which restrictions will expire, and therefore such 20,574,702 additional Ordinary Shares may become eligible for resale on the earlier of the date:

(i) that is 180 days following the Closing Date;

(ii) that the sales price of the Ordinary Shares equals or exceeds $11.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) during the standard market trading hours for any 20 trading days within any 30-trading-day period commencing after the Closing Date; and

(iii) that Company consummates a liquidation, merger, stock exchange, or other similar transaction that results in all of the holders of Ordinary Shares having the right to exchange their Ordinary Shares for cash, securities, or other property.

Subject to our Lock-Up Agreement, certain of our shareholders party thereto may sell Ordinary Shares pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule.

Upon expiration or waiver of the applicable lock-up periods, and upon effectiveness of this registration statement, or upon satisfaction of the requirements of Rule 144 under the Securities Act, certain of our shareholders and certain other significant shareholders may sell large amounts of Ordinary Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our Ordinary Shares.

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A market for our Ordinary Shares may not develop, which would adversely affect the liquidity and price of our Ordinary Shares.

An active trading market for our Ordinary Shares may never develop or, if developed, may not be sustained. You may be unable to sell your Ordinary Shares unless a market can be established and sustained.

The trading prices of Ordinary Shares and Warrants may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:

●	changes in the sectors in which we operate;
●	changes in its projected operating and financial results;
●	changes in laws and regulations affecting our business;
●	ability to continue to innovate and bring products to market in a timely manner;
●	changes in our senior management team, our board of directors or key personnel;
●	our involvement in litigation or investigations;
●	the anticipation of lock-up releases;
●	negative publicity about us or our products;
●	the volume of Ordinary Shares available for public sale;
●	announcements of significant business developments, acquisitions, or new offerings;
●	general economic, political, regulatory, industry, and market conditions; and
●	natural disasters or major catastrophic events.

These and other factors may cause the market price and demand for our Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of Ordinary Shares or Warrants. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Ordinary Shares or Warrants, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

We may be required to purchase up to 1,500,000 Ordinary Shares pursuant to forward share purchase agreements, thereby reducing cash available to us for other purposes.

Prior to the consummation of the Business Combination, we entered into forward share purchase agreements with certain investors, as discussed in greater detail in the sections entitled “Certain Relationship and Related Party Transactions – Forward Share Purchase Agreements.” These agreements provide that we may be obligated to purchase up to 1,500,000 Ordinary Shares if these investors exercise an option to sell such shares to us on the three month anniversary of the date of the Closing of the Business Combination at a price of $10.80 per share (the “Forward Shares Purchase Price”). Upon the closing of the Business Combination, funds were deposited into an escrow account for the benefit of the investors. As of August 12, 2022, the escrow account contained approximately $15.5 million. We believe the likelihood that the investors elect to exercise their right to require us to purchase their shares is dependent upon the market price of our Ordinary Share. If the market price for our Ordinary Share is less than the Forward Shares Purchase Price as of the three month anniversary of the date of the Closing, we believe the investors may be more likely to exercise their right to require us to redeem such shares. If the investors exercise their respective options, the escrowed funds will be used to purchase those shares and we would not be entitled to receive the escrow proceeds, which would reduce the cash available to us for other purposes and to execute our business strategy. In addition, the public float of the Ordinary Shares would be reduced by the shares so purchased, thereby reducing liquidity for the Company’s remaining shareholders.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us in connection with such Warrants.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) we irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We have waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any Warrants under the Warrant Agreement shall be deemed to have notice of and to have consented to the forum provisions of the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such holder.

The choice-of-forum provision limits a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, NASDAQ listing requirements and other applicable securities rules and regulations. As such, we incur relevant legal, accounting and other expenses, and these expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

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Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Many members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Ordinary Shares and Warrants less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and we have different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, our shareholders may not have access to certain information they deem important or at the same time if we were not a foreign private issuer. We cannot predict if investors will find our Ordinary Shares and Warrants less attractive because we rely on these exemptions. If some investors find our Ordinary Shares and Warrants less attractive as a result, there may be a less active trading market and share price for our Ordinary Shares and Warrants may be more volatile.

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We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We are a “controlled company” as that term is defined in the rules of Nasdaq and, as a result, qualify for, and may rely on, exemptions from certain corporate governance requirements. To the extent that we elect to rely on these exemptions, shareholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

As a result of the completion of the Business Combination, Seller controls a majority of the voting power (approximately 66.9%) of the outstanding Ordinary Shares. The ultimate beneficial owner of Seller is Lighthouse Corporation PTC, as trustee of the Lighthouse Settlement, the sole shareholder of Seller. The Lighthouse Settlement is a discretionary trust of which Yariv Elbaz and his family are the named potential beneficiaries. The trustee, Lighthouse Corporation PTC Limited, controls the affairs of the trust.

As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our nominating and corporate governance committee be composed entirely of independent directors; and

●	the requirement that our compensation committee be composed entirely of independent directors.

To the extent that we continue to meet the definition of a “controlled company” within the meaning of the corporate governance standards of Nasdaq, we may rely on these exemptions and, to the extent that we choose to do so, we may not have a majority of independent directors on our board of directors and our corporate governance and compensation committees may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of Gibraltar, and we conduct substantially all of our operations, and a majority of our directors and executive officers reside, outside of the United States.

We are an exempted company limited by shares incorporated under the laws of Gibraltar and we conduct a majority of our operations outside the United States. Substantially all of our assets are located outside the United States. A majority of our officers and directors reside outside the United States, and a substantial portion of the assets of those persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers who reside outside the United States, to bring original actions outside the United States based on the securities laws of the United States against our directors or officers who reside outside the United States, or to enforce judgments obtained in the United States courts against our directors or officers outside the United States.

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Our corporate affairs will be governed by our Memorandum and Articles of Association and the Companies Act 2014 of the Laws of Gibraltar. The rights of our shareholders and the fiduciary duties of our directors under Gibraltar law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Gibraltar has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than Gibraltar. In addition, shareholders of Gibraltar companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in Gibraltar, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. As a foreign private issuer whose securities are listed on the NASDAQ, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of the NASDAQ Rules pursuant to NASDAQ Rule 5615(a)(3), which provides for such exemption to compliance with the NASDAQ Rule 5600 Series. We intend to rely on the exemption available to foreign private issuers for the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We do not anticipate paying dividends for the foreseeable future.

It is expected that we will continue to operate at loss in the foreseeable future, and will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future.

Our board of directors will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, you may need to rely on sales of our Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that our Ordinary Shares will appreciate in value or that the market price of the our Ordinary Shares will not decline.

Risks Related to Our Business

Severe adverse weather conditions, such as hurricanes or severe storms, or the effects of global warming, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us.

The international price of wheat is the main risk in our operations. Fluctuation of wheat cost depends on weather and strategies of the main producers of wheat based in North America, Central Europe and around the Black Sea. Adverse weather conditions have historically caused volatility in the agricultural commodity industry by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, negatively affect the creditworthiness of agricultural producers who do business with us or impact our ability to obtain sufficient unprocessed grains to meet demand. The variation in the acquisition price of the wheat cannot be directly impacted on our average selling price of flour, semolina, pasta and couscous.

Severe adverse weather conditions, such as hurricanes or severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location and costs of global agricultural commodity production and the supply and demand for agricultural commodities. Climate change could also lead to stronger production variability than today which could result in price volatility. Climate change could cause temperature increases and rainfall changes that could lead to lower yields in Morocco and other semi-arid Mediterranean countries in the future, which could impact raw material costs, availability and quality. These effects could be material to our results of operations, liquidity or capital resources.

Our business is subject to fluctuations in agricultural commodity and other raw material prices, transportation costs, energy prices, interest rates and foreign currency exchange rates, in each case caused by factors outside of our control that could adversely affect our operating results.

As we cannot control the average selling price of our finished products, any increase in the cost of raw materials has a direct impact on our margins.

Our business is subject to fluctuations in agricultural commodity and other raw material prices caused by other factors outside of our control such as currency exchange rate fluctuations, local and international changes in supply and demand caused by factors outside of our control, including farmer planting and selling decisions, government agriculture programs and policies, global inventory levels, demand for biofuels, weather and crop conditions and demand for and supply of, competing commodities and substitutes, that could adversely affect our operating results.

Our business is dependent upon our ability to obtain quality raw materials.

The quality of our products depends upon the quality of raw materials. If we do not have access to high quality of wheat, we have to use enhancers such as enzymes, ascorbic acid and gluten, to reach a higher level of quality. Such additional costs will negatively impact our results.

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We are dependent on a related party supplier from which we obtain substantially all of our raw material.

In 2018, we entered into a five-year supply agreement with Millcorp Geneve SA (“Millcorp”) a wholly owned subsidiary of the Seller, pursuant to which we are obligated to obtain at least 80% of our annual requirements of common wheat, durum wheat, or any other cereal, from Millcorp until March 31, 2023. Any disruption of Millcorp’s operations or its inability to perform its supply obligations could adversely affect our operating results.

Although we believe our transactions with Millcorp contain fair market value terms, such transactions with an entity in which related parties hold ownership interests present potential for conflicts of interest. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

Our Business may be adversely affected by disruptions in its distribution and logistical systems.

The cost of wheat is affected not only by the wheat market but also by the cost of freight. Supply and distribution disruptions have occurred in the global marketplace since the onset of the COVID-19 pandemic which have increased our shipping and freight costs. Such disruptions may continue and may further significantly impact shipping and freight costs. Significant increases in shipping and freight cost could materially adversely affect our results of operations and financial condition.

Our Business is vulnerable to the effects of supply and demand imbalances in our industries.

Historically, the market of flour mills in Morocco is imbalanced, with periods of high demand and period of low demand and with a supply capacity exceeding the demand. To maintain our market shares, we must compete on price and reduce margin.

We are subject to global and regional economic downturns and related risks.

The level of demand for our products is affected by global and regional demographic and macroeconomic conditions, including population growth rates and changes in standards of living. A significant downturn in global economic growth, or recessionary conditions in major geographic regions, may lead to reduced demand for agricultural commodities, which could adversely affect our business and results of operations.

The continuation of the war between Russia and Ukraine could led to raw material shortages or increases in raw material costs that could have an material adverse effect upon our business.

On February 24, 2022, Russia launched an invasion in Ukraine. The invasion may severely disrupt or depress wheat harvests in Ukraine and impair Ukraine’s ability to export wheat. In addition, as a consequence of the Russian invasion of Ukraine, the United States, the European Union and other countries have imposed sanctions against and penalties for doing business in Russia and with certain Russian-owned businesses. These sanctions may limit Russia’s ability to export wheat. We do not currently have any business operations in Russia and is not purchasing raw materials from suppliers in Russia thus the sanctions regime imposed upon Russia does not currently directly impact the Company’s business. However, Ukraine accounts for approximately 10% of the world’s wheat exports and Russia accounts for approximately 16% of the world’s wheat exports. Therefore, the continuation of the war between the Ukraine and Russia could lead to a material reduction in the availability of wheat on the international market which could in turn affect our ability to obtain raw materials or result in substantial increases in prices of raw materials, which could have a material adverse effect upon our business.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition.

As a result of the COVID-19 pandemic, governments have implemented significant measures, including closures, quarantines, travel restrictions and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect our supply chain as well as our ability to operate efficiently. While we have not to date experienced severe disruptions to our supply chain, we have experienced increases in both raw material and logistics costs and some of our customers have ceased operations, though to date this has not had a material adverse effect upon our business. Continued uncertainty regarding the COVID-19 pandemic, further sustained measures to reduce the spread of the virus and an increase in the severity, length or contagiousness of the Covid-19, including, the discovery of new variants, and any resulting negative impact on our primary supplier and its sources, co-manufacturers, distributors or transportation or logistics providers, could further negatively affect the price of raw materials, their availability and our ability to process our products and deliver them to our customers to meet their demands, all of which could have a material adverse impact on our business, results of operations and financial condition.

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Although our products are staple foods generally not subject to volatility of consumer demand, consumer demand for our products could be affected by travel restrictions or social distancing directives, as well as the temporary inability of consumers to purchase our products due to illness, quarantine or financial hardship, decreased consumer confidence and spending or pantry-loading activity, any of which may negatively impact our results.

We are subject to currency exchange rate fluctuations which may have an adverse effect on our business.

Due to the international nature of our business, we are exposed to currency exchange rate fluctuations. Changes in exchange rates between the U.S. dollar and other currencies, particularly the Angolan Kwanza and the Euro affect our revenues and expenses that are denominated in local currencies and may also have a negative impact on the value of our assets.

We engage in hedging transactions to manage or reduce the risks to our business caused by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates and foreign currency exchange rates. However, our exposures may not always be fully hedged and our hedging strategies may not be successful in minimizing our exposure to these fluctuations. While we have implemented a broad range of control procedures and policies to mitigate potential losses, they may not in all cases successfully protect us from losses that have the potential to impair our financial position.

We are subject to economic, political and other risks of doing business globally and in emerging markets.

We are a global business with all of our assets and operations located outside the United States. In addition, part of our strategy involves expanding our business in several emerging market regions, including Eastern Europe, Asia-Pacific, the Middle East and Africa. Volatile international economic, political and market conditions may have a negative impact on our operating results and our ability to achieve our business strategies.

We are also exposed to other risks of international operations, including:

●	changes in laws and regulations or their interpretation or enforcement in the countries where we operate, such as tax laws,

●	sovereign risk;

●	exchange controls or other currency restrictions and limitations on the movement of funds, such as on the remittance of dividends by subsidiaries;

●	challenges in maintaining an effective internal control environment with operations in multiple international locations, including language differences, varying levels of U.S. Generally Accepted Accounting Principles (“ GAAP”) expertise in international locations; and

●	labor disruptions, civil unrest, significant political instability, wars or other armed conflict or acts of terrorism.

●	adverse trade policies or trade barriers on agricultural commodities and commodity products

●	inflation and hyperinflationary economic conditions and adverse economic effects resulting from governmental attempts to control inflation, such as imposition of wage and price controls and higher interest rates;

●	difficulties in enforcing agreements or judgments and collecting receivables in foreign jurisdictions;

●	government intervention, including through expropriation, or regulation of the economy or natural resources, including restrictions on foreign ownership of land or other assets;

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These risks could adversely affect our operations, business strategies and operating results.

A natural disaster, economic depression or other adverse events affecting Morocco where most our facilities and customers are located facilities could adversely affect our business.

A significant portion of our operations and sales are in Morocco. A natural disaster, economic downturn or depression, civil unrest, significant political instability, wars or other armed conflict or acts of terrorism affecting the country could have a negative adverse impact on our operations and business.

We are dependent upon a small group of key executives and employees - If we fail to retain and motivate members of our management team and other key employees or fail to attract, train and retain additional employees to support our operations, our business and future growth prospects would be harmed.

Our success and future growth depend largely upon the continued services of our executive officers as well as our other key employees. These executives and certain key employees members have been primarily responsible for the success and growth of our Company and development of our brands, reputation and relationships with our customers. None of such persons is subject to long term written employment arrangements. The loss of any such persons could adversely affect our business and ability to grow. In addition, our success depends in part upon our ability to attract, train and retain a sufficient number of employees and managers who understand and appreciate our culture and can represent our brand effectively and establish credibility with our business partners and consumers. An inability to either replace departing personnel or attract and retain new qualified personnel could adversely affect our business.

We are subject to industry and other risks that could adversely affect our reputation and financial results.

We are subject to food and feed industry risks which include, but are not limited to, crop disease, spoilage, contamination, tampering or other adulteration of products, product liability claims and recalls and government regulation regarding matters such as food and feed safety, nutritional standards and genetically modified organisms. We are also subject to shifts in customer and consumer preferences. These risks could not only adversely affect our business and operating results but also our corporate reputation.

As a company whose products comprise staple food and feed products sold globally, maintaining a good corporate reputation is critical to our continued success. Reputational value is based in large part on perceptions, which can shift rapidly in response to negative incidents. The failure or alleged failure to maintain high standards for quality, safety, integrity, environmental sustainability and social responsibility, including with respect to raw materials, even if untrue, may result in adverse tangible effects, such as reduced demand for our products.

We may be subject to significant liability that is not covered by insurance.

We believe that our insurance coverage is consistent with industry practice, and is sufficient for our needs. However, claims under our insurance policies may be subject to certain exceptions, may not be honored fully, in a timely manner, or at all, or we may incur severe, unexpected losses that are not fully covered by our insurance. If we were to incur substantial liabilities or if our business operations were interrupted for a substantial period of time, our business and operating results could be adversely affected.

Risks Related to Our Ability To Retain Existing Customers, Attract New Customers, Expand Product Offerings, and Increase Processed Volumes and Revenue from Both New and Existing Customers.

The future growth of our business depends on our ability to retain existing customers, attract new customers as well as getting existing customers and new customers to increase the volumes of purchases and therefore grow revenue.

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A customer’s purchase of our products may decrease for a variety of reasons, including the customer’s level of satisfaction with our products and services, the expansion of business to offer new products and services, the effectiveness of our support services, the pricing of our products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory or financial institution limitations, trust, and our ability to deliver quality products at competitive prices in a timely fashion.

Any failure by us to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect our business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations.

Risks Related to Our Growth

Our risk management strategies may not be effective.

We may not be able to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives.

We are continually implementing programs to reduce costs, increase efficiencies and enhance our business. Initiatives implemented in the past years have included the outsourcing of certain activities in several regions and the rationalization of manufacturing operations globally, including the implementation of an operational improvement program. Unexpected delays, increased costs, adverse effects on our internal control environment, inability to retain and motivate employees or other challenges arising from these initiatives could adversely affect our ability to realize the anticipated savings or other intended benefits of these activities.

We may not realize the anticipated benefits of acquisitions or joint ventures.

We are an active acquirer of other companies, and we have joint ventures partners. Part of our strategy involves acquisitions, alliances and joint ventures designed to expand and enhance our business. Our ability to benefit from acquisitions, joint ventures and alliances depends on many factors, including our ability to identify suitable prospects, negotiate favorable transaction terms and successfully consummate and integrate any businesses we acquire.

Our acquisition activities may involve unanticipated delays, costs and other problems. If we encounter unexpected problems with one of our acquisitions, our senior management may be required to divert attention away from other aspects of our businesses to address these problems. Additionally, we may fail to consummate proposed acquisitions, after incurring expenses and devoting substantial resources, including management time, to such transactions.

Acquisitions also pose the risk that we may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence we conduct in connection with an acquisition, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. A material liability associated with an acquisition could adversely affect our reputation and results of operations and reduce the benefits of the acquisition. Additionally, acquisitions involve other risks, such as differing levels of management and internal control effectiveness at the acquired entities, systems integration risks, the risk of impairment charges relating to goodwill and intangible assets recorded in connection with acquisitions, the risk of significant accounting charges resulting from the completion and integration of a sizeable acquisition, the need to fund increased capital expenditures and working capital requirements, our ability to retain and motivate employees of acquired entities and other unanticipated problems and liabilities.

Risks Related to Government Regulation

Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, import and export restrictions on agricultural commodities and commodity products and energy policies (including biofuels mandates), can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

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The Moroccan market where the bulk of our business originates and where we operate eight milling plants, is highly regulated by the Moroccan government. In particular:

1.	Soft wheat cannot be freely imported during the calendar year. All our soft wheat must be imported before end of April and from beginning of September or October depending on the harvests of local wheat in Morocco. This is designed to protect local Moroccan producers of wheat by enabling them to sell their production on the local market. For an industrial producer, the quality of local wheat is not high enough to ensure a good quality of finished products.

2.	Part of the flour on the Moroccan market is subsidized by the government. This mechanism is to disappear in the next few months which may change the competition on the market.

3.	All soft wheat imported to Morocco must be certificated for import by the National Office for Food Safety in Morocco (Office National de Securité Sanitaire des Produits Alimentaires or “ONSSA”). Our subsidiaries have generally been successful in obtaining ONSSA certification of the export of wheat to Morocco. Any failure or delay in our ability to obtain ONSSA certification in the future cold have a material adverse effect on our business.

Legal claims, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties.

Since we operate in a highly regulated environment with constantly evolving legal and regulatory frameworks, we are subject to the risk of legal claims, government investigations or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our suppliers and distributors will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could adversely affect our financial condition and operating results.

Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

From time to time, we may be party to various claims and litigation proceedings. We evaluate these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates. Although we carry insurance for certain potential liabilities, such coverage may be insufficient or may not cover the potential liabilities with which we may be faced. We are not currently party to any material litigation.

Risks Related to Competition

We face significant competition in each of our businesses and we have numerous competitors, some of which are larger and have greater financial resources than we have. As many of the products we sell are global commodities, the markets for our products are highly price competitive and in many cases sensitive to product substitution. In addition, to compete effectively, we must continuously focus on improving efficiency in our production and distribution operations, as well as developing and maintaining appropriate market share and customer relationships. Competition could cause us to lose market share or reduce pricing, which could have an adverse effect on our business and profitability.

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Risks Related to Data Security and Intellectual Property

Our information technology systems and processes may suffer a significant breach or disruption that may adversely affect our ability to conduct our business.

Our information technology systems, some of which are dependent on services provided by third parties, provide critical data and services for internal and external users, including procurement and inventory management, transaction processing, financial, commercial and operational data, human resources management, and other information and processes necessary to operate and manage our business. Our information technology and infrastructure may experience attacks by hackers, breaches or other failures or disruptions that could compromise our systems and the information stored there. While we have implemented security measures and disaster recovery plans designed to protect the security and continuity of our networks and critical systems, these measures may not adequately prevent adverse events such as breaches or failures from occurring or mitigate their severity if they do occur. If our information technology systems are breached, damaged or fail to function properly due to any number of based attacks, systems implementation difficulties, catastrophic events or power outages, and our security, contingency or disaster recovery plans do not effectively mitigate these occurrences on a timely basis, we may experience a material disruption in our ability to manage our business operations. We may also be subject to legal claims or proceedings, liability under laws that protect the privacy of personal information, potential regulatory penalties and damage to our reputation. Such events may adversely impact our business, results of operations and financial condition, as well as our competitive position.

Risks Related to Our Capital Requirements

We are a capital intensive business and depend on cash provided by our operations as well as access to external financing to operate and expand our business.

We require significant amounts of capital to operate our business and fund capital expenditures. In addition, our working capital needs are directly affected by the prices of agricultural commodities, with increases in commodity prices generally causing increases in our borrowing levels. Furthermore, the expansion of our business and pursuit of acquisitions or other business opportunities may require us to have access to significant amounts of capital and working capital. If we are unable to generate sufficient cash flows or raise sufficient external financing to fund these activities and their working capital, we may be forced to limit our operations and growth plans, which may adversely impact our competitiveness and, therefore, our results of operations.

Risks Related to Incorporation in Gibraltar

You will have limited ability to bring an action against us against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in Gibraltar, because we conduct our operations primarily outside of the United States and because a majority of our directors and officers reside outside the United States.

We are a Gibraltar public company limited by shares and, as a result, the rights of the holders of our Ordinary Shares are governed by Gibraltar law and our Memorandum and Articles of Association. We conduct our operations through subsidiaries which are located primarily outside the United States. All of our assets are located outside the United States, and substantially all of our business is conducted outside the United States. All of our officers and a majority of our directors will reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Gibraltar will enforce judgments obtained in other jurisdictions, including the U.S., against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in against us or our directors or officers under the securities laws of other jurisdictions. As a result, public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

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USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be offered and sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from any sale of securities by Selling Securityholders under this prospectus.

With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholder will pay any underwriting discounts and commissions incurred by them in disposing of such Ordinary Shares, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including all registration and filing fees, Nasdaq additional listing fees, and fees of our counsel and our independent registered public accountants.

Assuming the exercise in full of all of the Warrants for cash, we will receive up to an aggregate of $145,265,442 and, pursuant to the terms of the Business Combination Agreement, the Seller will receive up to an aggregate of $36,316,361. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

As of the date of this prospectus, our Warrants are “out of the money,” which means that the trading price of our Ordinary Shares underlying our Warrants is below the $11.50 exercise price (subject to adjustment as described herein) of the Warrants. For so long as the Warrants remain “out of the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See “Risk Factors – Warrants for our Ordinary Shares, if exercised, will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “Risk Factors -- There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 9, 2022, Globis consummated the previously announced business combination pursuant to a securities purchase agreement, dated December 19, 2021 (as amended, modified or waived from time to time, the “Business Combination Agreement”) which provides for the Business Combination between Globis and Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”).

In accordance with the Business Combination Agreement, the consummation of the following series of separate transactions took place: (i) Globis formed a new holding company, Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which changed its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altered its authorized and issued share capital and thereafter re-registered as a Gibraltar public company limited by shares and changed its name to “Forafric Global PLC” (referred to herein as “the Company”); (ii) the Company formed a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) Globis merged with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) an agent was appointed to act on behalf of Globis stockholders such that, subject to and immediately following the completion of the Merger, the agent entered into a contribution and subscription agreement with the Company (the “Contribution Agreement”) pursuant to which the issued and outstanding shares of common stock of Merger Sub issued pursuant to the Merger were exchanged (the “Exchange”), on a one-for-one basis, for ordinary shares, nominal value $0.001 per share, of the Company (the “Ordinary Shares”); and (v) the Company acquired 100% of the equity interests in FAHL from Lighthouse Capital Limited (“Seller”) and FAHL became a direct subsidiary of the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Globis and the Company adjusted to give effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the unaudited historical consolidated balance sheet of Globis as of March 31, 2022 with the unaudited historical consolidated balance sheet of the Company as of March 31, 2022, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 combines the unaudited historical consolidated statement of operations of Globis for the three months ended March 31, 2022 with the unaudited historical consolidated statement of operations of the Company for the three months ended March 31, 2022, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of January 1, 2021, the earliest period presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the audited historical statement of operations of Globis for the year ended December 31, 2021 with the audited historical consolidated statement of operations of the Company for the year ended December 31, 2021, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of January 1, 2021, the earliest period presented.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after March 31, 2022 and pro forma adjustments that are directly attributable to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds.

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The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Globis and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. This information should be read together with the following:

●	the historical unaudited consolidated financial statements of Globis as of and for the three months ended March 31, 2022 and 2021;

●	the historical audited financial statements of Globis as of and for the year ended December 31, 2021;

●	the historical unaudited consolidated financial statements of FAHL as of and for the three months ended March 31, 2022 and 2021;

●	the historical audited consolidated financial statements of FAHL as of and for the years ended December 31, 2021 and December 31, 2020;

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus; and

●	other information relating to Globis and the Company included in this prospectus, including the Business Combination Agreement.

Description of the Business Combination

As a result of the Business Combination, the Seller received (i) 17,004,762 Ordinary Shares and (b) will be paid the principal sum of $20,000,000 together with interest on the outstanding amount from the Closing Date up to the date of payment (computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days) accrued but unpaid thereon at the fixed per annum rate of 8%. The payment shall be made on the first anniversary of the Closing Date.

In addition to the foregoing consideration, the Seller is entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of the Company is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

On June 9, 2022, substantially with the Closing, the sale of a number of ordinary shares of the Company at a purchase price of $10.50 per shares (the “the PIPE Shares”) was consummated, pursuant to which an accredited investor (the “PIPE Investor”) purchased an aggregate of 1,320,195 Ordinary Shares of the Company for total gross proceeds to the Company of approximately $13.9 million.

In connection with the Business Combination, between December 31, 2021 and January 3, 2022, investors (each a “Bond Investor”) subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $11.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds were to mature and be redeemed on June 15, 2026. Interest accrued on the FAHL Bonds at a rate of 6% per annum and the Bond Investors were entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds were novated to the Company and automatically converted into 1,248,426 Ordinary Shares of the Company (the “Bond Shares”) at a price per share of $9.45, which was a 10% discount to the PIPE Investment. The number of Ordinary Shares was equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond plus accrued but unpaid interest thereon by $9.45, subject to certain adjustments. The Bond Investors include affiliates Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, who subscribed for an aggregate principal amount of $9 million of the FAHL Bonds, which converted into 977,659 Ordinary Shares of the Company.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Globis will be treated as the “acquired” company for accounting purposes and FAHL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of FAHL issuing shares at the closing of the Business Combination for the net assets of Globis as of the closing date, accompanied by a recapitalization. The net assets of Globis will be stated at historical cost, with no goodwill or other intangible assets recorded.

FAHL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	FAHL’s stockholders will have the largest voting interest in the Company under both the no redemption and maximum redemption scenarios;

●	The board of directors of the post-combination company has seven members, and FAHL stockholders have the ability to nominate at least the majority of the members of the board of directors;

●	FAHL’s senior management is the senior management of the post-combination company;

●	The business of FAHL will comprise the ongoing operations of the Company; and

●	FAHL is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are the following:

●	An aggregate of 17,004,762 combined company shares issued to the Seller; the PIPE Investment of $13.9 million in proceeds for the sale of 1,320,195 PIPE Shares to PIPE Investor and 1,248,426 shares issued upon the conversion of the FAHL Bonds upon the consummation of the Business Combination.

●	The Earnout Shares have not been included, as these have been deemed financial instruments to be issued upon the occurrence of contingent earn out provisions. The Earnout Shares will be accounted for under ASC Topic 815-40, “Derivatives and Hedging”, pursuant to which the Earnout Shares are considered to be indexed to the Company’s own stock and therefore will be classified as equity instruments.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of (1) 2,000,000 Earnout Shares and (2) warrants to purchase 15,789,722 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

Weighted average shares calculation, basic and diluted
Globis public shares	1,887,464
Globis Sponsor and director shares	3,148,333
Globis underwriter shares	402,500
PIPE Investor	1,320,195
Bond Investors	1,248,426
Conversion of Related Party Loans	1,445,164
Combined company shares issued in Business Combination	17,004,762
Weighted average shares outstanding	26,456,844

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

(in thousands)

	(A)	(B)	Transaction
	FAHL	Globis	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$21,081	$-	$118,467	(1)	$29,561
			(99,009)	(2)
			13,862	(3)
			(4,313)	(4)
			460	(8)
			(4,787)	(9)
			(16,200)	(10)
Restricted cash			16,200	(10)	16,200
Accounts receivable, net	38,882	-	-		38,882
Amounts due from related party	898	-	-		898
Other receivables	33,378	-	-		33,378
Inventories	24,210	-	-		24,210
Prepaid expenses and other current assets	24	82	450	(4)	556
Total Current Assets	118,473	82	25,130		143,685

Property, plant and equipment	105,236	-	-		105,236
Right-of-use assets	15,390	-	-		15,390
Goodwill	49,580	-	-		49,580
Intangible assets, net	3,812	-	-		3,812
Other assets, noncurrent	1,171	-	-		1,171
Marketable securities held in Trust Account	-	118,467	(118,467)	(1)	-

Total Assets	$293,662	$118,549	$(93,337)		$318,874

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$42,825	$1,379	$(50)	(4)	$63,856
		-	20,000	(5)
		-	(298)	(6)
Lines of credit - working capital	59,507	-	-		59,507
Lines of credit - wheat inventories	81,344	-	-		81,344
Contract liabilities	1,705	-	-		1,705
Current portion of long-term debt	9,653	-			9,653
Promissory note - related party	-	4,327	460	(8)	-
			(4,787)	(9)
Derivative liability	-	-	3,320	(10)	3,320
Other liabilities	1,601	-	-		1,601
Total current liabilities	196,635	5,706	18,645		220,986

Long-term debt	21,291	-	(11,500)	(6)	9,791
Loan from related party	1,210	-	-		1,210
Stockholder loan	15,169	-	(15,169)	(7)	-
Deferred tax liabilities	18,032	-	-		18,032
Total Liabilities	252,337	5,706	(8,024)		250,019

Common stock subject to possible redemption	-	118,450	(118,450)	(2)	-

Stockholders’ Equity
Common stock	120,000	-	2	(2)	26
			1	(3)
			(120,000)	(5)
			21	(5)
			1	(6)
	-	-	1	(7)
Additional paid in capital			19,439	(2)	$151,317
	-	-	13,861	(3)
			94,372	(5)
			11,797	(6)
			15,168	(7)
			(3,320)	(10)
Accumulated other comprehensive income	1,012	-	-		1,012
Accumulated deficit	(87,002)	(5,607)	(3,813)	(4)	(90,815)
			5,607	(5)
Non-controlling interest	7,315	-	-		7,315
Total Stockholders’ Equity	41,325	(5,607)	33,137		68,855
Total Liabilities and Stockholders’ Equity	$293,662	$118,549	$(93,337)		$318,874

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2022

(in thousands, except share and per share data)

	(A)	(B)	Transaction
	FAHL	Globis	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$89,071	$-	$-		$89,071
Cost of sales	79,562	-	-		79,562
Gross profit	9,509	-	-		9,509

Selling, general and administrative expenses	8,900	1,066	-	(1)	9,966
Total operating expenses	8,900	1,066	-		9,966
Operating income (loss)	609	(1,066)	-		(457)

Interest income		-	-
Interest expense	(2,580)		-		(2,580)
Foreign exchange loss	(538)	-	-		(538)
Interest earned on marketable securities held in Trust Account	-	10	(10)	(2)	-
Loss before taxes	(2,509)	(1,056)	(10)		(3,575)
Income tax expense	(970)	-	-	(3)	(970)
Net loss	$(3,479)	$(1,056)	$(10)		$(4,545)
Net income attributable to noncontrolling interest	(27)	-	-		(27)
Net loss attributable to the company	$(3,452)	$(1,056)	$(10)		$(4,518)

Weighted average shares outstanding, basic and diluted	-	15,050,833	11,406,011	(4)	26,456,844
Basic and diluted net loss per share	$-	$(0.07)			$(0.17)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

(in thousands, except share and per share data)

	(C)	(D)	Transaction
	FAHL	Globis	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$261,679	$-	$-		$261,679
Cost of sales	219,311	-	-		219,311
Gross profit	42,368	-	-		42,368

Selling, general and administrative expenses	38,982	2,679	3,813	(1)	45,474
Total operating expenses	38,982	2,679	3,813		45,474
Operating income (loss)	3,386	(2,679)	(3,813)		(3,106)

Interest income	543	-	-		543
Interest expense	(10,362)		-		(10,362)
Foreign exchange loss	(1,440)	-	-		(1,440)
Interest earned on marketable securities held in Trust Account	-	8	(8)	(2)	-
Loss before taxes	(7,873)	(2,671)	(3,821)		(14,365)
Income tax expense	89	-	-	(3)	89
Net loss	$(7,784)	$(2,671)	$(3,821)		$(14,276)
Net income attributable to noncontrolling interest	198	-	-		198
Net loss attributable to the company	$(7,982)	$(2,671)	$(3,821)		$(14,474)

Weighted average shares outstanding, basic and diluted	-	15,050,833	11,406,011	(4)	26,456,844
Basic and diluted net loss per share	$-	$(0.18)			$(0.54)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Globis has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios. Under the reverse recapitalization model, the Business Combination will be treated as FAHL issuing equity for the net assets of Globis, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of March 31, 2022 has been prepared using the following:

●	FAHL’s historical unaudited consolidated balance sheet as of March 31, 2022, included elsewhere in this prospectus.
●	Globis’ historical unaudited consolidated balance sheet as of March 31, 2022, included elsewhere in this prospectus.

The pro forma combined statement of operations for the three months ended March 31, 2022 has been prepared using the following:

●	FAHL’s historical unaudited consolidated statement of operations for the three months ended March 31, 2022 and 2021, included elsewhere in this prospectus.
●	Globis’ historical unaudited consolidated statement of operations for the three months ended March 31, 2022 and 2021, included elsewhere in this prospectus.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

●	FAHL’s historical consolidated statement of operations for the year ended December 31, 2021 and 2020, included elsewhere in this prospectus.
●	Globis’ historical statement of operations for the year ended December 31, 2021, included elsewhere in this prospectus.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FAHL and Globis.

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Unaudited Condensed Combined Pro Forma Adjustments to the Balance Sheet

(in thousands, except share and per share data)

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)	Derived from the unaudited consolidated balance sheet of FAHL as of March 31, 2022.
(B)	Derived from the unaudited consolidated balance sheet of Globis as of March 31, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account.

(2)	To reflect (a) the redemption of 9,612,536 shares of common stock for cash payment of $99.0 million and (b) the reclassification of 1,887,464 shares of common stock subject to redemption to permanent equity for stockholders who did not exercise their redemption rights.

(3)	To reflect proceeds received of $13.9 million from the PIPE Investor in exchange for the issuance of 1,320,195 PIPE Shares at a price of $10.50 per share. The PIPE Shares represent 5% of all issued and outstanding ordinary shares.

(4)	To reflect the payment of an aggregate of $4.3 million of legal, financial advisory and other professional fees related to the Business Combination, the prepayment of $0.45 million of directors and officers’ insurance premium and the payment of $0.05 million of accounts payable and accrued expenses. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $3.8 million is reflected as an adjustment to accumulated deficit.

(5)	To reflect the recapitalization of FAHL through (a) the contribution of all the share capital in FAHL to the Company ordinary shares (b) the issuance of 17,004,762 the Company shares, (c) the elimination of the historical accumulated deficit of Globis of $5.6 million, the legal acquiree, (d) the obligation to pay the Seller a cash payment of $20.0 million.

(6)	Reflects the conversion of the $11.5 million in FAHL Bonds, along with accrued interest of $0.3 million, into 1,248,426 ordinary shares of the Company at $9.45 per share.

(7)	Reflects the conversion of the $15.2 million in FAHL stockholder loans into 1,445,164 ordinary shares of the Company at $10.50 per share.

(8)	Reflects the additional funds received under the promissory note from related parties in the aggregate amount of $0.46 million.

(9)	Reflects the repayment of the promissory note due to related parties in the aggregate amount of $4.8 million.

(10)	Reflects the establishment of an escrow account ($16.2 million) and a derivative liability ($3.3 million) for the Company’s contingent obligation to purchase 1,500,000 Ordinay Shares at $10.80 from certain shareholders, if those shares are not sold in the open market during the three-month period from the close of the Business Combination.

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Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

(in thousands, except share and per share data)

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three and Twelve Months Ended March 31, 2022 and December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three and twelve months ended March 31, 2022 and December 31, 2021 are as follows:

(A)	Derived from the unaudited consolidated statement of operations of FAHL for the three months ended March 31, 2022.

(B)	Derived from the unaudited consolidated statement of operations of Globis for the three months ended March 31, 2022.

(C)	Derived from the audited consolidated statement of operations of FAHL for the year ended December 31, 2021.

(D)	Derived from the audited statement of operations of Globis for the twelve months ended December 31, 2021.

(1)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(4) above in the aggregate amount of $3.8 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	Although the blended statutory rate for the redomesticated entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Globis’ initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Globis’ public shares:

Three Months Ended March 31, 2022

Net loss	$(4,545)
Weighted average shares outstanding – basic and diluted	26,456,844
Basic and diluted net loss per share	$(0.17)

Year Ended December 31, 2021

Net loss	$(14,276)
Weighted average shares outstanding – basic and diluted	26,456,844
Basic and diluted net loss per share	$(0.54)

Weighted average shares calculations, basic and diluted

Globis public shares	1,887,464
Globis initial stockholders’	3,148,333
Globis underwriters	402,500
PIPE Investor	1,320,195
Bond Investors	1,248,426
Conversion of Related Party Loans	1,445,164
FAHL stockholders	17,004,762
Weighted average shares outstanding – basic and diluted	26,456,844

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context otherwise requires, references in this section to the “Company,” “we,” “us,” “our” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and Forafric Global PLC and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of the Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” our consolidated financial statements and the related notes thereto and our unaudited consolidated financial statements and related notes and other information hereto. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and in the prospectus, particularly in the sections entitled “Risk Factors” beginning on page 5 of the prospectus, which is incorporated herein by reference and “Cautionary Note Regarding Forward-Looking Statements” on page x of the prospectus, which is incorporated herein by reference. Additionally, the Company’s historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

Key Factors Affecting Our Performance

The key factors affecting the performance of our business are described below:

Cost of Raw material. The cost of wheat is almost 90% of total cost in our business. Fluctuation on the price of the wheat has a direct impact on our performance. The cost of wheat depends on weather, supply and demand and strategies of main international producers. The cost of raw material depends also on freight cost and currency exchange rate fluctuations.

Industrial cost. The crushing cost is the second main factor affecting our performance. This cost includes equipment, labor and interest over financing. To perform on our business, we have to maintain this cost below 30 USD per ton produced. To achieve this performance, we have to monitor energy, equipment usage, logistics, human resources and financial cost.

Average selling price. The average selling price is based on the two components:

●	Price of flour/Semolina
●	Price of Bran

Bran is between 20% to 25% of the production of finished products. We have no impact on the price of the bran.

On the price of finished product, we can have a limited impact due to high concurrency on the market.

Impact of COVID-19

We believe that COVID-19 did not have any material impact on our sales. We believe that this is because we produce a staple food product, the demand for which was not materially affected by the pandemic. During the first three months of 2022, we experienced increases in raw material, freight and shipping costs, which may be attributable to general increases in shipping and logistics costs during the pandemic as a result of higher global demand for wheat and inflationary pressures; however, due to our ability to increase sale prices and the subsidies provided by the Government of Morocco, these increases in our costs of goods did not have a material adverse impact on our business.

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The COVID-19 pandemic could impact our supply chain for products we sell, particularly as a result of mandatory shutdowns in locations where our products are manufactured or held for distribution. We could also see significant disruptions of the operations of our logistics, service providers, delays in shipments and negative impacts to pricing of certain of our products. To date, we have not experienced any significant disruptions of the operations of our logistics, service providers, or delays in shipments, and based on current trends, we do not anticipate supply chain disruptions through the end of 2022.

At this time, we do not foresee supply chain disruptions having a material adverse affect on our business goals, results of operations or capital resources.

The War in Ukraine

On February 24, 2022, Russia launched an invasion in Ukraine. The invasion may severely disrupt or depress wheat harvests in Ukraine and Ukraine’s ability to export wheat. In addition, as a consequence of the Russian invasion of Ukraine, the United States, the European Union and other countries have imposed sanctions against and penalties for doing business in Russia and with certain Russian-owned businesses. These sanctions may limit Russia’s ability to export wheat. Because Ukraine accounts for approximately 10% of the world’s wheat exports and Russa accounts for approximately 16% of the world’s wheat exports, the continuation of the war between Ukraine and Russia could lead to a material reduction in the availability of wheat on the international market which could in turn affect our ability to obtain raw materials or result in substantial increases in prices of raw materials, which could have a material adverse effect upon our business.

FAHL has not purchased, and has no contracts to purchase raw materials from either Ukraine or Russia in 2022. FAHL has also in recent years diversified its sources of supply, and purchases most of its raw materials from European countries, as well as Argentina and Brazil. the Company believes that as a result, it will have adequate sources of supply of raw materials for the 2022 calendar year. Although wheat prices have continued to rise since the beginning of 2022, the Company has not determined at this time that there is a clear trend that prices will continue to increase at the same pace for the remainder of 2022. Further, the Company its sales margins in Morocco. Further, because its products are staple food products, the Company believes it will be able to increase prices in other markets to offset currently anticipated changes in raw material and logistic costs in 2022.

Because the Company does not currently have any business operations in Russia and is not purchasing raw materials from suppliers in Russia in 2022, the sanctions regime imposed upon Russia does not currently directly impact the Company’s business.

Key Components of Results of Operations

Net sales, cost of goods sold and gross profit figures are calculated with the following method:

Net sales: Total consolidated sales;

Cost of goods sold: includes cost of raw materials, cost of freight, cost of foreign exchange and cost of improvements used in the production; and

Gross profit: the difference between net sales and cost of goods sold.

The key components of our results of operation are:

Price of raw materials, which is affected by many factors, including global and regional supply, which in turn is impacted by factors such as weather conditions, local planting decisions, crop failure, reduced harvests, governmental policies (including both tariffs and subsidies), and other agricultural conditions, as well as local, regional, and international demand. The price of raw materials increased during the first three months of 2022 over the same period for 2021.

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Cost of freight, which is impacted by shipping availability, international demand, labor shortages, strikes, regional conflicts, inadequate or obsolete port infrastructure and other factors.

Foreign exchange rates, which are continually fluctuating due to the relative economic strengths or governmental policies of different countries.

Human resources productivity, which may be impacted by the training and skills of the available workforce, the nature of tools and facilities in place, financial incentives and other factors over which we do not have any control.

Power consumption and costs, which may be affected by governmental policies, including green energy initiatives and the age and efficiency of existing and newly acquired facilities.

Our Results of Operations depends primarily on the cost of raw materials and on our industrial cost.

In our business, most raw materials are imported from Europe, South America, Black Sea and Canada (for durum). In Morocco, there is production of wheat but the quality is generally not high enough for industrial usage. The variation of the cost of raw materials has a huge impact on our business and can explain the changes in the result of operation form period to period.

Industrial cost is the second main component of our result of operation. The industrial cost includes human resources, cost of equipment, maintenance, power consumption and financial cost as main components. We launched a huge restructuring plan in 2018 to reduce our industrial cost with success. We successfully reduced the industrial cost by 40% over the last three years.

Results of Operations

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

The following table presents our condensed unaudited interim consolidated results of operations for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
In thousands of USD	2022	2021	$ Change

Revenues	$89,071	$60,622	$28,449
Cost of sales	79,562	49,741	29,821
Gross profit	9,509	10,881	(1,372)
Operating expenses:
Selling, general and administrative expenses	8,900	6,003	2,897
Total operating expenses	8,900	6,003	2,897
Operating income	609	4,878	(4,269)
Other expense (income):
Interest income	-	(220)	220
Interest expense	2,580	1,593	987
Foreign Exchange loss	538	500	38
Total other expense	3,118	1,873	1,245
(Loss) Income before income taxes	(2,509)	3,005	(5,514)
Income tax expense	970	610	360
Net (loss) income	(3,479)	2,395	(5,874)

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Net sales increased 46.9% to $89.1 million for the three-month period ended March 31, 2022 compared to $60.6 million for the same period in 2021, due to increased sales primarily in our market share in Morocco.

Cost of goods sold increased 60.0% to $79.6 million for the three-month period ended March 31, 2022 compared to $49.7 million for the same period in 2021 as a result of higher volume of commodity acquired and an increase in the average global price of wheat in 2022 compared to 2021.

Gross profit decreased 12.6% to $9.5 million for the three-month period ended March 31, 2022 compared to $10.9 million for the same period in 2021, primarily driven by an increase in the cost of raw materials, freight changes, and changes in the foreign currency markets.

SG&A expenses were $8.9 million for the three-month period ended March 31, 2022 compared to $6.0 million for the same period in 2021, an increase of 48.3%. SG&A expenses increased for the three-months ended March 31, 2022 as a result of an increase in personnel costs and merger transaction related expenditures.

Other income (expenses) – Other expenses increased to $3.1 million for the three-month period ended March 31, 2022 compared to $1.9 million for the same period in 2021, with the increase in expenses attributable the increase in interest expense when compared period over period due to the increase in debt on hand as of March 31, 2022 when compared to March 31, 2021.

Segments

The following table presents revenue and operating income by segment for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,
	2022	2021
In thousands of USD
Sales to external customers:
Soft Wheat	$62,579	$40,191
Durum Wheat	16,415	12,540
Couscous & Pasta	10,077	7,891
Total	$89,071	$60,622
Direct operating income (loss):
Soft Wheat	1,641	2,917
Durum Wheat	(260)	895
Couscous & Pasta	(772)	1,066
Operating income	$609	$4,878

Net sales of soft wheat products increased 55.7% to $62.6 million for the three-month period ended March 31, 2022 compared to $40.2 million for the same period in 2021, due to an increased sales performance and an increase in selling prices primarily in our market share in Morocco.

Net sales of durum wheat products increased 30.9% to $16.4 million for the three-month period ended March 31, 2022 compared to $12.5 million for the same period in 2021, due to an increased sales performance and an increase in selling prices primarily in our market share in Morocco.

Net sales of couscous and pasta products increased 27.7% to $10.1 million for the three-month period ended March 31, 2022 compared to $7.9 million for the same period in 2021, due to an increased sales performance and an increase in selling prices primarily in our market share in Morocco.

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Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table presents our condensed consolidated results of operations for the years ended December 31, 2021 and 2020:

	Years ended December 31,
In thousands of USD	2021	2020	$ Change

Revenues	$261,679	$196,596	$65,083
Cost of sales	219,311	156,188	63,123
Gross profit	42,368	40,408	1,960
Operating expenses:
Selling, general and administrative expenses	38,982	30,517	8,465
Total operating expenses	38,982	30,517	8,465
Operating income	3,386	9,891	(6,505)
Other expense (income):
Interest income	(543)	(3)	(540)
Interest expense	10,362	6,847	3,515
Foreign Exchange loss	1,440	3,043	(1,603
Total other expense	11,259	9,887	1,372
(Loss) Income before income taxes	(7,873)	4	(7,877)
Income tax (benefit) expense	(89)	143	(232)
Net loss	(7,784)	(139)	(7,645)

For the year ended December 31, 2021, net sales totaled $261.7 million, increasing 33.1% from $196.6 million during in the same period in 2020.

For the year ended December 31, 2021, cost of sales totaled $219.3 million, increasing 40.4% from $156.2 million during the same period in 2020, reflecting increases in raw material and shipping costs.

Gross profits for the year ended December 31, 2021, totaled $42.4 million, increasing 4.9% from $40.4 million during the same period in 2020.

SG&A expenses for the year ended December 31, 2021, totaled $39.0 million, as compared to $30.5 million for the same period in 2020.

For the year ended December 31, 2021, other expenses totaled $11.3 million, increasing 13.9% from $9.9 million during the same period in 2020, reflecting increases in interest expense to $10.4 million for the year ended December 31, 2021, from $6.8 million for the year ended December 31, 2020, a 51.3% increase offsetting a 52.7% reduction in foreign currency exchange losses to $1.4 million for the year ended December 31, 2021, from $3.0 million for the year of 2020.

Segments

The following table presents revenue and operating income by segment for the year ended December 31, 2021 and 2020:

	Year ended
	December 31,
	2021	2020
In thousands of USD
Sales to external customers:
Soft Wheat	$177,175	$129,096
Durum Wheat	54,737	37,571
Couscous & Pasta	29,767	29,930
Total	$261,679	$196,597
Direct operating income (loss):
Soft Wheat	1,114	5,667
Durum Wheat	566	1,333
Couscous & Pasta	1,706	2,891
Operating income	$3,386	$9,891

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For the year ended December 31, 2021, net sales of soft wheat totaled $177.2 million, increasing 37.2% from $129.1 million during the comparable period in 2020. The increase was due to higher volume of sales coupled with the acquisitions of MDS Mali, MDS Burkina Faso and Sanabil SA.

For the year ended December 31, 2021, net sales of durum wheat totaled $54.7 million, increasing 45.7% from $37.6 million during the comparable period in 2020. The increase was primarily due to higher selling prices as a direct result of the increase in cost of raw materials during fiscal 2021.

For the year ended December 31, 2021, net sales of couscous and pasta totaled $29.8 million, decreasing 0.5% from $29.9 million during the comparable period in 2020.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The following table presents our condensed consolidated results of operations for the years ended December 31, 2020 and 2019:

	For the Year Ended December 31,
In thousands of USD	2020	2019	$ Change

Revenues	$196,596	$183,209	$13,387
Cost of sales	156,188	147,498	8,690
Gross profit	40,408	35,711	4,697
Operating expenses:
Selling, general and administrative expenses	30,517	31,733	(1,216)
Total operating expenses	30,517	31,733	(1,216)
Operating income	9,891	3,978	5,913
Other expense (income):
Interest income	(3)	(5)	2
Interest expense	6,847	9,432	(2,585)
Foreign Exchange loss	3,043	141	2,902
Total other expense	9,887	9,568	319
(Loss) Income before income taxes	4	(5,590)	5,594
Income tax (benefit) expense	143	2,509	(2,366)
Net loss	(139)	(8,099)	7,960

Net sales of grain products increased 7.3% to $196.6 million in 2020 compared to $183.2 million in 2019, due to increased sales primarily in our market share in Morocco.

Cost of goods sold increased 5.9% to $156.1 million in 2020 compared to $147.5 million in 2019 as a result of higher volume of commodity acquired. The average global price of wheat declined 3%, in 2020 compared to 2019.

Gross profit increased 13.1% to $40.4 million in 2020 from $35.7 million in 2019, primarily driven by an increase of the average selling price and efficiencies in wheat acquisition by taking advantage of price and freight changes, and changes in the foreign currency markets.

SG&A expenses were $30.5 million in 2020 compared to $31.7 million in 2019, a decrease of 3.8%. SG&A benefitted in 2020 from decreases of fixed cost, due to a significant restructuring.

Other income (expenses) – Other expenses increased to $9.9 million for the year ended December 31, 2020, compared to other expenses of $9.6 million for the year ended December 31, 2019, with the increase expenses attributable to an increase in foreign exchange losses to $3.0 million for the year ended December 31, 2020, from $10.1 million for the year ended December 31, 2019, offsetting reductions in net interest expenses to $6.8 million for the year ended December 31, 2020 from $9.4 million for the year ended December 31, 2019.

Segments

The following table presents revenue and operating income by segment for the years ended December 31, 2020 and 2019:

	Year ended
	December 31,
	2020	2019
In thousands of USD
Sales to external customers:
Soft Wheat	$129,096	$129,500
Durum Wheat	37,571	32,899
Couscous & Pasta	29,930	20,810
Total	$196,596	$183,209
Direct operating income (loss):
Soft Wheat	5,667	2,553
Durum Wheat	1,333	66
Couscous & Pasta	2,891	1,359
Operating income	$9,891	$3,978

Net sales of soft wheat products decreased 0.3% to $129.1 million in 2020 compared to $129.5 million in 2019, due to a consistent sales performance primarily in our market share in Morocco.

Net sales of durum wheat products increased 14.2% to $37.6 million in 2020 compared to $32.9 million in 2019, due to increased sales primarily in our market share in Morocco and increase of the selling prices.

Net sales of couscous and pasta products increased 43.8% to $29.9 million in 2020 compared to $20.8 million in 2019, due to increased sales primarily in our market share in Morocco and increase of selling prices.

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Liquidity and Capital Resources

Working Capital and Working Capital Facilities. Working capital deficits were $78.2 million and $85.3 million at March 31, 2022 and December 31, 2021, respectively.

The Company had available to it revolving working capital credit lines in the amount of $60.0 million and $80.0 million as of March 31, 2022 and December 31, 2021, respectively. As of March 31, 2022, the Company had borrowed $59.5 million and had unused availability of $0.5 million under such credit lines. As of December 31, 2021, the Company had borrowed $79.5 million and had unused availability of $0.5 million under such credit lines. The Company has also entered into credit agreements for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $105.0 million as of March 31, 2022 and $100.0 million as of December 31, 2021. The Wheat Credit Facilities are secured by inventory. The Wheat Credit Facilities must be renewed on a semi-annual basis. As of March 31, 2022, the Company had borrowed $81.3 million under the Wheat Credit Facilities, with unused availability of approximately $23.7 million. As of December 31, 2021, FAHL had borrowed $70.4 million under the Wheat Credit Facilities, with unused availability of approximately $29.6 million.

Pursuant to the Business Combination Agreement, all FAHL Related Party Loans converted into Ordinary Shares upon consummation of the Business Combination. Pursuant to the Business Combination Agreement, all FAHL Related Party Loans converted into Ordinary Shares upon consummation of the Business Combination. As of March 31, 2022, the Company has, in addition to its obligations under the working capital credit lines and the Wheat Credit Facilities, $6.4 million in lease obligations. The Company believes it has sufficient capital available to it to fulfill such obligations.

Cash and Cash Equivalents - Cash and cash equivalents were $21.1 million and $14.4 million at March 31, 2022 and December 31, 2021, respectively. Cash balances are managed in accordance with our investment policy, the objectives of which are to preserve the principal value of our cash assets, maintain a high degree of liquidity and deliver competitive returns subject to prevailing market conditions.

Trade accounts receivable, net - Trade accounts receivable, net were $38.9 million and $32.3 million at March 31, 2022 and December 31, 2021, respectively.

Inventories - Inventories were $24.2 million and $37.6 million at March 31, 2022 and December 31, 2021, respectively.

Future Effects on Liquidity and Capital Resources Relating to the Closing of the Business Combination – Prior to the closing of the Business Combination, holders of 9,612,536 shares of Globis’ common stock exercised their right to redeem such shares for cash at a price of approximately $10.30 per share for aggregate payments of approximately $99 million. As a result, upon closing of the Business Combination, approximately $19.4 million in gross proceeds was released from the Trust Account.  Approximately $16.2 million was deposited into an escrow account for the benefit of the Forward Purchase Investors (as defined below) and approximately $3.2 million was released to the Company. In addition, substantially concurrently with the Closing, the sale of the PIPE Shares was consummated, pursuant to which the PIPE Investor purchased an aggregate of 1,320,195 Ordinary Shares of the Company for total gross proceeds to the Company of approximately $13.9 million.

As a result of the Business Combination, the Seller received (i) 17,004,762 Ordinary Shares and (b) will be paid the principal sum of $20,000,000 together with interest on the outstanding amount from the Closing Date up to the date of payment (computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days) accrued but unpaid thereon at the fixed per annum rate of 8%. The payment shall be made on the first anniversary of the Closing Date.

In addition to the foregoing consideration, the Seller is entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s shareholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of the Company is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

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Resale Registration Statement - The Ordinary Shares that are being registered for issuance and resale under this prospectus represent approximately 53.6% of the total Ordinary Shares outstanding as of August 12, 2022 (assuming that all Public Warrants and Private Warrants are exercised). Following the expiration of the applicable lock-up restrictions described herein, the sale of all Ordinary Shares registered hereunder, including Ordinary Shares issuable upon exercise of the Warrants, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly and could impair our ability to raise capital through the sale of additional equity securities.

Warrant Proceeds - As of the date of this prospectus, the Company has 15,789,722 outstanding Warrants to purchase 15,789,722 Ordinary Shares, exercisable at an exercise price of $11.50 per share, which expire on June 9, 2027, at 5:00 p.m., Eastern Standard Time.

The exercise of the Warrants, and any proceeds the Company may receive from their exercise, are highly dependent on the price of our Ordinary Share and the spread between the exercise price of the Warrant and the price of Ordinary Share at the time of exercise. For example, to the extent that the trading price of the Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their Warrants. If the trading price of the Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their Warrants. As of August 12, 2022, the closing price of the Ordinary Shares was $10.36 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration and, as such, any or all of our Warrants may expire worthless. As such, it is possible that the Company may never generate any cash proceeds from the exercise of our Warrants. As of the date of this prospectus, the Company has neither included nor intends to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. The Company will continue to evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections.

To the extent such Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the holders of our Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Ordinary Shares.

Forward Share Purchase Agreements - On June 8, 2022, Globis and certain unaffiliated investors (the “Forward Purchase Investors”) entered into Forward Share Purchase Agreements (the “Forward Purchase Agreements”) pursuant to which, on the three month anniversary of the date of the Closing (“Investor Shares Closing Date”), the Forward Purchase Investors may elect to sell and transfer to the Company, and the Company will purchase, in the aggregate up to 1,500,000 Ordinary Shares (the “Forward Investor Shares”), consisting of (i) Ordinary Shares then held by the Forward Purchase Investors and/or (ii) any additional Ordinary Shares that the Forward Purchase Investors may acquire prior to the closing of the Business Combination. The Company will acquire the Forward Investor Shares at a price of $10.80 per share (the “Forward Shares Purchase Price”). Upon the closing of the Business Combination, $16.2 million was deposited into an escrow account for the benefit of the investors for payment of the Forward Shares Purchase Price for all Forward Investor Shares.

In conjunction with the sale of the Forward Investor Shares to the Company, each Forward Purchase Investor shall notify the Company and the escrow agent of the Forward Investor Shares in writing five business days prior to the Investor Shares Closing Date whether or not such Forward Purchase Investor is exercising its right to sell the Forward Investor Shares that such Forward Purchase Investor holds to the Company pursuant to the Forward Purchase Agreements (each, a “Investor Shares Sale Notice”). Failure to timely deliver the Investor Shares Sales Notice shall be deemed as forfeiture of such Forward Purchase Investor’s right to sell any Forward Investor Shares to the Company pursuant to the Forward Purchase Agreements. If an Investor Shares Sale Notice is timely delivered by a Forward Purchase Investor to the Company and the escrow agent, the Company will purchase from such Forward Purchase Investor the Forward Investor Shares held by such Forward Purchase Investor on the Investor Shares Closing Date.

In exchange for the Company’s commitment to purchase the Forward Investor Shares on the Investor Shares Closing Date, each Forward Purchase Investor agreed that it will not request redemption of any of the Forward Investor Shares in conjunction with Globis’ stockholders’ approval of the Business Combination, or tender the Forward Investor Shares to Globis in response to any redemption or tender offer that Globis may commence for shares of its common stock.

Notwithstanding anything to the contrary in the Forward Purchase Agreements, commencing on the day after the date by which shares of common stock of Globis must be tendered for redemption in conjunction with Globis’ stockholders’ approval of the Business Combination (the “Redemption Date”), the Forward Purchase Investor may sell its Forward Investor Shares in the open market as long as the sales price exceeds $10.80 per Forward Investor Share. If the Forward Purchase Investor sells any Forward Investor Shares in the open market after the Redemption Date and prior to the Investor Shares Closing Date at a sales price per Forward Investor Share that is greater than $10.80 (such sale, the “Early Sale” and such shares, the “Early Sale Shares”), the escrow agent shall release from the relevant escrow account to the Company an amount equal to $10.80 per Early Sale Share sold in such Early Sale. Since the closing of the Business Combination, approximately $697,000 has been released to the Company as a result of the investors selling shares in the open market.

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By entering into the Forward Purchase Agreements prior to the closing of the Business Combination, Globis maximized the possibility that the Company would be entitled to some or all of the escrow proceeds in the event that the market price of the Ordinary Shares exceeds the Forward Shares Purchase Price during the three month period after the closing of the Business Combination. If Globis had not entered into the Forward Purchase Agreements, it is likely that such shares would have been redeemed in connection with Globis’ special meeting to approve the Business Combination and the Company would not have been entitled to retain any of the associated cash proceeds for its future operations.

If all of the remaining Forward Investor Shares are purchased on the Investor Shares Closing Date, the Forward Purchase Investors would benefit by having their shares redeemed at the Forward Shares Purchase Price, which would likely be higher than the trading price of the Company’s Ordinary Shares on the Investor Shares Closing Date. In addition, the Company’s public float would be reduced by the shares so purchased, thereby reducing liquidity for the Company’s remaining shareholders.

The Company believes the likelihood that the investors elect to exercise their right to require us to purchase their shares is dependent upon the market price of our Ordinary Share. If the market price for our Ordinary Share is less than the Forward Shares Purchase Price as of the three month anniversary of the date of the Closing, the Company believes the investors may be more likely to exercise their right to require us to redeem such shares. If the investors exercise their respective options, the escrowed funds will be used to purchase those shares and the Company would not be entitled to receive the escrow proceeds, which would reduce the cash available to us for other purposes and to execute our business strategy.

COMMITMENTS AND CONTINGENCIES

The Company has commitments with banks to finance its operating activities. The Company provided collateral and mortgages to banks of $25,464, as of March 31, 2022. From time to time the Company has been involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company has recorded accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the consolidated financial statements in 2022 and 2021. As of the three months ended March 31, 2022, there were no lawsuits or other proceedings commenced against the Company, that in the opinion of management, individually or in the aggregate, had or are expected to have a material effect on the unconsolidated financial statements of the Company as of such date, and, no such lawsuits and other proceedings had or are expected to have a material effect on such unconsolidated financial statements.

Critical Accounting Policies and Estimates

Our accounting policies are more fully described in Note 2- Summary of Significant Accounting Policies to our consolidated financial statements included as part of this F-1 Registration Statement. As disclosed in Note 2, the preparation of financial statements in conformity with GAAP requires management to make substantial judgment or estimation in their application that may significantly affect reported amounts in the financial statements and accompanying notes. Actual results could differ significantly from those estimates. We believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

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Revenue Recognition – the Company follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer. The majority of the COmpany’s contracts with customers have one performance obligation and a contract duration of one year or less. The Company applies the practical expedient in Accounting Standards Codification (“ASC”) paragraph 606-10-50-14 of ASC Topic 606, Revenue from Contracts with Customers and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Trade discounts or volume rebates are recognized as a deduction in revenue. No payment terms beyond one year are granted at contract inception.

Revenue related to the sale of goods and equipment is measured based on consideration specified in a contract with a customer. the Company recognizes revenue from these contracts at a point in time when it satisfies a performance obligation by transferring control of a product to a customer, generally when legal title and risks and rewards transfer to the customer. Sales terms typically provide for transfer of title at the time and point of delivery and acceptance of the product being sold.

Amounts received from customers prior to revenue recognition on a contract are recorded as contract liabilities on the consolidated balance sheets.

Shipping and Handling Costs – Shipping and handling costs related to contracts with customers for the sale of goods are accounted for as a fulfillment activity and are included in cost of sales. Accordingly, amounts billed to customers for such costs are included as a component of revenues.

Taxes Collected from Customers and Remitted to Governmental Authorities – the Company does not include taxes assessed by governmental authorities that are (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers, in the measurement of transactions prices or as a component of revenues and cost of sales.

Accounts Receivable and Allowances for Credit Losses – We provide credit terms to customers in-line with industry standards, perform ongoing credit evaluations of our customers, and maintain allowances for potential credit losses based on historical experience recorded. We analyze the aging of customer accounts, customer concentrations, customer creditworthiness, current economic trends and changes in our customer payment patterns when evaluating the adequacy of the allowance for credit losses. Customer balances are written off after all collection efforts are exhausted. Estimated product returns, which have not been material, are deducted from sales at the time of shipment.

Other Receivables – Other receivables include government subsidies for the production and sale of flour. The Moroccan government provides a fixed subsidy based on production and customer. Subsidies are paid by the Moroccan government twice a year based on sales of flour for the previous six months. The Company records the flour subsidies as a credit against the related costs that the subsidies were intended to offset in the same periods that the costs were incurred within the consolidated statement of operations.

Income Taxes – The provision for income taxes includes income taxes currently payable in Morocco and local jurisdictions, and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. We account for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such issues lapses.

Foreign Currency Translation and Transactions the Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in Accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the consolidated statements of operations and comprehensive income (loss).

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Inventories - Inventories are stated at the lower of cost or net realizable value. the Company’s inventory is valued using the weighted average cost method. The costs of finished goods inventories include raw materials, labor, and overhead costs.

Property, Plant, and Equipment - Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets as follows:

Assets	Useful Lives
Buildings	39 years

Machinery and equipment (technical installations)	30-50 years

Other assets	5-30 years

Building improvements are depreciated over the shorter of the estimated useful life of the assets or the remaining useful life. Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

We perform impairment tests when circumstances indicate that the carrying value of an asset may not be recoverable. Indicators of impairment include deteriorations in operating cash flows, the anticipated sale or disposal of an asset group, and other significant changes in business conditions. Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company’s assessment of recoverability of property, plant and equipment is performed on a reporting unit level. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of such asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value, less estimated costs to sell.

Goodwill and Other Intangible Assets - Identifiable intangible assets with finite lives are amortized over their estimated useful lives as follows:

Assets	Useful Lives
Trademarks	Indefinite

Customer relationships	20 years

Patents and licenses	5-10 years

Computer software	5-10 years

Other intangible assets	3-10 years

Recognized intangible assets, exclusive of goodwill, are amortized over the useful lives of the assets unless that life is determined to be indefinite. All of our intangible assets, exclusive of goodwill, are finite lived. All amortization expense related to intangible assets is recorded in selling, general, and administrative expense in the consolidated statements of operations. Intangible assets with finite lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of the undiscounted cash flows indicates impairment, the asset is written down to its estimated fair value, which is generally based on discounted future cash flows.

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Goodwill is evaluated annually in the fourth quarter or more frequently, if events or changes in circumstances require an interim assessment. We assess goodwill for impairment (as of December 31) at the reporting unit level using income and market approaches, employing significant assumptions regarding growth, discount rates, and profitability at each reporting unit. Our estimates under the income approach are determined based on a discounted cash flow model. The market approach uses a market multiple methodologies employing earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and applies a range of multiples to those amounts in determining the indicated fair value. In determining the multiples used in this approach, we obtain the multiples for selected peer companies using the most recent publicly available information. In determining the indicated fair value of each reporting unit, the Company concludes based on the income approach, and uses the market approach to corroborate, as the Company believes the income approach is the most reliable indicator of the fair value of the reporting units. The resulting value is then compared to the carrying value of each reporting unit to determine if impairment is necessary.

Recent Accounting Pronouncements

Adopted

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance, which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for the Company’s interim and annual reporting periods beginning after December 15, 2021. Adoption of the guidance had no impact on the Company’s results of operations, balance sheet, or cash flows.

Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. This guidance will be effective for the Company’s interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In March 2021, the FASB issued ASU 2021-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the ASU from March 12, 2021 through December 31, 2022. The Company is currently evaluating the impact of this new ASU on its consolidated financial statements and related disclosures and expects no material impact.

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BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this section to the “Company,” “we,” “us,” “our,” the “group” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and to Forafric Global PLC and its consolidated subsidiaries after giving effect to the Business Combination as the context may require.

Overview

We operate through Forafric Agro Holdings Limited (“FAHL”), our fully owned subsidiary, which is a private company limited by shares incorporated in Gibraltar under the laws of Gibraltar. FAHL is registered with the Registrar of Companies in Gibraltar under registration number 114436. FAHL is a holding company, and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters is located at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA. Our registered office is located at 57/63 Line Wall Road, Gibraltar GX11 1AA.

We are an integrated, global business involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The principal agricultural commodities that we handle are flour and semolina, and secondary processing products such as pasta and couscous.

Our subsidiary Forafric Maroc is the combination of two former family owned businesses, Forafric (Maymouna) and Tria Group. Forafric (Maymouna) was acquired by FAHL in April 2015 and the Tria Group was acquired by FAHL in January 2016.

Tria Group was established in 1923 in Morocco under the name Minoterie Biscuiterie d’Anfa. The brand Tria was created in 1949. Tria Group was purchased by Mr. Mohammed Jamaleddine (father of Mustapha Jamaleddine, CEO of the group) in 1974. At this time the group had only one mill with a total capacity of 70 tons per day. In 1981, a first investment was made to increase the capacity to 150T/day. The production of pasta and couscous was launched in 1989. In 1995, a second investment to increase the capacity was made. In 2004, Tria formed the Ceraelis trading company, and in 2008, Finalog, a logistics company, with storage facilities in Casablanca. Tria Group was managed by the Jamaleddine family until 2016 and its acquisition by Forafric.

Forafric (Maymouna) was created in 1943. It initially specialized in the import-export of cereals and various other food and plant products (e.g., legumes, sugar, tea, aromatic plants, etc.) which in 1997 evolved into industrial flour milling by buying and then building its own mills. In 2003, Forafric decided to market its own brand, MayMouna.

Today, we sell processed commodity products to customers in approximately forty-five countries in Europe, Asia, Africa and the Middle East. The principal purchasers of our products are wholesale foods manufacturers and distributors.

We have developed an extensive global logistics network including storage facilities with direct access to ports by rail. We contract with third parties for transport services. To better serve our customer base and develop our global distribution and logistics capabilities, we have agreements with third parties in storage and in transportation.

Industry Overview

We operate primarily in the large and growing African food market, providing base products such as flour, semolina pasta and couscous, which are staple products for most consumers in this and other developing markets. We foresee continued market growth with the projected demographical increase and urbanization in the region. The African population was approximately 1.3 billion in 2020 and according to the Organisation for Economic Co-operation and Development (OECD) will reach approximately 2.5 billion by 2050. Urbanization in Africa is projected to reach 1.5 billion by 2050, adding 950 million people since 2015. 36% of the world’s undernourished population is in Africa. This projected increase in urbanization is expected to lead to increased demand for more processed products.

Wheat is unique as a source of the gluten proteins that alone have the dough-forming properties needed to make the variety of foods that rely on the rheology of dough, namely, leavened breads, pasta, noodles, flat/pocket breads, steamed breads, biscuits, cakes, pastries and various food ingredients. Therefore wheat, an essential part of the diet of most of the world’s population, is prominent in world trade. Its quality traits are the most critical of all the grains.

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Research has shown that fiber may play a large role in maintaining bowel health, lowering cholesterol, stabilizing blood glucose levels and controlling weight gain. In recent years, the awareness of the health benefits of high fiber diets has increased. Whole grain wheat flour is known for its high fiber, and enriched wheat flour is also a source of thiamin, riboflavin, niacin, and vitamin E. Wheat is also considered to be a good source of several minerals such as iron, calcium, selenium, manganese, copper, phosphorous, and folate. It offers a number of health benefits, which has led to increased demand for wheat flour among end users. Skin protection, nourishment, and energy are some of the basic health benefits offered by the consumption of wheat flour.

The high fiber content in whole grain wheat is known to promote gut health. Consumption of whole grain wheat flour has also showed positive effects on blood sugar levels. These are some of the reasons that are contributing to change in dietary preferences of individuals. We do not believe that concerns regarding gluten intolerance and celiac disease, which impact only small percentages of the population, will have any appreciable impact on projected sales growth.

Most of our assets are based in Morocco. The total wheat production for Morocco for the 2020-2021 season was 5 metric tons (MT) of wheat and 2.48MT of durum. The total consumption of wheat-based product per person in Morocco is the second highest in the world with 200kg per person per year. This is 3 times the average consumption per person per year of the rest of the world as bread remains a staple of both the Moroccan diet and of Moroccan culture. The population of Morocco is projected to grow from approximately 36 million to 46 million by 2050.

Our Strengths

Leader in the Moroccan market

We are a leader in the Moroccan market in respect of the wheat milling business, with a milling capacity of 2,200 tons per day. This position enables us to have better access to raw materials, to improve its productivity and to benefit from the power of its two main brands, Maymouna and Tria (See Our Brands and Products).

Raw materials are the key to profitability in our industry. Raw material accounts for up to 80% of total cost. With a total volume of 500,000 tons per year, the group has great bargaining power, ahead of many international providers of wheat, and has, accordingly, had access to excellent conditions of purchasing.

As with every industrial business, productivity is key to performance. With eight milling plants in Morocco, we improved our productivity over the past 3 years and reduced our industrial cost. We consider ourselves to be among the top performing industrial units in our industry.

MayMouna and Tria are our two main brands in the Moroccan market. MayMouna is our most popular brand for Moroccan households and Tria is our most popular brand for industrial clients in Morocco.

Stable Product Demand

Our products are basic food staples in Morocco and Africa. Accordingly, demand for our products has been stable in Morocco and fast-growing in Sub-Saharan Africa and Angola, even in periods of economic uncertainty. Our business did not suffer any crisis of decrease of demand during the economic disruptions that impacted Africa and Asia in 2020-2021. During the recent pandemic crisis of COVID-19, demand for our products continued to remain high.

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Near-term and long-term Opportunities

Near-term opportunities

The Moroccan flour sector is changing. Though in the 1960s Morocco was largely self-sufficient, producing more than 80% of the wheat for domestic consumption, only 60% of the total domestic demand for wheat was met by the end the 20th century. Despite the introduction of improved wheat varieties and significant increases in yields, yield levels remain below both the global average of over 3 metric tons per Hectare (t/ha) and the African average of 2.3 t/ha. Consequently, Morocco continued to import large volumes, making wheat the most important (in both volume and value terms) of all agricultural imports. Governmental efforts to support yield growth are expected to continue, including the use of new technologies for better seed-delivery and to increase crop yield. The transformation of the sector will create immediate opportunities to grow and gain market share. As the leader on this market, we expect to benefit from this transformation. Due to abundant rains, wheat production in Morocco is expected to triple to 7.54 million tons, according to a recent Global Agricultural Information Network report from the US Department of Agriculture and the Company is expected to benefit from this increase.

According to the International Grains Council, the global forecast for world stocks at the end of 2021-22 has been lowered to 274 million tons (down 4 million tons from the previous year), representing the first global drawdown in three seasons, due to sharp reduction in output in Iran as a result of drought, as well as downgrades in Kazakhstan, Algeria and the European Union. At the same time, world wheat consumption is currently at record levels, creating both potential sales opportunities for the Company as well as increases in raw material costs.

Supply chain shortages did not have a material adverse effect on the our operations in 2021, and though there have been predictions that such disruptions will ease in 2022, the risk remains that transportation costs could still increase if supply chain disruptions continue.

Long-term opportunities

We believe that the market in which we operate is sustainable and growing. We expect future growth in our market will be led by:

●	Continued demographical growth in the African continent from approximately 1.3 billion in 2020 to approximately 2.5 billion by 2050;
●	Increasing urbanization in Africa, projected to reach 1.5 billion by 2050, adding 950 million people since 2015; and
●	The continued growth in the consumption of our products in the region, which the Company expects to not only remain staple products, but to gain further traction with increasing urbanization.

Our Business Strategy

We consider sustainable growth to be the pillar of its business management strategy, through which it consolidates its position as a benchmark business group in its areas of activity and as a sound, innovative, sustainable, responsible enterprise, committed to: (i) social well-being, diversity, environmental balance and social and economic progress; and (ii) tax responsibility, respect of human rights and prevention of corruption and other illegal conduct.

This entails developing a business model focusing on the generation of value, taking into consideration the interests of its human team, shareholders and investors, customers, suppliers, the media, the communities in which we operate and the environment.

In this regard, we look beyond the exclusive goal of achieving financial yield and includes environmental, social and ethical criteria alongside economic variables in its decision-making processes.

We thus undertake, as an essential principle in its actions, the creation of a business model that is respectful of and sustainable for the environment and society overall and, while ensuring value, profitability and competitiveness, it promotes diversity, respect for human rights, tax responsibility and the prevention of corruption, thus contributing towards the progress of society and generating trust among our stakeholders.

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Our Fundamental Values

Nutrition: We ensure the supply of products essential for human nutrition by contributing to the health and well-being of consumers. Our brands are symbols of quality and good nutrition.

Proximity: We maintain lasting relationships with consumers, our customers and suppliers, by constantly listening to them. We build relationships of trust based on mutual respect. We support the social and economic well-being of our growers, suppliers and local communities.

Integrity: We are responsible for our actions and performance. We expect similar behavior from our partners.

Excellence: We aim for the best quality for our products, and process for the contribution of our teams. We are aware of our responsibility to provide high quality product and product our customers from damaging additives and chemical residues.

Sustainability: We always act with respect for our environment, and incorporate sustainability in all areas of our business, from operation of our facilities, to engagement with customers, suppliers and communities. Long term sustainability and environmental responsibility are fundamental to the future of our business. We are dedicated to reducing our carbon footprint by reduction of power consumption.

Our Business Model

We have established itself as a leading wheat milling player in Morocco. With the recent acquisition of Moulin Sanabil, we now own eight milling plants across Morocco (six of which are dedicated to common wheat and two are dedicated to durum wheat) with total processing capacity of 2,400 tons per day and a total milling capacity of 765,000 tons per year. We also have 1 secondary processing unit, 2 logistics platforms, and 250,000 tons of grain storage facilities in Morocco. It is also the owner of PRODELA, an animal feed processing company in Morocco, which was established in 1991 to commercialize the bran created by the mills.

Our products are exported to 45 countries. Our primary activities include the production and sale of a variety of wheat flours, Semolina and Pasta and Couscous in Morocco and in more than 45 countries. Our two main brands in Morocco are MAYMOUNA and TRIA (see Our Brands and Products).

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Our Brands and Products

Forafric owns two leading brands: Tria and MayMouna.

Tria

Tria brand was born more than 60 years ago from a family that had a passion for the transmission of Moroccan culinary traditions, associated with a high level of quality.

As a result, Tria brand quickly established itself as a key player in the flour milling sector and in the transformation of wheat grains into pasta and couscous. The Company believes its success in Morocco was the result of strong commitments from the brand to offer products of constant quality and taste.

For several generations, Tria has strived to keep intact the fundamentals that have made its reputation, from the selection of a high quality raw materials, and seeks to reinventing its products in order to support changing consumer needs.

Tria continues to be a highly respected brand for packaged flour, precooked couscous and packaged pasta on the Moroccan market. Today, Tria combines modernity and tradition, which makes it one of the favorite brands of Moroccans. Tria has approximately 15% of the overall market in Morocco of couscous and approximately 28% in the market of packaged couscous. Tria also has approximately 9% of the overall market of pasta in Morocco.

Tria branded products include:

●	TRIA DAKIK MINE NAWH MOUMTAZ for Flour, Pasta and Couscous
●	TRIA COUSCOUS DE QUALITE SUPERIEURE for Couscous
●	TRIA PATES DE QUALITE SUPERIEURE for Pasta
●	TRIA FARINE DE QUALITE SUPERIEURE for Flour

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MayMouna

Maymouna, whose Arabic name derives from “Youmn” which intimates values of kindness and blessing, has been a success story since its initial launch.

We believe that MayMouna is recognized as an innovative brand which strives to make life easier for the average consumer. The MayMouna brand has redefined the rules on the Moroccan market, by adopting a marketing strategy reflected in its unique packaging and establishing a color code allowing the clear identification of each of its products. The brand also integrates into its packaging culinary presentations allowing each household to easily recognize the right product capable of meeting its needs.

MayMouna is appreciated for its quality but also for the richness of its range. The brand has, on a regular basis, introduced new products to attract the average household, its primary consumer (e.g., under the registered trademark Finette) and meet the needs of professionals (e.g., Farine Boulangère). This has enabled MayMouna to maintain its popularity and reputation.

In 2014, MayMouna was nominated at the Morocco’s National Agricultural Fair (SIAM) for an award in the Innovation Brand category, and it was awarded the prize of best price and quality at the SIAM 2014 and 2016 editions.

MayMouna offers a diversified range of products segmented into two categories: soft wheat products and durum wheat products. In order to meet market demands, the products intended for the traditional consumer market (i.e., wholesalers, groceries), are sold in polypropylene packaging for the, in kraft paper for mass distribution. The industry, on the other hand, is delivered in bulk by tanker.

Soft wheat products: Soft wheat is the most widely used and cultivated variety of wheat in the world. It is used to produce flour, particularly for making bread and pastries. All our soft wheat flours are enriched with iron and vitamins. Our soft wheat products include:

●	Pastry flour - Soft wheat flour comes from the heart of the grain (the wheat kernel), the extraction of which is milled to produce a flour powder. Thanks to its milling know-how, MayMouna has developed a pastry flour with a very fine texture and without lumps, with a mineralization rate not exceeding 0.38%. Our pastry flour meets the daily needs of the average household, and is suitable for fine culinary preparations of pastries, béchamel, sauces, and harira, a traditional Moroccan soup. MayMouna pastry flour is available in 1kg, 2kg, 5kg and 10kg kraft packaging.

●	Extra white - Used mainly by pastry and bakery professionals, MayMouna Extra white flour is very fluid. Guaranteed lump-free, it offers an excellent hold for all kinds of food preparation. It is distinguished by its purity and by its whiteness with a mineralization rate not exceeding 0.42%. MayMouna Extra white is available in 5kg, 10kg and 25kg polypropylene packaging.

●	The Baker - This flour suitable for breadmaking is intended exclusively for the baking industry. MayMouna La Boulangère is available in 25kg and 50kg polypropylene packaging.

●	We also sell products in Morocco under the AMBRE and BRIO brands, which include LA AMBRA, AL DENTE Flour, AMBRA Flour, AMBRE Flour, ASSALA, BRIO and BRIO, MLAOUI, BAGHRIR for pasta and couscous. BRIO is also used for export to Europe.

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Durum wheat products: As in most Mediterranean countries and the Maghreb, durum wheat is part of the traditional meal in Morocco. Naturally rich in fiber, it benefits from recognized digestive virtues. Durum wheat can be transformed into semolina for the production of pasta and couscous, but also into flour for making bread. In Morocco, the main use of durum wheat is in breadmaking and couscous. Our durum wheat products include:

●	Whole meal Flour - Naturally rich in fiber, MayMouna Whole meal flour has the particularity of giving a whole hard wheat bread with recognized digestive and dietary virtues. MayMouna Whole meal Flour is available in 2kg, 5kg and 10kg kraft, 5kg, 10kg and 25kg polypropylene packaging.

●	Finot - A flagship product of the entire range, this very fine semolina is ideal for delicate preparations, for golden and well-leavened homemade bread. MayMouna Finot also makes it possible to achieve flaky and crispy msemens, a traditional Moroccan type of pancake. MayMouna Finot is available in kraft 5kg and in 10kg, polypropylene 5kg, 10kg and 20kg packaging.

●	Fine semolina - This semolina is used mainly by industrial manufacturers of couscous and pasta. It is also used by households and bakers for light and golden baghrirs, which is a traditional Moroccan type of pancake or crepe, various semolina cakes, and harcha, a Moroccan pan-fried bread.

●	MayMouna Fine Semolina is available in 1kg and 5kg kraft packaging, and in 5kg, 10kg and 25kg polypropylene packaging.

●	Course semolina - MayMouna Semoule Grosse is mainly intended for the preparation of artisan couscous. With a regular grain size, this semolina is ideal to be worked by hand, in the traditional manner. MayMouna Semoule Grosse is available in 5kg kraft, and in 5kg, 10kg and 25kg polypropylene packaging.

●	Finette - It is an exclusive product of MayMouna, specially created to offer the consumer a flour suitable for the preparation of homemade bread. Recognized for its baking qualities, Finette is very fluid. Finette by MayMouna is available in 5kg, 10kg and 25kg polypropylene packaging.

Though Tria and Maymouna are our most popular and well-known brands, our products are sold under a number of other brand names, including:

LES GRANDES SEMOULERIES DU MAROC : Semolina

LAMSAMDA: Flour

TARGA: Flour

EXTRA BLANCHE: Flour

HOUYAM: Flour

AL FADANE: Flour

EL GHALA: Flour

FARINOR: Flour

SANABIL: Semolina

LMLIH, EL FEN: Semolina

DIAMANDA : Flour

SABA: Pasta and Couscous

JAWDA: Flour

BADIA: Flour

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LA BELLA, ZERDA: Pasta and Couscous

SANABIL: Semolina

CH’RIFA: Flour

AL BACHA: Flour

AYLA: Flour

F’DILA: Flour

CH’MICHA: Flour

SOUIRA: Flour

Sourcing and Processing

We are dedicated to providing our customers with high quality, nutritious and healthy products and our production process is designed to achieve these goals:

Supply: In addition to the choice of excellent raw materials, at harvest time, samples are tested for the quality and quantity of protein and for the presence of heavy metals, pesticide residues, and other harmful chemicals.

Reception: On delivery of the wheat, a representative sample undergoes a battery of analyzes ensuring compliance with the Company’s quality standards. From the pit, the wheat then undergoes a pre-cleaning to eliminate any large waste.

Cleaning: At this stage, the wheat undergoes a second cleaning which consists of eliminating the impurities (foreign seeds, straw, dust, etc.). The stone remover makes it possible to remove the stones by density difference.

The wheat is then wet in order to facilitate its grinding and damaged grains or those whose color does not conform are removed using a machine equipped with a camera.

Grinding: The wheat then goes to milling. This operation dissociates the bran and the floury part thanks to a succession of grinding and sieving. The various finished products are evaluated according to their grain size, protein level, humidity, color, etc. These analyzes are supplemented by use tests in the bakery, in particular to test the breadmaking. A series of sanitary analyzes is added to ensure the wholesomeness of each product in compliance with the required standards.

Conditioning: The various flours and semolina obtained are packaged in food packaging suitable for their good conservation. Each batch is strictly controlled to ensure compliance with specifications and standards in force.

Trading and Storage

The Company has a unique storage infrastructure in Morocco. The group has 2 units dedicated to storage and more than 250,000 tons of grain storage capacity in Morocco. This organization allows it to optimize and best meet the needs of all of its mills and to effectively manage the costs of its supply chain.

Two of our trading companies, Forafric and Cerelis, aim to import and sell wheat. Cerelis is based in Morocco and dedicated to meet the needs of the group in raw materials.

Our Finalog subsidiary, with a capacity of 79,000 metric tons, which is based in Casablanca, manages transport, handling and storage activities. The Finalog’s multimodal platform (Road / Rail) is devoted 100% to cereals and is linked to the port of Casablanca by rail. Finalog has a daily reception capacity of 7,000 tons and 3,000 tons per day for delivery. Though most of its revenues are generated by the Company, Finalog also rents part of its facilities to other companies.

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Significant Events and Transactions

We have emerged as the leading wheat milling player in Morocco through the acquisition and consolidation of well-known businesses Forafric (MayMouna) and the Tria Group. Forafric (MayMouna) was created in 1943 with focus on imports, repositioning its core activity on milling in the 2000s and recently developing its branding strategy to becoming a leading wheat flour brand in Morocco. Forafric (MayMouna) was acquired by us in April 2015. The Tria group was created in 1949 under the name Minoterie Biscuiterie d’Anfa, with focus on milling activity, and was acquired by us in January 2016.

Effective on November 5, 2020, pursuant to an investment and shareholders agreement (“Trigola Agreement”) dated November 5, 2020, we entered into an agreement with Trigola, SU, LDA (“Trigola”), an entity incorporated in the Republic of Angola and owned by the Parent for a majority share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, we would provide financial investments in Trigola for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. We agreed to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that we would be entitled to 75% of Trigola’s net profits, if any.

Effective on April 30, 2021, we completed a share purchase acquisition of Moulins du Sahel Mali S.A. (“MDS Mali”). By way of the acquisition, we acquired a 70.35% stake in a wheat milling business in Mali. The investment in MDS Mali enables us to obtain a strategic footprint in west Africa. Details of the acquisition are included in the footnotes to the financial statements.

Effective on July 30, 2021, we completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”). By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina. Details of the acquisition are included in the footnotes to the financial statements.

On July 30, 2021, we acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. We have accounted for this investment as an equity method investment.

In October 2021, we acquired a majority stake in Moulin Sanabil based in Meknes Morocco. The strategy of the group in Morocco is to expand its capacity to reach 20% of market share and to expand geographically to reach all important customers in Morocco. Meknes is based in the center region of Morocco where we did not have mills. This opportunity enables the group to enter into this region with a huge capacity to expand. This region is also the main producer of wheat in Morocco so thanks to this new acquisition, the whole group will benefit from good conditions on the acquisition of local wheat produced in this region.

In 2021, the price of raw materials went up dramatically as reflected in the increase in the group’s cost of goods. See Management’s Discussion And Analysis Of Financial Condition And Results Of Operations.

Impact of COVID-19 on the Business

The World Health Organization declared the global outbreak of COVID-19, a disease caused by the novel coronavirus, a pandemic in March 2020. This pandemic has resulted in worldwide government authorities and businesses issuing public health guidelines and enacting emergency measures intended to limit the spread of the virus. These measures include shelter-in-place orders, social distancing, mask requirements, travel restrictions, border closures, and unnecessary business shutdown. In response to the pandemic, we have implemented measures to ensure the health and safety of our employees and customers, including allowing our entire workforce to work remotely, restricting physical contact between our employees, and establishing safety protocols for the offices. As we produce a staple food product, we have to date not experienced any material negative impact on our sales due to Covid 19. The only measurable impact that we experienced in 2020 related to the seasonality of our sales and our ability to access to foreign currency, and, during 2021 and 2022, increases in raw material, freight and shipping costs, which may be attributable to general increases in shipping and logistics costs during the pandemic as a result of higher global demand for wheat and inflationary pressures. There can be no assurance that if the pandemic worsens, or new variants emerge, that our business will not be negatively affected.

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Key Factors Affecting Operating Results

Government Regulation

We are subject to a variety of laws in each of the countries in which we operate which govern various aspects of our business, including the processing, handling, storage, transport and sale of our products; risk management activities; land-use and ownership of land, including laws regulating the acquisition or leasing of rural properties by certain entities and individuals; and environmental, health and safety matters. To operate our facilities, we must obtain and maintain numerous permits, licenses and approvals from governmental agencies and our facilities are subject to periodic inspection by governmental agencies. In addition, we are subject to other laws and government policies affecting the food and agriculture industries, including food and feed safety, nutritional and labeling requirements and food security policies. In particular, the National Office for Food Safety in Morocco (Office National de Securité Sanitaire des Produits Alimentaires, “ONSSA”) requires various certifications for the export of products to Morocco. ONSSA certifications have been obtained for the following subsidiaries of the Company: Forafric SA; Finalog; Maymouna GrainLes Grands Moulins de Tensift; Les Grandes Semouleries de Casablanca; Les Grandes Semouleries de Safi; Tria Group; and Arzak.

From time to time, agricultural production shortfalls in certain regions and growing demand for agricultural commodities for feed, food and fuel use have caused prices for relevant agricultural commodities to rise. High commodity prices and regional crop shortfalls have led, and in the future may lead, governments to impose price controls, tariffs, export restrictions and other measures designed to assure adequate domestic supplies and/or mitigate price increases in their domestic markets, as well as increase the scrutiny of competitive conditions in their markets.

Environmental Matters

We are subject to various environmental protection and occupational health and safety laws and regulations in the countries in which we operate. Our operations may emit or release certain substances, which may be regulated or limited by applicable laws and regulations. In addition, we handle and dispose of materials and wastes classified as hazardous or toxic by one or more regulatory agencies. Our operations are also subject to laws relating to environmental licensing of facilities, restrictions on land use in certain protected areas and water use. We incur costs to comply with health, safety and environmental regulations applicable to our activities and have made and expect to make substantial capital expenditures on an ongoing basis to continue to ensure our compliance with environmental laws and regulations. However, due to our extensive operations across multiple industries and jurisdictions globally, we are exposed to the risk of claims and liabilities under environmental regulations. Violation of these laws and regulations can result in substantial fines, administrative sanctions, criminal penalties, revocations of operating permits and/or shutdowns of our facilities.

Additionally, our business could be affected in the future by regulation or taxation of greenhouse gas emissions, or policies related to national emission reduction plans. It is difficult to assess the potential impact of any resulting regulation of greenhouse gas emissions. Potential consequences could include increased energy, transportation and raw material costs, and we may be required to make additional investments to modify our facilities, equipment and processes. Climate change could also lead to stronger production variability than today which could result in price volatility. Climate change could cause temperature increases and rainfall changes that could lead to lower yields in Morocco and other semi-arid Mediterranean countries in the future. In response to such concerns, the effects of additional climate change regulatory initiatives could have adverse impacts on our business and results of operations. Compliance with environmental laws and regulations did not materially affect our earnings or competitive position in 2021.

Competition

The markets for our products are highly price competitive. Competition is based on a number of factors, including delivered price, product offering and quality, location, raw material procurement, production efficiency, brand recognition, nutritional profile, dietary trends, logistics and distribution capabilities, and customer service, including, in some cases, customer financing terms. The Company faces competition in each of its businesses and has numerous competitors. Competition is based on a variety of factors, including price, raw material procurement, brand recognition, nutritional profile, dietary trends and distribution capabilities. Our major competitors in Morocco include: Moulins du Maghreb, Zine Cereales, Rica Maroc, Casagrains and Dari Couspate. These competitors would be at an advantage if they are able to obtain superior financing capabilities. In addition, other regional or international Agribusinesses may expand into our marketplaces increasing competition.

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To compete effectively, we must continuously focus on improving efficiency in our production and distribution operations, as well as developing and maintaining appropriate market share and customer relationships, and brand reputations for quality.

Legal Proceedings

From time to time, the Company and its subsidiaries may become subject to various legal proceedings. There are currently three separate actions pending against the Company for unfair dismissal by former employees; however, none of such proceedings, individually, or in the aggregate, would have a material adverse effect on the Company or its operations if decided adversely against the Company.

Insurance

In each country where the Company conducts business, our operations and assets are subject to varying degrees of risk and uncertainty. We insure our businesses and assets in each country in a manner that it deems appropriate for a company of our size and activities, based on an analysis of the relative risks and costs. If we were to incur a significant loss or liability for which we were not fully insured, it could have a materially adverse effect on our business, financial condition and results of operations. The Company believes that it maintains adequate policies of insurance to insure its operations against such risks as can be reasonably anticipated in the markets in which it operates.

Seasonality

There is a degree of seasonality in the growing season and procurement of our principal raw materials. Further, in the Moroccan market where the bulk of our business originates and where we operate four flour mills, soft wheat cannot be freely imported during the calendar year. All our soft wheat must be imported before end of April and from beginning of September or October depending on the harvests of local wheat in Morocco. This is designed to protect local Moroccan producers of wheat by enabling them to sell their production on the local market. Accordingly, the third fiscal quarters of the year has generally been our weakest in terms of financial results.

Intellectual Property

Our material intellectual property consists of approximately 25 trademarks and logos relating to our two main brands, Maymouna and Tria, and our other brands and products. These intellectual property rights are registered in Morocco. Under Moroccan law, such registrations are valid for 10 years from the date of filing the application, and are renewable for additional periods of 10 years. There is also a grace period for late renewals and a registration is not canceled unless it is not renewed within six months of the end of the registration period.

Employees and Human Capital Resources

As of December 31, 2021, we had approximately 750 employees, located in 4 countries. None of our employees are represented by labor unions. In general, we consider our employee relations to be good.

Our international workforce naturally results in a diversity of cultural, national and religious representation. We care about our people, and seek to promote their welfare, development and personal growth. The Company is dedicated to creating incentive programs to encourage and reward innovation and dedication.

Properties

As of December 31, 2021, the Company owns and leases 12 refining, packing and milling facilities throughout the world with an aggregate production capacity of 3.050 metric tons per day, including eight milling plants in Morocco with an aggregate capacity of 2.400 metric tons per day. We also have two storage facilities in Morocco with an aggregate storage capacity of 250,000 metric tons.

Our corporate headquarters in Gibraltar, occupies approximately 1,200 square feet of space under a lease that expires in June 2025. We also own or lease other office space for our operations worldwide.

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MANAGEMENT

The following table sets forth certain information, as of the date of this prospectus, concerning the persons who serve as executive officers of the Company as the result of the completion of the Business Combination.

Name	Age	Position(s)
Saad Bendidi	63	Chairman
Mustapha Jamaleddine	60	CEO
Julien Benitah	39	CFO
Mustapha Ghazali	50	CTO
Oury Marciano	37	VP Business Development

The Company Board is comprised of seven directors. Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office. The following table sets forth certain information, as of the date of this prospectus, concerning the persons who serve as directors following the completion of the Business Combination.

Name	Age	Position(s)
Saad Bendidi	63	Director
Julien Benitah	39	Director
Franco Cassar	61	Director
James Lasry	54	Director
Paul Packer	50	Director
Ira Greenstein	62	Director
Rachel Bitan	45	Director

Executive Officers and Directors

Saad Bendidi, 63 – Mr. Bendidi has served as the Chairman of the Company since June 2022 and as the Chairman of FAHL since March 2018. He is the chairman and a partner of Mediterrania Capital Partners, private equity fund since October 2013. Mr. Bendidi was the CEO of Saham Group, from December 2013 to October 2017. Prior to Saham, Mr. Bendidi served as the chairman and CEO of ONA (now Al Mada) from January 2005 to April 2008. Mr. Bendidi holds a master’s degree in engineering from Ecole centrale de Paris, a master’s degree in political science from Innovation & Economic Prosperity Universities (IEP), and a master’s degree of Business Administration from Hautes Études Commerciales (HEC). Mr. Bendidi operates from the headquarters of Forafric Maroc in Morocco.

Mustapha Jamaleddine, 60 – Mr. Jamaleddine has served as the CEO of Forafric Maroc since March 2018. Mr. Jamaleddine was the Vice president of Forafric Maroc from March 2016 to March 2018 and the CEO of Tria Group, from March 2011 to February 2020. Mr. Jamaleddine holds a master’s degree in Engineering from the Ecole Nationale Des Travaux Publics De L’Etat (ENTPE). Mr. Jamaleddine operates from the headquarters of Forafric Maroc in Morocco.

Julien Benitah, 39 – Mr. Benitah has served as Chief Financial Officer of the Company since June 2022 and as Chief Financial Officer of FAHL since March 2020. Mr. Benitah has been CFO of Forafric Maroc from March 2018 and M&A Director from October 2015. Mr Benitah was also the COO of Ycap Asset Management (now Homa Capital), from January 2016 to October 2017. Prior to Homa Capital, Mr. Benitah served as Partner and COO of Smart Equity from January 2011 to September 2015. Mr. Benitah holds a master’s degree in Management from the EM Lyon. Mr. Benitah operates from the headquarters of Forafric Maroc in Morocco.

Mustapha Ghazali, 50 – Mr. Ghazali has served as the CTO of Forafric Maroc since June 2018. Mr Ghazali was a plant manager at TRIA Group from January 2013 to May 2018, later, Mr Ghazali served as the Technical Director from March 1996 to December 2012. Mr Ghazali was educated at University of Economics of Casablanca, and he holds a degree from the National School of Milling and Cereal Industries in Casablanca and Paris. Mr. Ghazzali operates from the headquarters of Forafric Maroc in Morocco.

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Oury Marciano, 37 – Mr. Marciano has served as a member of the Board since June 2022 and has served as VP Business Development of FAHL since July 2016. Mr. Marciano was an analyst from June 2009 to December 2011 at Societe Generale Corporate and Investment Banking both in New York and Paris. He managed his own real estate acquisitions business in New York from January 2012 to June 2016. Mr. Marciano holds a master’s degree in Banking Finance and Insurance from Dauphine University in Paris, and he received an M.A. in International Economics and Finance from Brandeis University in Massachusetts. Mr. Marciano operates from the headquarters of Forafric Maroc in Morocco.

Franco Cassar, 61 – Mr. Cassar has served as a member of the board of directors of the Company since June 2022 as a member of board of directors of FAHL since 2016. Mr. Cassar has held senior management positions at Abacus Financial Services Ltd, SG Hambros Private Bank, Barclays Gibraltar and NatWest Gibraltar. Mr. Cassar was educated at Uxbridge, Harrow and West London Colleges, UK. Mr. Cassar is based in Gibraltar.

James Lasry, 54 – Mr. Lasry has served as a member of the Board since June 2022. Mr. Lasry is a Partner and Head of the Funds Team at Hassans International Law Firm, Gibraltar, and is President of Gibraltar-US Chamber of Commerce (AmCham Gibraltar). Mr. Lasry was educated at Bar-Ilan University and Johns Hopkins University. Mr. Lasry is based in Gibraltar.

Paul Packer, 50 – Mr. Packer has been Globis’ Chief Executive Officer, Chief Financial Officer and a Director since inception. Mr. Packer has served as the Managing Member of Globis Capital Advisors LLC, an investment advisory firm, since founding the firm in 2001. Since October 2017, Mr. Packer has served as Chairman of The United States Commission for the Preservation of America’s Heritage Abroad, when he was first appointed by President Donald J. Trump. He has served on the board of directors of Zedge, Inc. (NYSE AMERICAN: ZDGE), a provider of content distribution platforms, since April 2020. Mr. Packer also serves as a director on the board of Elementor Ltd., a privately held company that offers an intuitive, front-end site builder for WordPress. Previously, he served on the boards of directors of Wakingapp Ltd., an augmented reality technology company, from October 2014 until its sale to Scope AR in October 2019 and Penguin Digital, Inc., a mobile application developer, before it was acquired by Shutterfly Inc. in 2012. Mr. Packer received a B.A. from Yeshiva University. We believe Mr. Packer’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant board experience at companies in the technology sector, makes him well-qualified to serve on our board of directors. Mr. Packer is based in the United States.

Ira Greenstein, 61 – Mr. Greenstein has served as a member of the Board since June 2022. Mr. Greenstein served as Senior Advisor to Qrypt, Inc., a quantum cryptography company from 2019-2021. He served as Deputy Assistant and Strategist to President Trump from 2017-2018. Prior to serving in the Trump Administration, Mr. Greenstein was President of Genie Energy, Ltd., a retail energy and oil and gas exploration company that was spun off from IDT Corp., an international telecommunications carrier, from 2011-2017. Mr. Greenstein served as President and Counsel to the Chairman of IDT, from 2000-2011, and counsel and advisor to various companies, including Net2Phone, Inc., a pioneer in voice over the internet protocol. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. At the OSC, Mr. Greenstein advised on the implementation of the US-Canada Multijurisdictional Disclosure System and on the securities law aspects of NAFTA. Mr. Greenstein served on the Boards of Directors of NanoVibronixInc. and Regal Bank of New Jersey. Mr. Greenstein served on the Boards of Trustees of Young Israel of Scarsdale, Ramaz, SAR Academy and Friends of Jerusalem College of Technology. Mr. Greenstein received a B.S. from Cornell University School of Industrial and Labor Relations (1981) and a J.D. from Columbia University Law School (1985) where he currently serves as a member of the Dean’s Council. Mr. Greenstein is based in the United States.

Rachel Bitan, 45 – Ms. Bitan has served as a member of the Board since June 2022. Ms. Bitan has served since February 2017 as a director of Amestown Limited, a company that holds property in the U.K., where she has been responsible for general management, as well as legal and financial administration of the properties managed by the company. Ms. Bitan has served since August 2005 as a property manager at Herne Hill (Investment) Limited, an investment company focusing on property development. Ms. Bitan received a Bachelor of Laws with Honours from Manchester Metropolitan University, U.K. Ms. Bitan is based in Gibraltar.

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Corporate Governance Guidelines and Code of Business Conduct

Board Composition

The Board initially consist of seven directors, five of whom were be designated by Seller and two of whom were designated by Global SPAC LLC. Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, Ira Greenstein, and Rachel Bitan have served on the Company’s board of directors since Closing of the Business Combination.

Director Independence

In connection with the Business Combination, the Company’s Ordinary Share is listed on the Nasdaq. Under the rules of the Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of the Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company believes that Franco Cassar, Ira Greenstein, and Rachel Bitan are “independent directors” as defined under the listing requirements and rules of the Nasdaq and the applicable rules of the Exchange Act.

Controlled Company Exception

We meet the definition of a “controlled company” under the Nasdaq listing standards, and thus we are qualified for the “controlled company” exemption to the board of directors and committee composition requirements under the Nasdaq listing standards. If we were to rely on this exemption, we would be exempt from the requirements that (1) our board of directors be comprised of a majority of independent directors, (2) we have a nominating and corporate governance committee composed entirely of independent directors, and (3) our compensation committee be comprised solely of independent directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act and the Nasdaq listing standards.

We have taken all actions necessary to comply with the Nasdaq listing standards without reliance on the “controlled company” exemption, including appointing a majority of independent directors to the board and establishing certain committees composed entirely of independent directors within the time frames set forth under the Nasdaq listing standards. However, as long as the Company remains, a “controlled company,” these requirements will not apply to the Company and the Company may, in the future, seek to utilize some or all of these exemptions.

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Board Leadership Structure

The Company believes that the structure of the Company Board and its committees provide strong overall management of the Company.

Committees of The Company Board

The Company Board has an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Company Board is described below. Members serve on these committees until their resignation or until as otherwise determined by the Company Board.

Audit Committee

Franco Cassar, Ira Greenstein and Rachel Bitan serve as members of our Audit Committee. Under the Nasdaq rules and applicable SEC rules, all the directors on the Audit Committee must be independent; our board of directors has determined that each of Franco Cassar, Ira Greenstein and Rachel Bitan are independent under the Nasdaq rules and applicable SEC rules. Franco Cassar serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that Franco Cassar qualifies as an “audit committee financial expert” as defined in applicable SEC rules. the Company’s Audit Committee is responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

●	reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee which is available on the Company’s website.

Compensation Committee

Franco Cassar, Ira Greenstein and Rachel Bitan serve as members of our Compensation Committee. Under the Nasdaq rules, we are required to have a Compensation Committee composed entirely of independent directors; our Board of Directors has determined that each of Franco Cassar, Ira Greenstein and Rachel Bitan are independent. Rachel Bitan serves as Chairman of the Compensation Committee. The Company’s Compensation Committee is responsible for, among other things:

●	reviewing, approving and determining the compensation of the Company’s officers and key employees;

●	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Company Board or any committee thereof;

●	administering the Company’s equity compensation plans;

●	reviewing, approving and making recommendations to the Company Board regarding incentive compensation and equity compensation plans; and

●	establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Board adopted a written charter for the Compensation Committee, which is available on its website.

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Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to the Company’s board of directors regarding candidates for directorships and the size and composition of the Company’s board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing the Company’s corporate governance policies and reporting and making recommendations to the Company’s board of directors concerning governance matters.

The initial members of the Company’s nominating and corporate governance committee are Franco Cassar, Ira Greenstein and Rachel Bitan, with Ira Greenstein serving as the chair of the committee. Each of the members of the Company nominating and corporate governance committee is an independent director as defined in the listings standards. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on our website is not part of this prospectus.

Code of Ethics

Following the Business Combination, the Company posted its Code of Conduct and Ethics and intends to post any amendments to or any waivers from a provision of its Code of Conduct and Ethics on its website, and also intends to disclose any amendments to or waivers of certain provisions of its Code of Conduct and Ethics in a manner required by applicable rules or regulations of the SEC or securities exchange.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

Related Person Policy of The Company

The Company adopted a formal written policy that became effective upon the Business Combination that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

It is also anticipated that the Company will enact policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

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EXECUTIVE COMPENSATION OF FAHL

This section discusses the material components of the executive compensation program offered to the executive officers of FAHL who would have been “named executive officers” for 2021 and who serve as executive officers of the Company following the consummation of the Business Combination. Such executive officers consist of the following persons, referred to herein as our named executive officers (the “NEOs”):

●	Saad Bendidi, our Chairman;

●	Mustapha Jamaleddine, our Chief Executive Officer of Forafric Maroc; and

●	Julien Benitah, our Chief Financial Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.

2021 Summary Compensation Table

The following table presents information regarding the compensation earned or received by our NEOs for services rendered during the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)
Saad Bendidi,	2021	212,709		27,702	240,411
Chairman			—

Mustapha Jamaleddine,	2021	433,673		93,536	527,209
Chief Executive Officer			—

Julien Benitah,	2021	149,245	47,200	20,774	217,219
Chief Financial Officer

(1)	Other compensation includes employer contributions and social security paid by FAHL, a car allowance, and the value of other perquisites.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Each of the NEOs is paid a base salary commensurate with the executive’s skill set, experience, role and responsibilities. For Fiscal Year 2021, the annual base salaries Messers Bendidi, Jaamleddine and Benitah were $212,709, $433,673 and $149,245, respectively.

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Annual Cash Bonuses

In Fiscal year 2020, Mr. Benitah was awarded a cash bonus of $47,200. Mr. Benitah was eligible to earn his bonus based on the attainment of pre-determined company and individual performance metrics, which were comprised of company key performance indicators and individual goals. In fiscal year 2021, Mr. Benitah, Mr. Bendidi and Mr. Jamaleddine were each eligible to earn a cash bonus equal upon the attainment of pre-determined Company and individual performance metrics, which were comprised of Company key performance indicators and individual goals established by the FAHL board of directors.

Outstanding Equity Awards at 2021 Fiscal Year-End

FAHL did not have any outstanding equity awards as of December 31, 2021.

Employee Benefit and Equity Compensation Plans and Arrangements

The Forafric 2022 Long Term Employee Share Incentive Plan (the “Equity Incentive Plan”) was adopted on June 9, 2022. The Equity Incentive Plan allows for the grant of awards, consisting of nominal cost options or phantom options to employees, directors and consultants of the Company or any of its subsidiaries.

Our Board is responsible for the administration of the Equity Incentive Plan and may, from time to time, make or amend regulations for the administration of the Equity Incentive Plan. The decision of our Board on all matters relating to the administration of the Equity Incentive Plan, including the resolution of any ambiguity of the rules in the Equity Incentive Plan, is final and binding. Our Board may also terminate or, from time to time, suspend the grant of awards. Our Board may also make, subject to certain restrictions, amendments to the rules of the Equity Incentive Plan or any subplans.

Generally, an award is granted by the execution by the Company of an award certificate, which provides information regarding the award’s date of grant, the number of Ordinary Shares in respect of which an option is granted pursuant to the award, vesting schedule, and exercisability. The exercise price for nominal cost options is 50% of the nominal value of the shares, and in the case of phantom options is the market value of the shares less 50% of their nominal value.

With the exception of an individual’s death or in the event of a corporate transaction, awards are not capable of being transferred, charged or otherwise alienated. Any time an award holder purports to make one of these transfers, the award shall lapse immediately.

The maximum number of Shares which may be the subject of awards under the Equity Incentive Plan may not exceed 2,645,684 Ordinary Shares. Subject to certain provisions of the Equity Incentive Plan, no award can be exercised after the tenth anniversary of the date of grant. With the exception of certain special circumstances, an award can only be exercised while the award holder is employed or engaged by the Company or any of its subsidiaries. Subject to certain provisions, a vested award may be exercised in whole or in part at any time after its date of grant.

When there are certain corporate transactions related to the Company, such as a compulsory acquisition, a general offer, a reconstruction, a merger or division of the Company, the winding up of the Company, or the sale of the Company’s business or subsidiary, our Board has discretion (subject to certain requirements) to allow all awards (vested or unvested) to be exercised in whole or in part. In certain circumstances, if our Board exercises such discretion and the awards are not exercised, they will instead lapse. If the Company is acquired, all award holders are required to release their awards in consideration of the grant of a new award.

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An award can lapse when it has not been exercised after the tenth anniversary of the date of grant. It can also lapse when the award holder ceases to be a director, an employee, or a consultant with the Company or any of its subsidiaries. An award will lapse when an order is made by a court (or when a resolution is passed) for the compulsory winding up of the Company. Finally, an award lapses when the award holder becomes bankrupt, enters into a compromise with their creditors generally except as permitted under certain circumstances. Prior to the exercise of an award, an award holder has no rights in respect of any shares.

In the event of a reorganization, vesting conditions may be adjusted by our Board, subject to an auditors’ confirmation that the adjustment is fair and reasonable and notice to the award holder.

An award may not vest or be exercised until our Board is satisfied that the award holder will be able to pay for any tax or social security liability that is owed by the holder.

When permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the Ordinary Shares issuable under the Equity Incentive Plan.

Grants of awards under the Equity Incentive Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the Equity Incentive Plan.

Related Person Transactions

See Certain Relationships and Related Person Transactions – FAHL Related Person Transactions.

Director Compensation of FAHL

The following table presents the total compensation for each person who served as a non-employee director of the Board during fiscal year 2021. Both Saad Bendidi, a NEO who served on the Board, and Michael Elbaz, a consultant engaged by FAHL, who also serves on the Board, did not receive any additional compensation from FAHL for services on its board of directors.

Name	Fees earned or paid in cash ($)	Total ($)
Ariel Belilo	23,059	23,059
Franco Cassar	0	0

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof.

Employee directors or those engaged as consultants will receive no additional compensation for their service as a director.

56

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s ordinary share immediately following the Closing, by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding ordinary share;
●	each current named executive officer and director of the Company; and
●	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 26,456,844 Ordinary Shares issued and outstanding as of immediately following the Closing.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise noted, the business address of each of the following entities or individuals is Forafric Global PLC, Unit 5.3, Madison Building, Midtown, Queensway, Gibraltar, GX11 1AA.

Name of Beneficial Owners	Number of Ordinary Share Beneficially Owned		Percentage of Outstanding Ordinary Share
5% Stockholders:
Lighthouse Settlement (1)	17,700,483		66.9%

Named Executive Officers and Directors:
Saad Bendidi	-		*
Mustapha Jamaleddine	-		*
Julien Benitah	-		*
Paul Packer	3,590,494	(2)	13.5%
Franco Cassar	-		*
James Lasry	-		*
Ira Greenstein	-		*
Rachel Bitan	-		*
All directors and executive officers as a group (10 individuals)	3,590,494		13.5%

(1) Consists of 17,068,869 shares owned by Lighthouse Capital Limited and 631,614 shares owned by Lighthouse Settlement. Lighthouse Settlement is the sole shareholder of Lighthouse Capital Limited. Lighthouse Settlement is a discretionary trust of which Yariv Elbaz and his family are the named potential beneficiaries. Lighthouse Corporation PTC, as trustee of Lighthouse Settlement, may be deemed to be the beneficial owner of the securities held by Lighthouse Settlement as trustee. Lighthouse Corporation PTC Limited is controlled by its three directors, Michael Elbaz, Joseph Levy Cazes and Moses Nahon Cohen. Lighthouse Corporation PTC Limited, Michael Elbaz, Joseph Levy Cazes and Moses Nahon Cohen each disclaim beneficial ownership over these securities except to the extent of their respective pecuniary interest therein.

(2) Consists of 2,830,000 shares owned by Globis SPAC LLC and 760,494 shares owned by Globis Capital Partners, LP. Excludes 3,628,889 shares underlying Private Warrants held by Globis SPAC LLC that are subject to a 9.9% beneficial ownership limitation pursuant to the terms of such warrants. Such warrants may not be exercised to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the number of shares outstanding (as calculated in accordance with Section 13(d) of the Exchange Act). Mr. Packer may be deemed to control and have voting and investment power over these securities. Mr. Packer disclaims beneficial ownership over these securities except to the extent of his pecuniary interest therein. The business address of Mr. Packer, Globis SPAC LLC and Globis Capital Partners, LP is 7100 W. Camino Real, Suite 302-48, Boca Raton, FL, 33433.

57

SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders set forth in the table below of 6,858,897 Ordinary Shares and 4,289,722 Ordinary Shares issuable upon the exercise of the Warrants.

This prospectus relates to:

●	the resale of 1,320,195 Ordinary Shares issued in a private placement to the PIPE Investor, originally purchased by the PIPE Investor as $10.50 per share;

●	the resale of 1,248,426 Ordinary Shares issued in a private placement to Bond Investors, originally issued to the Bond Investors at an effective price of $9.45 per share;

●	the resale of 749,443 Ordinary Shares issued in a private placement to certain parties affiliated with the Company who held FAHL Related Party Loans that converted into Ordinary Shares, originally issued to the bond holders s at an effective price of $10.50 per share;

●	the resale of 4,289,722 Ordinary Shares that may be issued upon the exercise of the Private Warrants, exercisable at an exercise price of $11.50 per share, 4,188,889 of the Private Warrants were issued in a private placement the Sponsors at a price of $0.75 per warrant and 100,833 warrants were issued as part of the private placement units issued to Up and Up Capital, LLC at a price of $10.00 per unit;

●	the resale of 2,875,000 Ordinary Shares held by Globis SPAC, LLC and certain affiliates of Globis, originally purchased by such investors at a price of $0.0087 per share;

●	the resale of 273,333 Ordinary Shares held by Up and Up Capital, LLC and its affiliates, 172,500 of which were purchased at a price of $0.0087 per share and 100,833 of which were purchased as part of the private placement units at a price of $10.00 per unit;

●	the resale of 402,500 Ordinary Shares held by Chardan Capital Markets LLC issued in connection with consummation of the Business Combination as equity participation shares; and

●	the resale of 4,289,722 Private Warrants.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of Ordinary Shares beneficially owned by such Selling Securityholder immediately prior to the offering, the number of Ordinary Shares that may be sold by the Selling Securityholders under this prospectus and the number of ordinary shares that the Selling Securityholders will beneficially own after the securities are sold. The percentage of beneficial ownership is calculated based on 26,456,844 Ordinary Shares outstanding as of July 1, 2022, adjusted for each owner’s options, warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of July 8, 2022, if any.

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders.

Name of Selling Securityholder	Number of Ordinary Shares		Number of Ordinary Shares being Offered		Number of Ordinary Shares After the Offering	Percentage of Outstanding Ordinary Shares Owned After the Offering
Ordinary Shares
Paul Packer(1)	3,590,494	(2)	7,219,383	(3)	-	*
Steven Urbach(4)	32,571		32,571		-	*
Shai Gerson(5)	10,864		10,864		-	*
ALM Venture Capital S.A.R.L.(6)	1,320,195		1,320,195		-	*
Michael Elbaz(7)	469,230		469,230		-	*
WIAF Investors CO.(8)	54,286		54,286		-	*
Jonas Grossman(9)	16,243		16,243		-	*
Haim Hamou(10)	270,767		270,767		-	*
Chardan Capital Markets LLC(11)	402,500		402,500		-	*
Claude Benitah(1)	35,000	(12)	35,000		-	*
Kerry Propper(13)	43,457		43,457		-	*
George Kaufman(14)	32,593		32,593		-	*
Horn Family LLC(15)	13,580		13,580		-	*
Keren Realty LLC(15)	13,571		13,571		-	*
Yariv Elbaz(16)	280,213		280,213		-	*
Michael Ferguson(1)	35,000	(12)	35,000		-	*
John Horne(1)	35,000	(12)	35,000		-	*
Up and Up Capital, LLC(11)	874,166	(18)	874,166		-	*

(1) The business address of the Selling Stockholder is 7100 W. Camino Real, Suite 302-48, Boca Raton, FL, 33433.

(2) Consists of 2,830,000 shares owned by Globis SPAC LLC and 760,494 shares owned by Globis Capital Partners, LP. Mr. Packer may be deemed to control and have voting and investment power over these securities. Mr. Packer disclaims beneficial ownership over these securities except to the extent of his pecuniary interest therein.

(3) Includes 3,628,889 shares underlying Private Warrants held by Globis SPAC LLC that are subject to a 9.9% beneficial ownership limitation pursuant to the terms of such warrants. Such warrants may not be exercised to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the number of shares outstanding (as calculated in accordance with Section 13(d) of the Exchange Act).

(4) The business address of the Selling Stockholder is 43 Browning Road, Short Hills, NJ 07078.

(5) The business address of the Selling Stockholder is 118 Maiden Lane, Bergenfield, NJ 07621.

(6) The business address of the Selling Stockholder is 2 Rue Heinrich Heine, Luxembourg.

(7) The business address of the Selling Stockholder is 4 Stirling Way, Gibraltar GX11 1AA, Gibraltar.

(8) The business address of the Selling Stockholder is 466 Arbuckle Avenue, Cedarhurst, NY 11516.

(9) The business address of the Selling Stockholder is 11 Dorado Beach East, Dorado, PR 00646.

(10) The business address of the Selling Stockholder is Route de Tsarbouye 55, 3963 Crans-Montana, Switzerland.

(11) The business address of the Selling Stockholder is 17 State Street, Suite 2100, New York, NY 10004-1501.

(12) Consists of 15,000 Ordinary Shares and 20,000 Ordinary Shares underlying Private Warrants.

(13) The business address of the Selling Stockholder is 515 West 23rd Street, New York, NY 10011.

(14) The business address of the Selling Stockholder is 311 Greenwich Street, New York, NY 10013.

(15) The business address of the Selling Stockholder is 1633 Broadway, 46th Floor New York, NY 10019.

(16) The business address of the Selling Stockholder is Boston Building, Midtown, Queensway, GX11 1AA, Gibraltar.

(17) The business address of the Selling Stockholder is 7100 W. Camino Real, Suite 302-48, Boca Raton, FL, 33433.

(18) Consists of 273,333 Ordinary Shares and 600,833 Ordinary Shares underlying Private Warrants.

58

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Business Combination

On June 9, 2022 (the “Closing Date”), the Company consummated the transaction contemplated by the Business Combination Agreement, which provides for the Business Combination between Globis and FAHL.

In accordance with the Business Combination Agreement, the consummation of the following series of separate transactions took place: (i) Globis formed a new holding company, Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which changed its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altered its authorized and issued share capital and thereafter re-registering as a Gibraltar public company limited by shares and changed its name to “Forafric Global PLC”; (ii) the Company formed a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) Globis merged with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) an agent was appointed to act on behalf of Globis stockholders such that, subject to and immediately following the completion of the Merger, the agent entered into a contribution and subscription agreement with the Company (the “Contribution Agreement”) pursuant to which the issued and outstanding shares of common stock of Merger Sub issued pursuant to the Merger will be exchanged (the “Exchange”), on a one-for-one basis, for ordinary shares, nominal value $0.001 per share, of the Company (the “Ordinary Shares”); and (v) on June 9, 2022, the Company acquired 100% of the equity interests in FAHL from Lighthouse Capital Limited (“Seller”) and FAHL became a direct subsidiary of the Company.

As a result of the Business Combination, the Seller received (i) 17,004,762 Ordinary Shares and (b) will be paid the principal sum of $20,000,000 together with interest on the outstanding amount from the Closing Date up to the date of payment (computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days) accrued but unpaid thereon at the fixed per annum rate of 8%. The payment shall be made on the first anniversary of the Closing Date.

In addition to the foregoing consideration, the Seller is entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s shareholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of the Company is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

Related Agreements

This section describes the material provisions of certain additional agreements entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and you are urged to read such Related Agreements in their entirety.

PIPE Financing

On December 31, 2021, Globis entered into a Subscription Agreement (the “PIPE Subscription Agreement”) with an accredited investor (the “PIPE Investor”), pursuant to which the PIPE Investor purchased Ordinary Share of the Company in a private placement following the Redomiciliation, Merger, and Exchange and prior to the closing of the Business Combination. Pursuant to the PIPE Subscription Agreement, the PIPE Investor purchased, at a purchase price of $10.50 per share, a number of Ordinary Shares (the “PIPE Shares”) that was equal to lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”). The closing of the PIPE Investment was contingent upon, among other things, the substantially concurrent consummation of the Business Combination. On June 9, 2022, substantially concurrently with the Closing, the sale of the PIPE Shares was consummated, pursuant to which the PIPE Investor purchased an aggregate of 1,320,195 Ordinary Shares of the Company for total gross proceeds to the Company of approximately $13.9 million.

FAHL Bonds

In connection with the Business Combination, between December 31, 2021 and January 3, 2022, investors (each a “Bond Investor”) subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $11.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds were to mature and be redeemed on June 15, 2026. Interest accrued on the FAHL Bonds at a rate of 6% per annum and the Bond Investors were entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds were novated to the Company and automatically convert into 1,248,426 Ordinary Shares of the Company (the “Bond Shares”) at a price per share of $9.45, which was a 10% discount to the PIPE Investment. The number of Ordinary Shares was equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond plus accrued but unpaid interest thereon by $9.45, subject to certain adjustments. The Bond Investors include affiliates Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, who subscribed for an aggregate principal amount of $9 million of the FAHL Bonds, which converted into 977,659 Ordinary Shares of the Company.

FAHL Related Party Loans

As previously disclosed, certain parties affiliated with FAHL held outstanding loans issued to FAHL (the “FAHL Related Party Loans”), which, in the aggregate, equaled approximately $15.1 million as of the Closing of the Business Combination. The FAHL Related Party Loans were interest-free loans with no maturity date. Upon consummation of the Business Combination, all FAHL Related Party Loans were paid off or novated to the Company and converted into 1,445,164 Ordinary Shares of the Company at a price of $10.50 per share (the “Loan Shares”).

Lock-Up Agreement

At the Closing, Seller and the Sponsors executed and delivered to the Company the Lock-Up Agreement, pursuant to which, among other things, the Seller and Sponsors will agree not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the date that is the earlier of: (i) 180 days following the Closing Date; (ii) the date on which the sales price of the Ordinary Shares equals or exceeds $11.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) during the standard market trading hours for any 20 trading days within any 30-trading-day period commencing after the Closing Date; and (iii) the date that Company consummates a liquidation, merger, stock exchange, or other similar transaction that results in all of the holders of Ordinary Shares having the right to exchange their Ordinary Shares for cash, securities, or other property (the “Lock-Up Period”): (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of Ordinary Shares, or (ii) enter into any swap or other contract that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other equity securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Any waiver by the Company of the provisions of the Lock-Up Agreement requires the approval of a committee consisting of (a) Paul Packer and another individual designated by Paul Packer, and (b) two “independent” directors of the Company as of after the Closing, who shall be agreed to by each of Globis and FAHL before the Closing.

59

Forward Share Purchase Agreements

On June 8, 2022, Globis and the Forward Purchase Investors entered into Forward Share Purchase Agreements pursuant to which, on the three month anniversary of the date of the Closing, the Forward Purchase Investors may elect to sell and transfer to the Company, and the Company will purchase, in the aggregate up to 1,500,000 Ordinary Shares, or the Forward Investor Shares, consisting of (i) Ordinary Shares then held by the Forward Purchase Investors and/or (ii) any additional Ordinary Shares that the Forward Purchase Investors may acquire prior to the closing of the Business Combination. The Company will acquire the Forward Investor Shares at a price of $10.80 per share, or the Forward Shares Purchase Price. The date of the purchase by the Company of the Forward Investor Shares is referred to as the Investor Shares Closing Date. In conjunction with the sale of the Forward Investor Shares to the Company, each Investor shall notify the Company and the escrow agent of the Forward Investor Shares in writing five business days prior to the three-month anniversary of the date of the Closing Date whether or not such Forward Purchase Investor is exercising its right to sell the Forward Investor Shares that such Forward Purchase Investor holds to the Company pursuant to the Forward Purchase Agreements. Failure of timely delivery of the Investor Shares Sales Notice shall be deemed as forfeiture of such Forward Purchase Investor’s right to sell any Forward Investor Shares to the Company pursuant to the Forward Purchase Agreements. If an Investor Shares Sale Notice is timely delivered by an Investor to the Company and the escrow agent, the Company will purchase from such Forward Purchase Investor the Forward Investor Shares held by such Forward Purchase Investor on the Investor Shares Closing Date.

In exchange for the Company’s commitment to purchase the Forward Investor Shares on the Investor Shares Closing Date, each Forward Purchase Investor agreed that it will not request redemption of any of the Forward Investor Shares in conjunction with Globis’ stockholders’ approval of the Business Combination, or tender the Forward Investor Shares to Globis in response to any redemption or tender offer that Globis may commence for its shares of common stock.

Notwithstanding anything to the contrary in the Forward Purchase Agreements, commencing on the Redemption Date, the Forward Purchase Investor may sell its Forward Investor Shares in the open market as long as the sales price exceeds $10.80 per Forward Investor Share. If the Forward Purchase Investor sells any Forward Investor Shares in the open market after the Redemption Date and prior to the three-month anniversary of the Closing Date at a sales price per Forward Investor Share that is greater than $10.80, the escrow agent shall release from the relevant escrow account to the Company an amount equal to $10.80 per Early Sale Share sold in such Early Sale. As of August 12, 2022, the escrow account contained approximately $15.5 million.

The primary rationale for entering into the Forward Purchase Agreements prior to the closing of the Business Combination was to maximize the possibility that the Company would be entitled to some or all of the escrow proceeds in the event that the market price of the Ordinary Shares exceeds the Forward Shares Purchase Price during the three month period after the closing of the Business Combination. If Globis had not entered into the Forward Purchase Agreements, it is likely that such shares would have been redeemed in connection with Globis’ special meeting to approve the Business Combination and the Company would not have been entitled to retain any of the associated cash proceeds for its future operations.

If all of the remaining Forward Investor Shares are purchased on the Investor Shares Closing Date, the Forward Purchase Investors would benefit by having their shares redeemed at the Forward Shares Purchase Price, which would likely be higher than the trading price of the Company’s Ordinary Shares on the Investor Shares Closing Date. In addition, the Company’s public float would be reduced by the shares so purchased, thereby reducing liquidity for the Company’s remaining shareholders.

The Company believes the likelihood that the investors elect to exercise their right to require us to purchase their shares is dependent upon the market price of our Ordinary Share. If the market price for our Ordinary Share is less than the Forward Shares Purchase Price as of the three month anniversary of the date of the Closing, the Company believes the investors may be more likely to exercise their right to require us to redeem such shares. If the investors exercise their respective options, the escrowed funds will be used to purchase those shares and the Company would not be entitled to receive the escrow proceeds, which would reduce the cash available to us for other purposes and to execute our business strategy.

Globis Related Person Transactions

Private Placement

Simultaneously with the closing of the IPO, Globis consummated the Private Placement of (i) 4,188,889 Private Warrants at a price of $0.75 per Private Warrant to the Sponsors and (ii) 100,833 Private Placement Units at a price of $10.00 per Unit to a Sponsor, generating gross proceeds of $4,150,000. Each Private Warrant is exercisable for one share of Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants were added to the proceeds from the IPO to be held in the Trust Account. If Globis does not complete a business combination within the Combination Period, the Private Warrants will expire worthless. The Private Warrants are non-redeemable and exercisable on a cashless basis.

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020 (the “Registration Rights Agreement”), the holders of the Ordinary Shares, Private Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Common Stock issuable upon the exercise of the Private Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Globis Related Parties Loans

Pursuant to an unsecured promissory note issued to Globis SPAC LLC on January 11, 2021 (the “Note”), Globis may borrow from time to time up to $1,000,000 from Globis SPAC LLC or its assignees or successors. The Note is non-interest bearing and payable upon the consummation of a Business Combination. On various dates during the year ended December 31, 2021, Globis drew a total of $2,600,000 under the Note in accordance with its terms. On April 28, 2021, the Note was amended to terminate the option for a holder to convert the amount outstanding under the Note into Private Warrants. On July 19, 2021, the Note was amended to increase the principal amount of the Note from $1,000,000 to $2,000,000. On October 13, 2021, the Note was amended to increase the principal amount of the Note from $2,000,000 to $3,000,000. On December 29, 2021, the Note was amended to increase the principal amount of the Note from $3,000,000 to $5,000,000. On January 27, 2022, the Note was amended to increase the principal amount of the Note from $5,000,000 to $7,000,000.

60

FAHL Related Person Transactions

Lease agreement

In 2015, FAHL entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Seller owns 100% of the company that owns the building. Total rent is approximately $420,000 per year.

Exclusive Supply Agreement

Pursuant to Framework Contract for Delegation of Purchases and Terms of Application, between Forafric Maroc and Millcorp Geneve SA (“Millcorp”), a wholly owned subsidiary of the Seller, FAHL is obligated to obtain at least 80% of its annual requirements of common wheat, durham wheat, or any other cereal, for the five year period which began on April 1, 2018 and ends on March 31, 2023, will commissions payable to Millcorp. As agreed upon by the parties. Millcorp is currently providing 100% of the imported grain to FAHL. The purchases incurred were $141,6 million and $112.5 million, as of December 31, 2021 and 2020, respectively.

In the beginning of 2021, FAHL received management fees of $500,000 from Millcorp Geneve SA.

Related Party Loans

FAHL has previously funded certain working capital requirements for Forafric Energy Limited, a related entity the is owned by the sole shareholder of Seller. As of December 31, 2021 and 2020, the amounts owed to FAHL from Forafric Energy Limited for such working capital arrangement were approximately $898,000 and $387,000, respectively.

FAHL has a loan to the non-controlling interest holders of MDS Burkina in the amount of $1.2 million.

During 2021, certain assets and liabilities of Forafric Corporation were transferred to FAHL. As a result, FAHL assumed approximately $1.3 million of debt of owed by Yariv Elbaz (which amount makes up part of the FAHL Related Party Loans and received fixed assets valued at approximately $168,000. Forafric Corporation is a related entity owned by the sole shareholder of Seller.

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Statement of Policy Regarding Transactions with Related Persons Following the Business Combination

The Company adopted a formal written policy that will be effective upon the completion of the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to certain exceptions.

Indemnification of Directors and Officers

Subject to article 297 of the Company’s Memorandum and Articles of Association, a relevant director of the Company or an associated company may be indemnified out of the Company’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company. Article 297 provides that the above does not authorize any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

Under section 231 of the Companies Act, any provision (whether in the articles or in a contract with a company) exempting or indemnifying any officer of the Company for negligence, default or breach of duty is void. However, the Company may, if permitted by its articles or a contract:

(a)	indemnify a director as to the costs of successful court proceedings; and/or

(b)	purchase and maintain for any director insurance for any liability referred to in section 231.

Any person not being the Company may indemnify a director against any liability referred to in section 231.

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DESCRIPTION OF SECURITIES

The following summary of certain provisions of the Company’s securities does not purport to be complete and is subject to the Memorandum and Articles of Association and the provisions of applicable law. Copies of the Memorandum and Articles of Association are attached to this prospectus as Exhibit 3.1.

Authorized and Outstanding Share Capital

The authorized share capital of the Company is USD 131,000 (one hundred and thirty-one thousand United States Dollars) divided into: (i) 100,000,000 ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each; (ii) 1,000,000 preferred shares of USD 0.001 (one thousandth of a United States Dollar) each; and (iii) and 30,000,000 Class Z non-redeemable and non-convertible ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each, each conferring those rights, entitlements, obligations and restrictions as more particularly set out in the Memorandum and Articles of Association.

Ordinary Shares

Voting rights. Each holder of Ordinary Shares is entitled to one vote for each Ordinary Share held of record by such holder on all matters on which shareholders generally are entitled to vote. Holders of Ordinary Shares will vote together as a single class on all matters presented to the Company’s shareholders for their vote or approval. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shareholders present in person or represented by proxy, voting together as a single class.

Dividend Rights. the Company may declare an interim or final dividend to be paid to the holders of its ordinary shares in proportion to their respective shareholdings. Under the Companies Act and the Memorandum and Articles of Association, final dividend distributions are recommended by the Board and approved by an ordinary resolution of the shareholders. The amount of such final dividend may not exceed the amount recommended by the directors. Dividends may not be paid otherwise than out of the Company’s distributable reserves.

Rights upon liquidation. In the event of the liquidation of the Company, after satisfaction of liabilities to creditors, the assets of the Company will be distributed to the holders of the Ordinary Shares in the Company in proportion to their respective shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of Preferred Shares with preferential rights that may be authorized by ordinary resolution in the future.

Other rights. The holders of Ordinary Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Ordinary Shares. The rights, preferences and privileges of holders of the Ordinary Shares may be subject to those of the holders of any Preferred Shares the Company may issue in the future.

Preferred Shares

No Preferred Shares were issued or outstanding immediately after the completion of the Business Combination. The Memorandum and Articles of Association of the Company allow the board of directors of the Company to issue Preferred Shares following the passing of an ordinary resolution. Unless required by law or any stock exchange, the authorized Preferred Shares will be available for issuance by the Board upon the passing of an ordinary resolution of the holders of the Ordinary Shares. The ordinary resolutions of the shareholders of the Company would stipulate the powers, preferences and relative, participating, optional and other rights or special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as well as any restrictions, of the class of Preferred Shares as a whole.

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Class Z non-redeemable and non-convertible ordinary shares

Following the Redomiciliation, Forafric Global Limited undertook the PLC Re-registration in order to alter its authorized and issued share capital to facilitate its re-registration as a Gibraltar public company limited by shares. In order not to affect the rights of the Ordinary Shares, the then existing shares in issue in the authorised share capital of Forafric Global Limited was re-classified and re-designated into Class Z non-redeemable and non-convertible ordinary shares, and the class of Ordinary Shares was created. A Gibraltar public company must have a paid-up share capital in nominal value terms of at least £20,500 (or currency equivalent) and as such, 29,999,990 Class Z non-redeemable and non-convertible ordinary shares were allotted and issued as fully paid-up shares to the Hamer Limited for the payment by Hamer Limited to Forafric Global Limited of the par value of those shares. Hamer Limited was the sole shareholder of Forafric Global Limited at that time. The Class Z non-redeemable and non-convertible ordinary shares were intended to become deferred shares as soon as any Ordinary Shares are allotted and issued. Once the Class Z non-redeemable and non-convertible ordinary shares were issued and the minimum paid-up capital of the company was at least £20,500 or currency equivalent), Forafric Global Limited applied to re-register as a public company.

Voting rights. The holder of Class Z non-redeemable and non-convertible ordinary shares was, prior to the allotment and issue of any Ordinary Shares, entitled to one vote for each Ordinary Share held of record by such holder on all matters on which shareholders generally are entitled to vote. Following the allotment and issue of any Ordinary Shares, the holder of Class Z non-redeemable and non-convertible ordinary shares shall not be entitled to receive notice or to attend and speak or vote at any general meeting of the Company.

Dividend Rights. The holder of Class Z non-redeemable and non-convertible ordinary shares was, prior to the allotment and issue of any Ordinary Shares, entitled to share in the profits of the Company that are available for distribution. Following the allotment and issue of any Ordinary Shares, the holder of Class Z non-redeemable and non-convertible ordinary shares shall not be entitled to share in the profits of the Company that are available for distribution.

Rights upon liquidation. In the event of the liquidation of the Company, after satisfaction of liabilities to creditors, the assets of the Company will be distributed to the holders of the all classes of issued shares in the Company pari passu in proportion to their respective shareholdings. Prior to the allotment and issue of any Ordinary Shares, the holder of Class Z non-redeemable and non-convertible ordinary shares shall be entitled to the surplus assets of the Company that are available for distribution. Following the allotment and issue of any Ordinary Shares, the holder of Class Z non-redeemable and non-convertible ordinary shares shall only be entitled, on a pro rata basis and pari passu with the holders of all other shares in the Company, only the paid-up capital on the Class Z non-redeemable and non-convertible ordinary shares and shall not be entitled to any surplus assets of the Company available for distribution.

Other rights. The holders of Class Z non-redeemable and non-convertible ordinary shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class Z non-redeemable and non-convertible ordinary shares. The rights, preferences and privileges of holders of the Class Z non-redeemable and non-convertible ordinary shares may be subject to those of the holders of any Preferred Shares the Company may issue in the future.

The issuance of Preferred Shares may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. Additionally, the issuance of Preferred Shares may adversely affect the holders of Ordinary Shares by restricting dividends on the Ordinary Shares, diluting the voting power of the Ordinary Shares or subordinating the liquidation rights of the Ordinary Shares. As a result of these or other factors, the issuance of Preferred Shares could have an adverse impact on the market price of the Ordinary Shares. At present, the Company has no plans to issue any Preferred Shares.

Redeemable Warrants

Public Warrants

Each redeemable warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on June 9, 2022. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Ordinary Share. Notwithstanding the foregoing, if a registration statement covering the Ordinary Share issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Share equal to the quotient obtained by dividing (x) the product of the number of Ordinary Share underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Share for the 10 trading days ending on the third trading day prior to the date of exercise. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a business combination at 5:00 p.m., Eastern Standard Time.

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We may call the outstanding warrants for redemption (excluding the private warrants and warrants underlying the units that may be issued upon conversion of working capital loans), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Ordinary Share equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Share underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Share equal to the quotient obtained by dividing (x) the product of the number of Ordinary Share underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Ordinary Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In the event we elect to redeem all of the Public Warrants, the t Company Board shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, not less than 30 days prior to the Redemption Date to the registered holders of the Public Warrants to be redeemed at their last addresses as they shall appear on the warrant register.

The warrants will be issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Share issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Ordinary Share at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue Ordinary Share unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Ordinary Share issuable upon exercise of the warrants is current and the Ordinary Share have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Ordinary Share issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Ordinary Share issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Ordinary Share issuable upon the exercise of the warrants is not current or if the Ordinary Share is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the Ordinary Share outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Share and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Ordinary Share to be issued to the warrant holder.

An exchange offer made to both the publicly traded warrants and the warrants held by our sponsors on the same terms will not constitute an amendment requiring consent of any warrant holder.

Private Warrants

We have agreed that we will not redeem the Private Warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective). In the event that a holder of Private Warrants elects to exercise such warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. With respect to the Private Warrants, the “fair market value” shall mean, at the discretion of the holder, either (x) the last reported sale price of the Ordinary Share for the trading day prior to the date of exercise or (y) the average reported last sale price of the Ordinary Share for the 10 trading days ending on the third trading day prior to the date of exercise.

Additionally, the representative of the underwriters has agreed that it will not be permitted to exercise any Private Warrants issued to it and/or its designees after December 10, 2025. Furthermore, because the Private Warrants will be issued in private transactions, the holders and their transferees will be allowed to exercise the Private Warrants on a cashless basis or for cash even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective and receive unregistered Ordinary Shares.

Dividends

The Company did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the Ordinary Shares will depend on the financial condition of the Company after the completion of the Business Combination subject to the discretion of the Board.

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Exchange Controls

There are currently no currency control restrictions on remittances of dividends on Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Gibraltar.

Shareholder Meetings

The Company will call annual general meetings pursuant to the provisions of the Memorandum and Articles of Association in accordance with the Companies Act. The Board may call extraordinary general meetings whenever they see fit in accordance with the provisions of the Companies Act and the Memorandum and Articles of Association. A general meeting of the Company, other than a meeting for the passing of a special resolution, may be called by 7 days’ prior written notice. A general meeting of the Company for the passing of a special resolution may be called by giving at least 21 days’ prior written notice and specifying in the notice the resolution that will be proposed as a special resolution.

Subject to the provisions of the Companies Act and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting.

Appointment of Directors, Election of Directors and Vacancies

Any person who is willing to act as a director, is permitted by law to do so may be appointed to be a director of the Company by ordinary resolution, or by a decision of the Board.

Directors of the Company are generally appointed for periods of three calendar years, save as provided below. At every annual general meeting of the Company, any director who has at the start of the annual general meeting been in office for three calendar years or more since his last appointment or re-appointment shall retire at that annual general meeting but he may offer himself for reappointment by the shareholders. If the Company does not fill the vacancy in the Board at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost. The appointment of any person proposed as a director shall be effected by a separate resolution.

No person other than a director retiring by rotation shall be appointed a director at any general meeting unless he is recommended by the Board or, not less than three nor more than forty-two days before the date appointed for the general meeting, a notice executed by any shareholder qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars of that nominee, together with confirmation in writing executed by that person of his willingness to be appointed.

Save as provided above, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting. The Board may also appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Irrespective of the terms of his appointment, a director appointed by the Board shall hold office only until the next annual general meeting and shall be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion. A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

Directors of the Company are not required to hold any shares in the capital of the Company by way of qualification.

Subject to the following paragraph, the Company may by ordinary resolution of which special notice has been given, or by special resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of the articles of association or of any agreement between the Company and such director, but without prejudice to any claim the director may make for damages for breach of such agreement. The Company may, by ordinary resolution, appoint another person to be a director in the place of a director so removed from office. In default of such appointment the vacancy so arising may be filled by the Board as a casual vacancy.

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During the first three calendar years commencing from the date of adoption of the articles of association of The Company, the company may only by special resolution or extraordinary resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of the articles of association or of any agreement between The Company and such director, but without prejudice to any claim such director may make for damages for breach of such agreement.

Quorum

The Memorandum and Articles of Association provide that the holders of 33 1/3% of the issued and outstanding share capital of The Company present in person or by proxy and entitled to vote on the business to be transacted, shall be a quorum.

Vote Requirements

An ordinary resolution of the shareholders (or of a class of shareholders) of the Company means a resolution that is passed by members representing a simple majority (more than 50%) of the total voting rights of the shareholders or, as the case may be, of the class of shareholders. An extraordinary resolution of the shareholders means a resolution that is passed by shareholders representing a majority of not less than 75% of those shareholders at a general meeting of which notice specifying the terms of the resolution and the intention to propose the resolution as an extraordinary resolution has been given.

Anti-Takeover Measures; Regulation of Takeovers of Gibraltar Companies

Companies (Cross-Border Mergers) Regulations 2010

The Company is incorporated in Gibraltar and it is governed by Gibraltar legislation which regulates the takeover of Gibraltar registered companies. The Companies (Cross-Border Mergers) Regulations 2010, or the Regulations, transpose Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross border mergers of limited liability companies into the law of Gibraltar. This EC Directive has been incorporated into the laws of other EC member states, including in the United Kingdom by the Companies (Cross-Border Mergers) Regulations 2007. The Regulations in force in Gibraltar, or the Regulations, in effect, are broadly similar but not identical to those in place in the United Kingdom. These Regulations are designed to facilitate cross-border mergers of limited liability companies registered in European Member States and to thereby allow for cross-border merger of a national limited liability company of one Member State with a limited liability company of another Member State. Under the Regulations, a Gibraltar merging company has to make an application to the court to obtain a pre-merger certificate prior to any merger taking place (“Pre-Merger Certificate”). In order to obtain such a certificate, the Gibraltar company must provide the court, inter alia, with the following:

●	draft terms of the proposed merger (indicating, inter alia, details for the companies involved, share exchange ratios, effects of the merger on employees, rights or restrictions on shares, articles of association, employee participation rights, assets and liabilities transferred and account dates) (the “Draft Terms”). The Draft Terms must be approved by 75% of the members of the company;

●	a directors’ report (indicating, inter alia, the effects of a cross-border merger for members, creditors and employees, legal and economic grounds for the Draft Terms and any material interests of the directors). The report must be delivered to the employees of the company; and

●	an independent expert’s report (indicating, inter alia, details of share exchange ratios and valuation difficulties). Employees of the Gibraltar company must be able to inspect and make copies of these documents.

The courts of Gibraltar may make an order approving the completion of a cross-border merger on the joint application of all the merging companies if:

●	an order for a Pre-Merger Certificate (either granted by the courts in Gibraltar or another competent authority in another member state) has been made within 6 months;

●	the Draft Terms presented for acquiring the Pre-Merger Certificate have not been amended; and

●	there are appropriate arrangements for employee participation in the transferee company in accordance with part 4 of the Regulations. Such an order will specify the date on which the consequences of the cross-border merger are to have effect. A copy of this order must be provided to the Registrar of Companies of Gibraltar within 7 days of the order if this has been made in Gibraltar or within 14 days if this has been made in another Member State.

The Companies (Cross-Border Mergers) Regulations 2010 only apply to mergers between companies in different European Member States. More commonly, takeovers of a Gibraltar registered company can also take place via a scheme of arrangement pursuant to the Companies Act.

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The Gibraltar Companies Act 2014

The takeover of a Gibraltar registered company can take place via a scheme of arrangement under the Companies Act. The relevant sections of the Companies Act provide, inter alia, that an application must be made to court in order to convene a meeting of members of such company where such an arrangement can be proposed between a company and its members. Draft terms of the merger as well as other reports and accounting statements would need to be prepared, filed with the Companies Registrar and published prior to such a meeting being convened. At such meeting, at least 75% of the members present in person or by proxy must approve the arrangement in order for a court to thereafter be able to sanction the same. If sanctioned, the court may also order the transfer of undertaking, property and/or liabilities of the transferor company in accordance with the terms of the scheme.

In addition to the above, another mechanism exists under s.208 of the Gibraltar Companies Act 1930 and s.352(A) of the Companies Act (commonly referred to as the “Squeeze Out provisions”) which provides for the situation where a bidder proposes a scheme or contract to take over the shares of a Gibraltar registered company and certain shareholders do not consent to the proposal. If within four months from making such a proposal more than 90% of shareholders of a target company agree to the terms of such a scheme or contract, then the bidding company may within two months after the expiration of said four months give notice to the dissenting members of the target company that it will acquire the shares and certain shareholders do not consent to the proposal on the same terms of the scheme or contract. A Gibraltar scheme of arrangement, therefore, eliminates the risk that a minority of less than 10% of the target company’s shareholders may resist the transfer of their shares to the bidder. It should be noted, however, that such a scheme can be subject to the sanction of the court as any dissenting members may apply to court for an order seeking relief from such a scheme or contract.

Financial Services Act 2019 – Part 20 Acquisitions

Part 20 of the Financial Services Act 2019 applies to takeover bids for the securities of companies governed by the law of Gibraltar, where all or some of those securities are admitted to trading on a regulated market in Gibraltar. However, Gibraltar does not, as yet, have a regulated market. The Gibraltar Financial Services Commission is designated as the competent authority for the purposes of Part 20. Part 20 contains provisions on the conduct of bids, squeeze outs and sell outs, and applicable offences.

Registration Rights

Certain Company shareholders have registration rights with respect to their Ordinary Shares following the consummation of the Business Combination.

Transfer Agent and Registrar

The transfer agent for the Company securities will be VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Listing of Ordinary Shares

Globis has applied for the listing, to be effective at the time of the Business Combination, of the Company’s Ordinary Shares and warrants on Nasdaq under the ticker symbols “AFRI” and “AFRIW,” respectively.

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ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Lock-up Periods and Registration Rights

At the Closing, Seller and the Sponsors executed and delivered to the Company the Lock-Up Agreement, pursuant to which, among other things, the Seller and Sponsors agreed not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the date that is the earlier of: (i) 180 days following the Closing Date; (ii) the date on which the sales price of the Ordinary Shares equals or exceeds $11.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) during the standard market trading hours for any 20 trading days within any 30-trading-day period commencing after the Closing Date; and (iii) the date that Company consummates a liquidation, merger, stock exchange, or other similar transaction that results in all of the holders of Ordinary Shares having the right to exchange their Ordinary Shares for cash, securities, or other property (the “Lock-Up Period”): (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of the Company’s Ordinary Shares, or (ii) enter into any swap or other contract that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other equity securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Any waiver by the Company of the provisions of the Lock-Up Agreement requires the approval of a committee consisting of (a) Paul Packer and another individual designated by Paul Packer, and (b) two “independent” directors of Globis as of after the Closing, who were agreed to by each of Globis and FAHL.

Pursuant to a registration rights agreement entered into on December 10, 2020 (the “Registration Rights Agreement”), the holders of the Common Stock, Private Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Common Stock issuable upon the exercise of the Private Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Securities Act Restrictions on Resale of the Company’s Securities

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares of the Company then outstanding (as of the date of this proxy statement/prospectus, the Company has 26,456,844 Ordinary Shares outstanding); or

●	the average weekly reported trading volume of the Company ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 was not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsors will be able to sell their ordinary shares and Private Warrants, as applicable, pursuant to Rule 144 without registration one year after the completion of the Business Combination.

Following the completion of the Business Combination, the Company is no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 becomes available for the resale of the above noted restricted securities.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is an analysis of the material U.S. federal income tax consequences of the ownership and disposition of the Company Ordinary Shares and the Company Warrants. This analysis applies only to the Ordinary Shares and the Company Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of the Company Ordinary Shares and the Company Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not analyzed. This analysis is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences analyzed below. The Company has not sought and will not seek any rulings from the IRS regarding the matters analyzed below. There can be no assurance the IRS will not take, or a court will not sustain, a contrary position regarding the tax consequences analyzed below.

This analysis does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers, or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons holding the Company Ordinary Shares and/or the Company Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company Ordinary Shares and/or the Company Warrants, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Ordinary Shares;

●	founders, sponsors, officers or directors of the Company or holders of private placement warrants;

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●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received the Company Ordinary Shares and/or the Company Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

In addition, this analysis does not address any tax consequences to investors that directly or indirectly held equity interests in FAHL prior to the Business Combination, including holders of the Company Ordinary Shares and/or the Company Warrants that also held, directly or indirectly, equity interests in FAHL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes held or holds the Company Ordinary Shares and/or the Company Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this analysis, a “U.S. Holder” is any beneficial owner of shares of Globis securities, the Company Ordinary Shares and/or the Company Warrants, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

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THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF Globis UNITS OR Globis SECURITIES DEPEND IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF THE COMPANY ORDINARY SHARES AND/OR THE COMPANY WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE BUSINESS COMBINATION, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF THE COMPANY ORDINARY SHARES AND/OR THE COMPANY WARRANTS.

U.S. Federal Income Tax Treatment of The Company

Tax Residence of The Company for U.S. Federal Income Tax Purposes.

Although the Company is incorporated and tax resident in Gibraltar, following the closing of the Business Combination the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because the Company is not so created or organized (but is instead incorporated only in Gibraltar), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

The Company acquired substantially all of the assets of Globis through the Business Combination. As a result, Section 7874 of the Code may apply to cause the Company to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

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Based upon the terms of the Business Combination, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, the Section 7874 Percentage of Globis stockholders in the Company should be less than 80% after the Business Combination. Accordingly, the Company is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Moreover, former holders of Globis Common Stock may be deemed to own an amount of the Company Ordinary Shares in respect to certain redemptions by former holders of Globis Common Stock prior to the Business Combination for purposes of determining the ownership percentage of former holders of Globis Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of the Company as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 the Company’s status as a foreign corporation for U.S. federal income tax purposes, the Company and certain the Company shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on the Company and future withholding taxes on certain the Company shareholders. In particular, holders of the Company Ordinary Shares and/or the Company Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage were such that the Company were still respected as a foreign corporation under Code Section 7874, the Company may be limited in using its equity to engage in future acquisitions of U.S. corporations over the 36-month period following the Business Combination. If the Company were to be treated as acquiring substantially all of the assets of a U.S. corporation within the 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of the Company attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this analysis assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of Globis’ Tax Attributes and Certain Other Adverse Tax Consequences to The Company and The Company’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, the Section 7874 Percentage should be less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to the Company or Globis after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination were at least 60% but less than 80%, the Company and certain of the Company’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by the Company include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that Globis will have a significant amount of inversion gain as a result of the Business Combination.

The determination that the Section 7874 Percentage should be less than 60% after the Business Combination is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. There can be no assurance that the IRS will not challenge whether the Company is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to the Company, significant adverse tax consequences could result for the Company and for certain the Company shareholders, including a higher effective corporate tax rate on the Company U.S. Holders.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of The Company Ordinary Shares and The Company Warrants to U.S. Holders.

Distributions on The Company Ordinary Shares

Subject to the analysis below under “— Passive Foreign Investment Company Rules,” if the Company makes distributions of cash or property on the Company Ordinary Shares, such distributions will be treated first as a dividend to the extent of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by the Company (or another applicable withholding agent). If the Company does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the analysis above under “— Utilization of Globis’ Tax Attributes and Certain Other Adverse Tax Consequences to the Company and the Company’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the U.S. or (b) the Company is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

●	the Company is neither a PFIC (as analyzed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for the Company’s taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements;

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

●	the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

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There is no comprehensive income tax treaty between the U.S. and Gibraltar, thus the Company will not be eligible for benefits of an applicable comprehensive income tax treaty. In addition, there can be no assurance that the Company Ordinary Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, the Company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Company Ordinary Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on the Company Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as analyzed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by the Company with respect to the Company Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of The Company Ordinary Shares and The Company Warrants

Subject to the analysis below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of the Company Ordinary Shares or the Company Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the Company Ordinary Shares or the Company Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Company Ordinary Shares and/or the Company Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Gibraltar tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit.

Exercise, Lapse, or Redemption of a The Company Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Company Ordinary Share on the exercise of a Company Warrant for cash. A U.S. Holder’s tax basis in a Company Ordinary Shares received upon exercise of the Company Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Globis Warrant exchanged therefor (assuming the Business Combination is not a taxable transaction, as discussed above) and the exercise price. The U.S. Holder’s holding period for a Company Ordinary Share received upon exercise of the Company Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Company Warrant and will not include the period during which the U.S. Holder held the Company Warrant. If a Company Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Company Warrant.

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The tax consequences of a cashless exercise of a Company Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in The Company Ordinary Shares received generally would equal the U.S. Holder’s basis in The Company Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in The Company Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of The Company Warrants and will not include the period during which the U.S. Holder held The Company Warrants. If the cashless exercise were treated as a recapitalization, the holding period of The Company Ordinary Shares would include the holding period of The Company Warrants exercised therefor.

It is also possible that a cashless exercise of a Company Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of The Company Ordinary Shares and The Company Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of the Company Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Company Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Company Ordinary Shares that would have been received in a regular exercise of the Company Warrants deemed surrendered, net of the aggregate exercise price of such the Company Warrants and (ii) the U.S. Holder’s tax basis in such the Company Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Company Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Company Warrants deemed exercised and (ii) the aggregate exercise price of such the Company Warrants. A U.S. Holder’s holding period for the Company Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants and will not include the period during which the U.S. Holder held the Company Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Company Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Company Warrants.

Subject to the PFIC rules described below, if the Company redeems the Company Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “— Exercise, Lapse, or Redemption of a The Company Warrant” or if the Company purchases the Company Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Company Ordinary Shares and the Company Warrants.”

Possible Constructive Distributions

The terms of each the Company Warrant provide for an adjustment to the number of the Company Ordinary Shares for which the Company Warrant may be exercised or to the exercise price of the Company Warrant in certain events, as discussed in the section of this registration statement captioned ““— Exercise, Lapse, or Redemption of a The Company Warrant.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Company Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (for instance, through an increase in the number of the Company Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Company Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on The Company Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such The Company Warrant received a cash distribution from the Company equal to the fair market value of such increase in interest.

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Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Company Ordinary Shares and the Company Warrants could be materially different from that described above, if the Company is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, the Company will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which the Company own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company does not believe it is a PFIC for U.S. federal income tax purposes for its current taxable year, which includes the Business Combination, and does not expect to become one for U.S. federal income tax purposes in the near future.

Nevertheless, whether the Company is treated as a PFIC is determined on an annual basis. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of the Company’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether the Company will be a PFIC in 2022 or for any future taxable year. In addition, neither Globis’ nor the Company’s respective U.S. counsel expresses any opinion with respect to the Company’s PFIC status for 2022 or future taxable years.

Under the PFIC rules, if the Company were considered a PFIC at any time that a U.S. Holder owns the Company Ordinary Shares or the Company Warrants, the Company would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) the Company has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s the Company Ordinary Shares in which the Company was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its the Company Ordinary Shares at their fair market value on the last day of the last taxable year in which the Company is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Company Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless the Company subsequently becomes a PFIC.

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For each taxable year that the Company is treated as a PFIC with respect to a U.S. Holder’s the Company Ordinary Shares or the Company Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of the Company Ordinary Shares and under proposed regulations transfers of the Company Warrants and certain transfers of the Company Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its the Company Ordinary Shares or the Company Warrants (collectively the “excess distribution rules”), unless, with respect to the Company Ordinary Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Company Ordinary Shares or the Company Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Company Ordinary Shares or the Company Warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Company Ordinary Shares or the Company Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Company Ordinary Shares or the Company Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which the Company may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that the Company does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of the Company’s subsidiaries.

If the Company is a PFIC, a U.S. Holder of shares in the Company may avoid taxation under the excess distribution rules described above in respect to the Company Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its the Company Ordinary Shares only if the Company provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that the Company will have timely knowledge of its status as a PFIC in the future or that the Company will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its the Company Ordinary Shares would generally be required to include in income for each year that the Company is treated as a PFIC the U.S. Holder’s pro rata share of the Company’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Company Ordinary Shares. Any net deficits or net capital losses of the Company for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Company Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Company Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Company Ordinary Shares by a corresponding amount. If the Company owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to the Company’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that the Company will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, the Company may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance the Company will be able to cause the Lower-Tier PFIC to provide such required information.

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If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Company Ordinary Shares in which the Company is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its the Company Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Company Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Company Ordinary Shares.

It is not entirely clear how various aspects of the PFIC rules apply to the Company Warrants. However, a U.S. Holder may not be eligible to make a QEF election with respect to its the Company Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired the Company Ordinary Shares (or has previously made a QEF election with respect to the Company Ordinary Shares), the QEF election will apply to the newly acquired the Company Ordinary Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired the Company Ordinary Shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Company Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its the Company Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if the Company is a PFIC and the Company Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s the Company Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) the Company Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its the Company Ordinary Shares, such U.S. Holder generally will include in income for each year that the Company is treated as a PFIC with respect to such the Company Ordinary Shares an amount equal to the excess, if any, of the fair market value of The Company Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in The Company Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Company Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Company Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Company Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Company Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Company Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such the Company Ordinary Shares previously included in income. A U.S. Holder’s basis in the Company Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions the Company makes would generally be subject to the rules discussed above under “— Distributions on The Company Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of the Company Warrants may not be able to make a mark-to-market election with respect to their the Company Warrants.

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The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Company Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that The Company Ordinary Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless The Company Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for The Company Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for The Company Ordinary Shares in which The Company is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to The Company Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s The Company Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if the Company is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of the Company Ordinary Shares and the Company Warrants. For purposes of this analysis, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of the Company Ordinary Shares or the Company Warrants that is for U.S. federal income tax purposes not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of the Company Ordinary Shares or the Company Warrants (except to the extent analyzed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to Globis Common Stock or the ownership and disposition of the Company Ordinary Shares or the Company Warrants.

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Non-U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Globis Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Globis Common Stock, as described above under “— U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock.”

Subject to the analysis below concerning backup withholding, if such a redemption qualifies as a sale of the Globis Common Stock, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing U.S. federal income tax liability unless one of the exceptions described below under “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Company Ordinary Shares and the Company Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of Globis Common Stock. Moreover, redeeming Non-U.S. Holders may be subject to U.S. federal income tax on any gain recognized as a result of the redemption if Globis Common Stock constitutes a U.S. real property interest by reason of Globis’ status as a U.S. real property holding corporation for U.S. federal income tax purposes. Globis believes that it is not and has not been at any time since its formation a U.S. real property holding corporation.

If a Non-U.S. Holder receives cash for Globis Common Stock, and the redemption is treated as a corporate distribution (rather than a sale of stock under Section 302 of the Code), the Non-U.S. Holder will be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty and the Non-U.S. Holder provides a proper certificate of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable)) on the gross amount of the distribution to the extent the distribution is paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and treated as dividends, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Globis Common Stock and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Globis Common Stock, which will be treated as described in the paragraph immediately above. A redemption treated as a dividend by Globis to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same corporate or graduated individual rates applicable to U.S. Holders (together with branch profits tax, at a 30% rate, or such lower rate specified by an applicable tax treaty, as adjusted for certain items, if such Non-U.S. Holder is a corporation).

IF YOU ARE A NON-U.S. HOLDER OF Globis COMMON STOCK CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Company Ordinary Shares and the Company Warrants to Non-U.S. Holders

Subject to the analysis below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Company Ordinary Shares and the Company Warrants to U.S. Holders — Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of the Company Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of the Company Ordinary Shares and/or the Company Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

●	the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

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Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of the Company Warrant, or the lapse of the Company Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of the Company Warrant by a U.S. Holder, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Company Ordinary Shares and the Company Warrants to U.S. Holders — Exercise, Lapse or Redemption of the Company Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Company Ordinary Shares and the Company Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s The Company Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of The Company Ordinary Shares and The Company Warrants to U.S. Holders — Exercise, Lapse or Redemption of a Company Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of The Company Ordinary Shares and The Company Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Globis Common Stock, dividends received by U.S. Holders of the Company Ordinary Shares, and the proceeds received on the disposition of the Company Ordinary Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Globis Common Stock or the Company Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of the Company Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of Globis securities or their The Company Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to the Company Ordinary Shares and proceeds from the sale of other disposition of the Company Ordinary Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX ANALYSIS SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE BUSINESS COMBINATION, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND OF THE OWNERSHIP AND DISPOSITION OF THE COMPANY ORDINARY SHARES AND THE COMPANY WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

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PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

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Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the Ordinary Shares registered hereby. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
SEC registration fee	$25,330
Printing expenses	$1,000
Legal fees and expenses	$120,000
Accounting fees and expenses	$50,000
Total	$196,330

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LEGAL MATTERS

The legality of the Ordinary Shares offered by this prospectus and certain other Gibraltar legal matters will be passed upon for the Company by Hassans International Law Firm Limited. Certain other legal matters relating to U.S. federal law will be passed upon by McDermott Will & Emery LLP, New York, New York.

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EXPERTS

The financial statements of Globis Acquisition Corp. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Forafric Agro Holdings Limited and Subsidiaries at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in the Proxy Statement of Globis Acquisition Corp., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITY

The Company is a Gibraltar public company limited by shares and, as a result, the rights of the holders of the Ordinary Shares are governed by Gibraltar law and the Company’s Memorandum and Articles of Association. The Company conducts its operations through subsidiaries which are located outside the United States. All of the Company’s assets are located outside the United States, and substantially all of the Company’s business is conducted outside the United States. All of the Company’s officers and a majority of the Company’s directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against the Company or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Gibraltar will enforce judgments obtained in other jurisdictions, including the U.S., against the Company or the Company’s directors or officers under the securities laws of those jurisdictions or entertain actions in Gibraltar against the Company or the Company’s directors or officers under the securities laws of other jurisdictions.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 of which this prospectus forms a part under the Securities Act that registers the Ordinary Shares that may be offered under this prospectus from time to time. The registration statement on Form F-1, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities being sold hereunder, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is https://www.forafric.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Forafric Agro Holdings Limited
Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-2
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2021, December 31, 2020 and December 31, 2019	F-3
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) for the years ended December 31, 2021, December 31, 2020 and December 31, 2019	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2021, December 31, 2020 and December 31, 2019	F-5
Notes to Consolidated Financial Statements	F-6

Unaudited Condensed Consolidated Financial Statements as of March 31, 2022 and December 31, 2021 and for the Three Months Ended March 31, 2022 and 2021
Condensed Consolidated Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021	F-32
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2022 and March 31, 2021 (Unaudited)	F-33
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2022 and March 31, 2021 (Unaudited)	F-34
Condensed Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2022 and March 31, 2021 (Unaudited)	F-35
Notes to Condensed Consolidated Financial Statements	F-36

Globis Acquisition Corp.
Financial Statements as of December 31, 2021
Report of Independent Registered Public Accounting Firm	F-53
Balance Sheets as of December 31, 2021 and 2020	F-54
Statement of Operations for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020	F-55
Statement of Changes in Shareholders’ Equity for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020	F-56
Statement of Cash Flows for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020	F-57
Notes to Financial Statements	F-58

Unaudited Condensed Consolidated Financial Statements as of March 31, 2022
Condensed Consolidated Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021	F-72
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-73
Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-74
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-75
Notes to Unaudited Condensed Consolidated Financial Statements	F-76

92

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors

Forafric Agro Holdings Limited and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Forafric Agro Holdings Limited and Subsidiaries (the “Company”), as of December 31, 2021 and 2020, the related Consolidated Statement of Operations and Comprehensive Income (Loss), Changes in Stockholder’s Equity (Deficit) and Cash Flows for the years ended December 31, 2021, 2020 and 2019 and the related notes (collectively referred to as the “Consolidated Financial Statements”). In our opinion, the Consolidated Financial Statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for the years ended December 31, 2021, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Consolidated Financial Statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the Consolidated Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Consolidated Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidated Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021

Melville, New York

April 18, 2022

F-1

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	Years ended
	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$14,393	$12,683
Accounts receivable, net of allowance for credit losses of $15,737 and $13,532, respectively	32,313	27,482
Amount due from related parties	898	387
Other receivables	32,022	15,441
Inventories	37,563	26,545
Other assets, current	359	24
Total current assets	117,548	82,562
Property, plant, and equipment, net	109,476	89,621
Right-of-use assets	16,359	16,634
Goodwill	51,571	48,072
Intangible assets, net	3,975	363
Other assets, noncurrent	973	484
Total assets	$299,902	$237,736

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Lines of credit – working capital	$79,504	$65,176
Lines of credit – wheat inventories	70,361	47,975
Accounts payable	26,196	12,841
Accrued expenses	13,062	11,410
Contract liabilities	1,910	3,620
Current portion of long-term debt	10,845	7,371
Other liabilities, current	1,019	659
Total current liabilities	202,897	149,052
Long-term debt	14,129	6,143
Loan from related party	1,234	-
Stockholder loans	15,269	8,683
Deferred tax liabilities	18,721	21,864
Total liabilities	252,250	185,742
Commitments and contingencies (Note 17)

Stockholder’s equity:
Common stock, $1 par value; 120,000,000 shares authorized; issued, and outstanding at December 31, 2021 and December 31, 2020	120,000	120,000
Accumulated deficit	(83,550)	(74,397)
Accumulated other comprehensive income	3,685	6,309
Non-controlling interest	7,517	82
Total stockholder’s equity	47,652	51,994
Total liabilities and stockholder’s equity	$299,902	$237,736

The accompanying notes are an integral part of these consolidated financial statements.

F-2

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

	Years ended
	December 31,
	2021	2020	2019

Revenues	$261,679	$196,596	$183,209
Cost of sales	219,311	156,188	147,498
Gross profit	42,368	40,408	35,711
Operating expenses:
Selling, general and administrative expenses	38,982	30,517	31,733
Total operating expenses	38,982	30,517	31,733
Operating income	3,386	9,891	3,978
Other expense (income):
Interest income	(543)	(3)	(5)
Interest expense	10,362	6,847	9,432
Foreign Exchange loss	1,440	3,043	141
Total other expense	11,259	9,887	9,568
Loss before income taxes	(7,873)	4	(5,590)
Income tax (benefit) expense	(89)	143	2,509
Net loss	(7,784)	(139)	(8,099)
Net income attributable to noncontrolling interest	198	(29)	-
Net loss attributable to the Company	$(7,982)	$(110)	$(8,099)

Loss per common share - basic and diluted	$(0.06)	$(0.03)	$(2,194.85)

Weighted average number of shares outstanding - basic and diluted	120,000,000	3,620,017	3,690

Net loss	(7,784)	(139)	(8,099)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(2,995)	5,774	535
Total other comprehensive loss	(2,995)	5,774	535
Comprehensive loss	(10,779)	5,635	(7,564)
less: Comprehensive loss attributable to non-controlling interest	(173)	(29)	-
Comprehensive loss attributable to the Company	$(10,606)	$5,664	$(7,564)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(In thousands, except share and per share data)

				Accumulated
				Other	Non-
	Common Stock		Accumulated	Comprehensive	Controlling	Total
	Shares	Amount	Deficit	Income (Loss)	Interest	Equity
Balance, January 1, 2019	3,690	$4	$(66,523)	$-	$-	$(66,519)
Net loss	-	-	(8,099)	-	-	(8,099)
Foreign exchange gain	-	-	-	535	-	535
Balance, December 31, 2019	3,690	$4	$(74,622)	$535	$-	$(74,083)
Consolidation of variable interest entity	-	-	335	-	111	446
Net loss	-	-	(110)	-	(29)	(139)
Foreign exchange gain	-	-	-	5,774	-	5,774
Conversion of stockholder loan to common stock	119,996,310	119,996	-	-	-	119,996
Balance, December 31, 2020	120,000,000	$120,000	$(74,397)	$6,309	$82	$51,994
Consolidation of variable interest entities	-	-	-	-	7,608	7,608
Net (loss) income	-	-	(7,982)	-	198	(7,784)
Transfer of stockholder loan from related party	-	-	(1,339)	-	-	(1,339)
Contribution of fixed assets from related party	-	-	168	-	-	168
Foreign exchange loss	-	-	-	(2,624)	(371)	(2,995)
Balance, December 31, 2021	120,000,000	$120,000	$(83,550)	$3,685	$7,517	$47,652

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share data)

	Years ended
	December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(7,784)	$(139)	$(8,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	3,982	3,639	3,740
Amortization of intangible assets	55	149	137
Amortization of right-of-use assets	1,173	1,183	1,168
Bad debt expense	2,794	1,508	3,010
Deferred income taxes	(2,585)	(1,876)	388
Changes in operating assets and liabilities:
Accounts receivable	(4,370)	3,289	30,982
Other receivables	(5,673)	(4,085)	6,855
Inventories	(9,825)	(11,681)	19,904
Accounts payable	2,325	(2,994)	(58,956)
Other payables and liabilities	(4,609)	(122)	(466)
Net cash used in operating activities	(24,517)	(11,129)	(1,337)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(8,639)	-	-
Purchase of equity method investment	(385)	-	-
Advances to related parties	(511)	-	-
Purchases of property, plant, and equipment	(4,833)	(657)	(1,387)
Sales of property, plant, and equipment	488	236	1,659
Additions to intangible assets	(634)	(278)	(100)
Additions to right-of-use assets	(1,531)	(353)	(242)
Net cash used in investing activities	(16,045)	(1,052)	(70)
Cash flows from financing activities:
Stockholder loans	5,415	-	-
Proceeds from issuance of convertible bonds	500	-	-
Borrowings on financial debt	163,993	108,301	92,180
Repayments on financial debt	(127,154)	(89,535)	(130,112)
Net cash provided by (used in) financing activities	42,754	18,766	(37,932)
Effect of exchange rate changes on cash and cash equivalents	(482)	(2,896)	(434)
Net increase in cash and cash equivalents	1,710	3,689	(39,773)
Cash and cash equivalents, beginning of year	12,683	8,994	48,767
Cash and cash equivalents, end of year	$14,393	$12,683	$8,994

Non-cash investing and financing activities:
Issuance of stock to stockholder to extinguish debt	$-	$119,996	$-
Transfer of related party debt	$(1,339)	$-	$-
Consolidation of variable interest entities related to business acquisitions	$7,608	$446	$-
Fixed assets contributed from related party	$168	$-	$-

Supplemental cash flow disclosures:
Interest paid	$9,202	$6,847	$9,432
Net income taxes paid	$2,495	$1,904	$2,122

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2021, 2020 and 2019

(In thousands, except share and per share data)

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Forafric Agro Holdings Limited and Subsidiaries (the “Company”, “we”, “us” or “our”) through its subsidiaries is a market leader in the milling industry in Morocco, with a complete offering of flours and semolina, secondary processing products including pasta and couscous, rice, and starches (“Milling Business”). The Company is wholly owned by Lighthouse Capital Limited (the “Parent” or “Parent Company”).

Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”). By way of the acquisition, we acquired a 60% stake in a wheat milling business in the region of Meknes, Morocco. The investment in Sanabil SA enables the Company to strengthen industrial activities on the Moroccan market and expand geographically to reach all important customers. Refer to Note 2 – Summary of Significant Accounting Policies and Note 14 – Variable Interest Entities and Acquisitions for further information.

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”). By way of the acquisition, we acquired a 78.21% stake in a wheat milling business in Burkina Faso. The investment in MDS Burkina enables the Company to continue to expand its strategic footprint in west Africa. Refer to Note 2 – Summary of Significant Accounting Policies and Note 14 – Variable Interest Entities and Acquisitions for further information.

Effective on April 30, 2021, the Company completed a share purchase acquisition of Moulins du Sahel Mali S.A. (“MDS Mali”). By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali. The investment in MDS Mali enables Forafric to obtain a strategic footprint in West Africa. Refer to Note 2 – Summary of Significant Accounting Policies and Note 14 – Variable Interest Entities and Acquisitions for further information.

Effective on November 5, 2020, pursuant to an investment and shareholders agreement (“Trigola Agreement”) dated November 5, 2020, the Company entered into an agreement with Trigola, SU, LDA (“Trigola”), an entity incorporated in the Republic of Angola and owned by the Parent for a majority share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agreed to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Business has rights to 75% of Trigola’s net profits, if any. Trigola is determined to be a VIE. Refer to Note 2 – Summary of Significant Accounting Policies and Note 15 – Variable Interest Entities for further information.

As of December 31, 2020, the Company owned common stock representing 100% ownership in Millcorp Geneva SA (“Millcorp”). Millcorp is a trading company that trades grains and oils for use as animal feed (“Grain Trading Business”). On June 1, 2021 (“Separation Date”), the Company distributed its 100% ownership in Millcorp to the Parent Company which resulted in the spin-off of its Grain Trading business (“Restructuring”). The Company did not receive any consideration from the Parent Company for distributing the 100% ownership in Millcorp. The assets, liabilities, and results of operations of Millcorp have been excluded from these consolidated financial statements. Refer below to Basis of Presentation for further information.

Based on an evaluation of the guidance under Staff Accounting Bulletin (“SAB”) Topic 5.Z.7, Accounting for the spin-off of a subsidiary, it was determined that the Restructuring should be reflected as a change in reporting entity. As such, the accompanying consolidated financial statements of the Company retroactively reflect the Restructuring, including all distributions and transactions in conjunction therewith, and exclude Millcorp for all periods presented. These consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company.

In June 2021, the Company signed a letter of intent to be acquired by Globis Acquisition Corp. (“Globis”). Globis is a special purpose acquisition company (“SPAC”) listed on the NASDAQ exchange in the United States. As of April 18, 2022, the transaction is in the process of being finalized and is expected to close in 2022, subject to approval by the SEC and the shareholders of the SPAC.

F-6

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

On December 19, 2021, Globis and the Company entered into a Business Combination Agreement (the “Business Combination”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (i) Globis will merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”); (ii) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares (the “Redomiciliation”) and change its name to “Forafric Global PLC” (referred to herein as “The Company”); and (iii) immediately following the effectiveness of the Redomiciliation, The Company will acquire 100% of the equity interests in the Company from the Lighthouse Capital Limited (“Seller”) and the Company will become a direct subsidiary of The Company.

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of The Company is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

Basis of Presentation - These consolidated financial statements reflect the financial condition, results of operations and cash flows of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

These consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated. Refer to Note 18 — Related Parties for further information regarding the Company’s related party transactions.

Reportable Segments – Prior to the fourth quarter of 2021, the Company had four reportable segments. Effective in the fourth quarter of 2021, the manner in which the Company’s Chief Executive Officer, who is the chief operating decision maker (the “CODM”), evaluates performance and makes decisions about how to allocate resources changed, and the Company reported results in three operating and reportable segments, Soft Wheat, Durum Wheat and Couscous and Pasta, Refer to Note – 17 Segment Information for further information regarding the Company’s reportable segments.

As a result of the change in reportable segments described above, the Company has recast previously reported segment information to conform to the current management view for all prior periods presented. The changes to reportable segments had no impact to the Company’s consolidated financial statements.

F-7

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of our consolidated financial statements in conformity with GAAP requires management to use judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net sales and expenses during the reporting period. Significant accounting policy elections, estimates and assumptions include, among others, allowance for credit losses, valuation assumptions of goodwill and intangible assets, useful lives of long-lived assets, and measurement of income tax assets.

Given the uncertainty of the global economic environment and the impact of COVID-19, our estimates could be significantly different than future performance. Actual results could differ from these estimates. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material effect on our consolidated financial statements.

Principles of Consolidation – The accompanying consolidated financial statements include all entities controlled by the Company after reflecting the Restructuring previously described.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive the benefits from its activities that could potentially be significant to the entity. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The accounts of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Cash Equivalents - We consider temporary cash investments with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of cost or net realizable value. The Company’s inventory is valued using the weighted average cost method. The costs of finished goods inventories include raw materials, labor, and overhead costs.

Property, Plant, and Equipment - Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets as follows:

Assets	Useful Lives
Buildings	39 years
Machinery and equipment (technical installations)	30-50 years
Other assets	5-30 years

Building improvements are depreciated over the shorter of the estimated useful life of the assets or the remaining useful life. Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

We perform impairment tests when circumstances indicate that the carrying value of an asset may not be recoverable. Indicators of impairment include deteriorations in operating cash flows, the anticipated sale or disposal of an asset group, and other significant changes in business conditions. Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company’s assessment of recoverability of property, plant and equipment is performed on a reporting unit level. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of such asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value, less estimated costs to sell.

F-8

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Goodwill and Other Intangible Assets - Identifiable intangible assets with finite lives are amortized over their estimated useful lives as follows:

Assets	Useful Lives
Trademarks	Indefinite
Customer relationships	20 years
Patents and licenses	5-10 years
Computer software	5-10 years
Other intangible assets	3-10 years

Recognized intangible assets, exclusive of goodwill, are amortized over the useful lives of the assets unless that life is determined to be indefinite. All of our intangible assets, exclusive of goodwill and trademarks, are finite lived. All amortization expense related to intangible assets is recorded in Selling, general, and administrative expense in the consolidated statements of operations. Intangible assets with finite lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of the undiscounted cash flows indicates impairment, the asset is written down to its estimated fair value, which is generally based on discounted future cash flows.

Goodwill and other indefinite-lived intangible assets are evaluated for impairment annually, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our annual impairment evaluation is conducted on the first day of our fiscal fourth quarter.

In accordance with the accounting standards, an entity has the option first to assess qualitative factors to determine whether events and circumstances indicate that it is more likely than not that goodwill or an indefinite-lived intangible asset is impaired. If after such assessment an entity concludes that the asset is not impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the asset using a quantitative impairment test, and if impaired, the associated assets must be written down to fair value.

The quantitative impairment test for goodwill compares the fair value of a reporting unit with the carrying value of its net assets, including goodwill. If the fair value of the reporting unit is less than the carrying value of the reporting unit, an impairment charge would be recorded to the Company’s operations, for the amount in which the carrying amount exceeds the reporting unit’s fair value. We determine fair values for each reporting unit using the market approach, when available and appropriate, the income approach, or a combination of both. The income approach involves forecasting projected financial information (such as revenue growth rates, profit margins, tax rates, and capital expenditures) and selecting a discount rate that reflects the risk inherent in estimated future cash flows. Under the market approach, the fair value is based on observed market data. If multiple valuation methodologies are used, the results are weighted appropriately.

Revenue Recognition – The Company follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer. The majority of the Company’s contracts with customers have one performance obligation and a contract duration of one year or less. The Company applies the practical expedient in Accounting Standards Codification (“ASC”) paragraph 10-50-14 of ASC Topic 606, Revenue from Contracts with Customers and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Trade discounts or volume rebates are recognized as a deduction in revenue. No payment terms beyond one year are granted at contract inception.

Revenue related to the sale of goods and equipment is measured based on consideration specified in a contract with a customer. The Company recognizes revenue from these contracts at a point in time when it satisfies a performance obligation by transferring control of a product to a customer, generally when legal title and risks and rewards transfer to the customer. Sales terms typically provide for transfer of title at the time and point of delivery and acceptance of the product being sold.

F-9

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Amounts received from customers prior to revenue recognition on a contract are recorded as contract liabilities on the consolidated balance sheets.

Amounts paid to suppliers prior to purchase recognition are recorded within other receivables on the consolidated balance sheets.

Shipping and Handling Costs – Shipping and handling costs related to contracts with customers for the sale of goods are accounted for as a fulfillment activity and are included in cost of sales. Accordingly, amounts billed to customers for such costs are included as a component of revenues.

Taxes Collected from Customers and Remitted to Governmental Authorities – The Company does not include taxes assessed by governmental authorities that are (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers, in the measurement of transactions prices or as a component of revenues and cost of sales.

Accounts Receivable and Allowances for Credit Losses – We provide credit terms to customers in-line with industry standards, perform ongoing credit evaluations of our customers, and maintain allowances for potential credit losses based on historical experience recorded. We analyze the aging of customer accounts, customer concentrations, customer creditworthiness, current economic trends and changes in our customer payment patterns when evaluating the adequacy of the allowance for credit losses. Customer balances are written off after all collection efforts are exhausted. Estimated product returns, which have not been material, are deducted from sales at the time of shipment.

Other Receivables – Other receivables include government subsidies for the production and sale of flour. The Moroccan government provides a fixed subsidy based on production and customer. Subsidies are paid by the Moroccan government twice a year based on sales of flour for the previous six months. The Company records the flour subsidies as a credit against the related costs that the subsidies were intended to offset in the same periods that the costs were incurred within the consolidated statement of operations.

Income Taxes – The provision for income taxes includes income taxes currently payable in Morocco and local jurisdictions, and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. We account for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such issues lapses.

Foreign Currency Translation and Transactions - The Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in Accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the consolidated statements of operations and comprehensive income (loss).

Fair Value – Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Certain assets and liabilities may be presented in the financial statements at fair value. Assets and liabilities measured at fair value on a non-recurring basis may include property and equipment.

F-10

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

We assess the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

●	Level 1 – inputs include quoted prices for identical instruments and are the most observable.

●	Level 2 – inputs include quoted prices for similar assets and observable inputs such as interest rates, currency exchange rates and yield curves.

●	Level 3 – inputs are not observable in the market and include management’s judgments about the assumptions market participants would use in pricing the asset or liability.

Credit Risk – Financial instruments potentially subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. At times during the periods presented, the Company had funds in excess of Deposit Insurance programs, on deposit at various financial institutions. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company’s trade accounts receivable are unsecured and geographically dispersed. No single client’s trade accounts receivable balance as of December 31, 2021 and 2020 exceeded 10% of the Company’s consolidated accounts receivable, net.

Variable Interest Entities – Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”) and has been since actively involved in their operations and has the power to direct the activities and significantly impact Sanabil SA’s economic performance. The Company also bears the risk of losses and has the right to receive 60% of the benefits from Sanabil SA. As such, in accordance with ASC 810-10-25-38A through 25-38J, Sanabil SA is considered a VIE of the Company and the financial statements of Sanabil SA were consolidated from the date that the control existed.

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”) and has since significant economic exposure to MDS Burkina. The Company also bears the risk of losses and has the right to receive 78.21% of the benefits from MDS Burkina. As such, in accordance with ASC 810-10-25-38A through 25-38J, MDS Burkina is considered a VIE of the Company and the financial statements of MDS Burkina were consolidated from the date that the control existed.

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali and has been since actively involved in their operations and has the power to direct the activities and significantly impact MDS Mali’s economic performance. The Company also bears the risk of losses and has the right to receive 70.35% of the benefits from MDS Mali. As such, in accordance with Accounting Standards Codification (“ASC”) 810-10-25-38A through 25-38J, MDS Mali is considered a VIE of the Company and the financial statements of MDS Mali were consolidated from the date that the control existed.

The Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola. The Company has a direct majority ownership in Trigola and has been actively involved in their operations and has the power to direct the activities and significantly impact Trigola’s economic performance. The Company also bears the risk of losses and has the right to receive 75% of the benefits from Trigola. As such, in accordance with ASC 810-10-25-38A through 25-38J, Trigola is considered a VIE of the Company and the financial statements of Trigola were consolidated from the date that the control existed, November 5, 2020.

Equity Method Accounting – As of September 30, 2021, the Company owned 37.10% of the outstanding capital stock of Grands Moulins du Tenere Niger (“GMT Niger”) which was accounted for as an equity method investment. The Company applies the equity method of accounting for the investment, as the Company owns less than a 50% ownership interest and cannot exert significant influence. As such, this entity is not considered a variable interest entity. The equity method investment is included in other assets, noncurrent, on the accompanying consolidated balance sheets.

Non-Controlling Interests – Non-controlling interests on the consolidated statements of operations and comprehensive (loss) income represent the portion of a majority-owned subsidiary’s net income or loss that is attributed by non-controlling stockholders. Non-controlling interests on the consolidated balance sheets represent the portion of equity in a consolidated subsidiary owned by non-controlling stockholders.

Reclassifications – Certain prior period amounts have been reclassified to conform to the current period presentation.

F-11

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance, which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for the Company’s interim and annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. This guidance will be effective for the Company’s interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In March 2021, the FASB issued ASU 2021-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the ASU from March 12, 2021 through December 31, 2022. The Company is currently evaluating the impact of this new ASU on its consolidated financial statements and related disclosures and expects no material impact.

In December 2020, the FASB issued ASU No. 2020-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2021, with early adoption permitted. Amendments are to be applied prospectively, except for certain amendments that are to be applied either retrospectively or with a modified retrospective approach through a cumulative effect adjustment recorded to retained earnings. The Company adopted this guidance effective January 1, 2020. Adoption of the guidance had no impact on the Company’s results of operations, balance sheet, or cash flows.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This update simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments and convertible preferred stock. This update also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions and requires the application of the if-converted method for calculating diluted earnings per share. We adopted this update effective for our fiscal year beginning January 1, 2022. The adoption of this standard did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In June 2016, the FASB issued guidance ASU No. 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which changes the accounting for credit losses for certain instruments, including accounts receivable, from an incurred loss method to a current expected loss method. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted this guidance effective January 1, 2020. Adoption of the guidance had no impact on the Company’s results of operations, balance sheet, or cash flows.

F-12

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

4.	LEASES

The Company has operating leases for real estate and vehicles. The Company has finance leases for equipment and construction land space. Leases are classified as finance leases because ownership of the underlying assets transfers at the end the lease term. Remaining lease terms for these leases range from less than one year to fifteen years.

The Company does not record leases with a term of 12 months or less on the balance sheet.

Supplemental balance sheet information related to leases was as follows:

	Balance Sheet	December 31,
	Classification	2021	2020
		(in thousands)
Assets
Operating leases	Right-of-use assets	$2,077	$1,818
Finance leases	Right-of-use assets	14,282	14,816
Total assets		$16,359	$16,634

Liabilities
Current liabilities
Operating leases	Current portion of long-term debt	$685	$729
Finance leases	Current portion of long-term debt	2,318	2,749
Total current liabilities		3,003	3,478
Noncurrent liabilities
Operating leases	Long-term debt	1,529	1,216
Finance leases	Long-term debt	2,923	4,566
Total noncurrent liabilities		4,452	5,782
Total liabilities		$7,455	$9,260

Right-of-use assets and their corresponding lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Discount Rates

For the majority of its leases, the Company uses the rate implicit in the lease. For leases without an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments for those leases.

The weighted-average discount rates for the Company’s leases were as follows:

	December 31,
	2021	2020
Operating leases	5.0%	5.0%
Finance leases	6.2%	6.1%

Lease Payments

The Company includes lease payments under options to extend or terminate the lease in the measurement of the right-of-use asset and lease liability when it is reasonably certain that it will exercise such options. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the right-of-use asset and corresponding lease liability.

The weighted-average remaining lease term of the Company’s leases were as follows:

	December 31,
	2021	2020
Operating leases	6.6 years	2.2 years
Finance leases	2.0 years	2.9 years

F-13

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The components of lease expense were as follows:

	December 31,
	2021	2020	2019
	(in thousands)
Operating lease cost	$777	$674	$590
Finance lease cost:
Amortization of right-of-use assets	466	509	578
Interest on lease liabilities	446	655	604
Total lease cost	$1,689	$1,838	$1,772

As of December 31, 2021, future maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(in thousands)
2022	$802	$2,687
2023	728	2,379
2024	192	492
2025	82	-
2026	78	-
Thereafter	777	-
Total lease payments	2,659	5,558
Less: Interest	(445)	(317)
Present value of lease liabilities	$2,214	$5,241

Other information related to leases were as follows:

	December 31,
	2021	2020	2019
	(in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$777	$674	$590
Operating cash flows for finance leases	$466	$509	$578
Financing cash flows for finance leases	$446	$655	$604

5.	ACCOUNTS RECEIVABLE

The gross and realizable value of accounts receivable are detailed in the chart below:

	December 31,
	2021	2020
	(in thousands)
Accounts receivable	$48,050	$41,014
Allowance for credit losses	(15,737)	(13,532)
Total	$32,313	$27,482

F-14

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Changes in allowances for credit losses consisted of:

Allowance for
Accounts Receivable
(in thousands)
Balance at January 1, 2019	$(7,248)
Current period provision for expected credit losses	(2,516)
Foreign currency exchange adjustments	325
Balance at January 1, 2020	(9,439)
Current period provision for expected credit losses	(549)
Foreign currency exchange adjustments	(3,544)
Balance at December 31, 2020	(13,532)
Current period provision for expected credit losses	(2,794)
Foreign currency exchange adjustments	589
Balance at December 31, 2021	$(15,737)

6.	OTHER CURRENT RECEIVABLES

Other current receivables consist of:

	December 31,
	2021	2020
	(in thousands)
Government subsidies	$18,824	$3,222
Value-added tax receivable	3,916	4,575
Advances to suppliers	1,362	3,158
Prepaid income taxes	2,712	2,737
Other receivables	5,208	1,749
Total	$32,022	$15,441

7.	INVENTORIES, NET

Inventories, net, are detailed as follows:

	Year ended
	December 31,
	2021	2020
	(in thousands)
Merchandise	$9,244	$7,424
Raw materials and consumable supplies	24,409	15,338
Finished products	5,024	4,928
Inventory reserves	(1,114)	(1,145)
Total	$37,563	$26,545

F-15

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

8.	PROPERTY PLANT AND EQUIPMENT

	Year ended
	December 31,
	2021	2020
	(in thousands)
Land	$25,139	$23,133
Buildings	60,384	50,338
Machinery and equipment	56,275	34,898
Construction in progress	5,417	1,284
Others	10,863	8,558
Total	158,078	118,211
Less accumulated depreciation	(44,645)	(34,934)
Foreign exchange difference	(3,957)	6,344
Total	$109,476	$89,621

Depreciation expense was $3,961 and $3,639 for the years ended December 31, 2021 and 2020, respectively, included in cost of sales in the consolidated statements of operations and comprehensive income (loss).

10.	GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the establishment of reporting segments for each reporting period, the Company allocated goodwill between reporting units using a relative fair value allocation approach.

Goodwill on the balance sheet resulted from the acquisition of wholly owned subsidiaries, the Tria Group and Maymouna Food Group, in 2015 and the acquisitions completed in 2021. The Company performed the annual impairment assessment as of December 31, 2021 and December 31, 2020, which did not result in impairment losses.

In connection with the change in reportable segments beginning in the fourth quarter of 2021, the Company recasted its previously reported goodwill balances as of December 31, 2020 and 2019 on a relative fair value basis.

Changes in the carrying amount of goodwill allocated to its reporting units for the years ended December 31, 2021 and 2020 are as follows:

	Soft	Durum	Couscous
	Wheat	Wheat	and Pasta	Total
	(in thousands)
Balance at December 31, 2019	28,860	7,100	8,709	44,669
Foreign currency exchange adjustments	2,198	541	664	3,403
Balance at December 31, 2020	$31,058	$7,641	$9,373	$48,072
Business combinations	5,607	-	-	5,607
Foreign currency exchange adjustments	(1,471)	(286)	(351)	(2,108)
Balance at December 31, 2021	$35,194	$7,355	$9,022	$51,571

F-16

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Changes in the carrying amount of intangible assets for the years ended December 31, 2021 and 2020 are as follows:

Intangible
Assets
(in thousands)
Balance at December 31, 2019	$448
Acquisitions	278
Disposals	(262)
Amortization	(149)
Foreign currency exchange adjustments	48
Balance at December 31, 2020	$363
Acquisitions	3,915
Amortization	(111)
Foreign currency exchange adjustments	(192)
Balance at December 31, 2021	$3,975

As of December 31, 2021, the weighted-average remaining amortization period for intangibles other than goodwill is 15 years and future intangible amortization is expected to total the following:

(in thousands)
2022	$237
2023	269
2024	269
2025	269
2026	269
Thereafter	1,651
Total amortization	$2,964

11.	ACCRUED EXPENSES

Accrued expenses consist of:

	Year ended
	December 31,
	2021	2020
	(in thousands)
Accrued government taxes	$8,647	$8,143
Accrued interest	2,611	1,451
Accrued salaries and benefits	957	700
Accruals to social agencies	582	577
Other accrued expenses	265	539
Total	$13,062	$11,410

11.	LINES OF CREDIT

Lines of Credit – working capital

The Company has entered into unsecured revolving credit agreements with several financial institutions to fund working capital requirements (“WC Lines of Credit”). The WC Lines of Credit provide the Company with the ability to borrow funds under consolidated lines of credit of up to approximately $80,000. Interest rates range from 5.6% to 6.4%. The WC Lines of Credit renew automatically on an annual basis. The Company and certain of its subsidiaries are borrowers under the WC Lines of Credit, and their obligations are cross guaranteed by certain other subsidiaries.

F-17

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Lines of Credit – wheat inventories

The Company has entered into credit agreements with several financial institutions for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $99,300, subject to certain borrowing base criteria. The Wheat Credit Facilities are secured by the Company’s inventory. Interest rates range from 1.4% to 6.4% per annum. The Wheat Credit Facilities must be renewed on a semi-annual basis. The Company and certain of its subsidiaries are borrowers under the Wheat Credit Facilities, and their obligations are cross guaranteed by certain other subsidiaries.

12.	LONG-TERM DEBT

The long-term debt is presented as follows:

	Year ended
	December 31,
	2021	2020
	(in thousands)
Convertible bonds	$500	$-
Loans	17,019	4,254
Leases	7,455	9,260
Total outstanding debt	24,974	13,514
Less current portion	(10,845)	(7,371)
Total long-term debt	$14,129	$6,143

The term loans and other financial liabilities are evaluated according to the amortized cost method using the effective interest rate of the loan. The loan issuance costs and premiums are determined at inception and are amortized over the useful life of the loan via the effective interest rate.

Convertible Bonds

On December 31, 2021 the Company authorized the issuance of convertible bonds of up to $40,000,000 with an annual interest rate of 6.00% through June 15, 2026. As of December 31, 2021, the Company issued $500 in aggregate principal amount of 6.00% convertible bonds (the “2021 Convertible Bonds”). The 2021 Convertible Bonds bear cash interest at a rate of 6.00% payable annually on each 12-month anniversary of the date of issuance and on the final redemption date of June 15, 2026, unless earlier redeemed or converted in accordance with the terms of the 2021 Convertible Bonds. The 2021 Convertible Bonds are unsecured obligations of the Company and are not transferable without the consent of the Company.

The 2021 Convertible Bonds will be redeemable, in whole or in part at the Company’s option at any time, and from time to time at a cash redemption price equal to the principal amount of the 2021 Convertible Bonds to be redeemed, plus accrued and unpaid interest without premium or penalty.

Pursuant to the terms of the 2021 Convertible Bonds, upon consummation of the Business Combination, the 2021 Convertible Bonds are subject to mandatory conversion into ordinary shares of The Company at a conversion price of $9.45 per share. The ordinary shares will be calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, but the conversion price of $9.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions).

The 2021 Convertible Bonds are accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the 2021 Convertible Bonds do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the 2021 Convertible Bonds were recorded as a single liability measured at amortized cost on the consolidated balance sheet.

Subsequent to December 31, 2021, the Company issued an additional $11,350 of convertible bonds (the “2022 Convertible Bonds”) with identical terms to the 2021 Convertible Bonds.

F-18

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Term Loans

The Company maintains term loans with several financial institutions (the “Term Loans”). The Term Loans are unsecured and have fixed monthly payments approximating $770. Interest on the Term Loans range from 5.8%-8.0% per annum. The Term Loans mature and will be fully repaid throughout 2022 and 2029.

Lease Obligations

The Company owes $7,455 and $9,260 related to its leases as of December 31, 2021 and 2020, respectively. Lease obligations are payable in monthly installments of principal and interest and are collateralized by the related assets financed. Refer to Note 4 for additional information regarding the Company’s leases.

The scheduled maturities of outstanding debt as of December 31, 2021 are as follows:

(in thousands)
2022	$11,345
2023	5,513
2024	2,329
2025	2,115
2026	1,014
Thereafter	2,658
Total outstanding debt	$24,974

13.	INCOME TAXES

The following table presents the components of the December 31, 2021, 2020 and 2019 provision for income taxes:

	Year ended
	December 31,
	2021	2020	2019
	(in thousands)
Current	$2,104	$1,904	$2,122
Deferred	(2,193)	(1,761)	387
Total income tax expense	$(89)	$143	$2,509

The current tax expense corresponds to the amounts paid or pending of payment in short-term to the Moroccan tax authorities for the period, according to the Law and Regulations of Morocco.

According to tax legislation in Morocco, companies are taxed on the difference between their trading income and expenditure. Business expenses incurred in the operation of the business are generally deductible unless specifically excluded. The common income tax rate is 31%. This rate is subject to reduction for companies exercising an industrial activity with net profit is less than 100,000,000 dirhams and for other companies with net profit is less than 1,000,000 dirhams.

MDS Mali is exempted from tax under the Law and Regulations of Mali. Companies in Burkina are subject to an income tax of 27.5%.

F-19

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The following is a reconciliation of income tax expense computed at the Moroccan statutory tax rate to the income tax expense reported in the consolidated statements of operations:

	Year ended
	December 31,
	2021	2020	2019
	(in thousands)
Net loss	$(7,784)	$(139)	$(8,099)
Income tax expense for the period	(89)	143	2,509
Income (loss) before tax	(7,873)	4	(5,590)
Effective tax rate	1%	3575%	-45%
Permanent differences not deductible (taxable) for tax purposes	(971)	(3,192)	2,083
Unrecognised tax losses	3,323	3,536	2,124
Other	-	(202)	35
Recalculated tax expense	$(2,441)	$1	$(1,733)
Statutory tax rate in Morocco	31%	31%	31%

The tax effects of temporary differences giving rise to deferred income tax assets (liabilities) were:

	Year ended
	December 31,
	2021	2020
	(in thousands)
Fixed assets and intangible assets	(16,580)	$(22,445)
Loss carryforward	7,265	9,854
Receivables depreciation	429	445
Leases	(2,488)	(2,184)
Others	(82)	2,320
Less: valuation allowance	(7,265)	(9,854)
Deferred tax liabilities, net	$(18,721)	$(21,864)

During the years ended December 31, 2021 and 2020, the Company has $7,265 and $9,854, respectively, as net operating losses that begin to expire within four years.

In assessing the realizability of these deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. The Company considers the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

F-20

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The Company maintained a valuation allowance of $7,265 in 2021, $9,854 in 2020 and $11,325 in 2019 against its net operating losses.

14.	VARIABLE INTEREST ENTITIES AND ACQUISITIONS

Sanabil SA

Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”). By way of the acquisition, the Company acquired a 60% stake in a wheat milling business in the region of Meknes, Morocco.

Pursuant to the terms of the agreement, the purchase price of the acquisition was $331, fully paid in cash.

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

September 30,
2021
Consideration paid:
Cash	$332
Assumed debt	6,548
Noncontrolling interest	221
Total consideration paid	$7,101

Net assets acquired:
Current assets	4,665
Current liabilities	(4,416)
Property, plant and equipment	5,413
Tradename	323
Customer relationship	453
Total net assets acquired	6,438
Goodwill	663
Total consideration paid	$7,101

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections. The Company is amortizing the identifiable intangible assets arising from the Sanabil SA acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9). Goodwill represents Sanabil SA’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of Sanabil SA.

F-21

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The carrying amount of Sanabil SA’s assets and liabilities included in the consolidated financial statements are as follows at December 31, 2021:

December 31,
2021
(in thousands)
Cash	$2,670
Accounts receivable	1,944
Inventory	936
Other current assets	3,950
Property, plant, and equipment	5,233
Intangible assets	777
Goodwill	636
Total assets	$16,146
Accounts payable	$3,896
Other current liabilities	6,807
Long-term debt	1,061
Total liabilities	$11,764

The operating results from the date of acquisition to December 31, 2021 of Sanabil SA included in the consolidated financial statements are as follows:

December 31,
2021
(in thousands)
Revenues	$4,840
Net income	$179

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of Sanabil SA on the Company revenue and net income for the years ended December 31, 2021 and 2020 as if the Sanabil SA acquisition had been completed on January 1, 2020, with adjustments to give effect to pro forma events that are directly attributable to the Sanabil SA acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and Sanabil SA. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the Sanabil SA acquisition occurred at January 1, 2020, nor are they intended to represent or be indicative of impact on future results of operations:

	December 31,	December 31,
	2021	2020
	(in thousands)	(in thousands)
Revenues	$20,028	$21,915
Net income	$(458)	$(522)

F-22

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

MDS Burkina

Effective on July 30, 2021, the Company completed a share purchase acquisition of MDS Burkina. By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Burkina in the form of a cash consideration for a total amount of $6,153, $2,622 of which has already been paid as of December 31, 2021, with the remaining deferred purchase consideration of $3,531 to be paid within the next 12 months and is recorded within current liabilities on the consolidated balance sheets. The amount invested will be used first to recapitalize the company and finance working capital.

The Company thus agreed to fund MDS Burkina for operational cash flow needs and bear the risk of its losses from operations and MDA Burkina agrees that the Company has rights to 78.21% of MDS Burkina’s net profits, if any.

The following table represents the preliminary allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

July 30,
2021
Consideration paid:
Cash	$2,622
Deferred purchase consideration	3,531
Assumed debt	7,348
Noncontrolling interest	1,714
Total consideration paid	$15,215

Net assets acquired:
Current assets	4,559
Current liabilities	(1,145)
Property, plant and equipment	9,970
Total net assets acquired	13,384
Goodwill	1,830
Total consideration paid	$15,215

Goodwill represents MDS Burkina’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Burkina.

The carrying amount of MDS Burkina’s assets and liabilities included in the consolidated financial statements are as follows at December 31, 2021:

December 31,
2021
(in thousands)
Cash	$170
Accounts receivable	189
Inventory	1,038
Other current assets	2,126
Property, plant, and equipment	9,449
Goodwill	1,744
Total assets	$14,716
Accounts payable	$476
Other current liabilities	507
Long-term debt	6,621
Total liabilities	$7,604

F-23

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The operating results from the date of acquisition to December 31, 2021 of MDS Burkina included in the consolidated financial statements are as follows:

December 31,
2021
(in thousands)
Revenues	$509
Net loss	$(388)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Burkina on the Company revenue and net income for the years ended December 31, 2021 and 2020 as if the MDS Burkina acquisition had been completed on January 1, 2020, with adjustments to give effect to pro forma events that are directly attributable to the MDS Burkina acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Burkina. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Burkina acquisition occurred at January 1, 2020, nor are they intended to represent or be indicative of impact on future results of operations:

	December 31,	December 31,
	2021	2020
	(in thousands)	(in thousands)
Revenues	$520	$272
Net loss	$(817)	$(1,001)

MDS Mali

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali. By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Mali in the form of a cash consideration for a total amount of $9,579, $5,912 of which has already been paid as of December 31, 2021, with the remaining deferred purchase consideration of $3,667 to be paid within the next 12 months and is recorded within current liabilities on the consolidated balance sheets. The amount invested will be used first to recapitalize the company and finance working capital.

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

April 30,
2021
Consideration paid:
Cash	$5,912
Deferred purchase consideration	3,667
Assumed debt	9,723
Noncontrolling interest	4,037
Total consideration paid	$23,339

Net assets acquired:
Current assets	16,715
Current liabilities	(7,293)
Property, plant and equipment	8,289
Tradename	734
Customer relationship	1,760
Other intangible assets	20
Total net assets acquired	20,225
Goodwill	3,114
Total consideration paid	$23,339

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections.

F-24

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The Company is amortizing the identifiable intangible assets arising from the MDS Mali acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9).

Goodwill represents MDS Mali’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Mali.

The carrying amount of MDS Mali’s assets and liabilities included in the consolidated financial statements are as follows at December 31, 2021:

December 31,
2021
(in thousands)
Cash	$1,011
Accounts receivable	1,790
Inventory	3,132
Other current assets	7,571
Property, plant, and equipment	7,320
Intangible assets	2,287
Goodwill	2,919
Total assets	$26,030
Accounts payable	$4,493
Other current liabilities	1,017
Long-term debt	7,121
Total liabilities	$12,632

The operating results from the date of acquisition to December 31, 2021 of MDS Mali included in the consolidated financial statements are as follows:

2021
(in thousands)
Revenues	$15,353
Net income	$656

F-25

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Mali on the Company revenue and net income for the years ended December 31, 2021 and 2020 as if the MDS Mali acquisition had been completed on January 1, 2020, with adjustments to give effect to pro forma events that are directly attributable to the MDS Mali acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Mali. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Mali acquisition occurred at January 1, 2020, nor are they intended to represent or be indicative of impact on future results of operations:

	December 31,	December 31,
	2021	2020
	(in thousands)	(in thousands)
Revenues	$19,348	$11,008
Net income (loss)	$831	$(19)

Trigola

Effective on November 5, 2020, pursuant to an investment and shareholders agreement dated November 5, 2020, the Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola and owned by the Parent for a majority for a share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agrees to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that the Company has rights to 75% of Trigola’s net profits, if any.

Summary of Key Terms of the Trigola Agreement:

●	Forafric is the exclusive manager of Trigola.

●	Trigola shall not directly or indirectly accept the same or similar services from other parties.

●	Forafric agrees to fund Trigola’s operational needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Company has rights to 75% of the Trigola’s net profits, if any.

The Company did not provide financial or other support to Trigola for the period presented that the Company was not previously contractually required to provide.

As of December 31, 2021, there were no pledges or collateralization of the Trigola’s assets that can only be used to settle obligations of Trigola.

F-26

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The carrying amount of the Trigola’s assets and liabilities included in the consolidated financial statements are as follows at December 31, 2021 and December 31, 2020:

	December 31,	December 31,
	2021	2020
	(in thousands)
Cash	$98	$2,475
Accounts receivable	-	161
Other current assets	400	939
Property, plant, and equipment	4,124	44
Total assets	$4,622	$3,619
Accounts payable	$4,122	$3,232
Other current liabilities	161	58
Total liabilities	$4,283	$3,290

The operating results of Trigola included in the consolidated financial statements are as follows for the years ended December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
	(in thousands)	(in thousands)
Revenues	$953	$384
Net loss	$(47)	$(115)

On September 30, 2021, the Company acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. The Company has accounted for this investment as an equity method investment. GMT Niger was non-operational for the period ending December 31, 2021, as such, no gain or loss representing the Company’s portion of ownership was recorded.

F-27

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

15.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the reporting period. The Company’s weighted average number of shares outstanding used in calculating earnings per share are 120,000,000, 3,620,017 and 3,690 for the years ended December 31, 2021, 2020 and 2019, respectively. Because there was no activity to cause dilution in the weighted average common shares, basic and diluted earnings per share are disclosed together in each of the reporting periods.

16.	COMMITMENTS AND CONTINGENCIES

In 2018, The Company entered into a five-year supply agreement with Millcorp, pursuant to which the Company is obligated to obtain at least 80% of the Company’s annual requirements of common wheat, durum wheat, or any other cereal, from Millcorp until March 31, 2023. Millcorp is currently providing 100% of the Company’s imported grain needs. The purchases incurred were $141,565, $112,528 and $74,035 as of December 31, 2021, 2020 and 2019, respectively.

The Company has commitments with banks to finance its operating activities. The Company has provided collateral and mortgages to banks of $25,464 as of December 31, 2021 and 2020.

From time to time the Company is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the consolidated financial statements in 2021 and 2020.

17.	SEGMENT INFORMATION

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The Company does not segregate assets between segments for internal reporting. Therefore, asset-related information has not been presented. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the CODM.

As discussed in Note 1 – Nature of Operations and Basis of Presentation, effective in the fourth quarter of 2021, the manner in which the Company’s Chief Executive Officer, who is the CODM, evaluates performance and makes decisions about how to allocate resources changed, and the Company reported results in three operating and reportable segments, Soft Wheat, Durum Wheat and Couscous and Pasta. Prior to the fourth quarter of 2021, the Company reported its distribution activities within the “Other” segment which has since been integrated at the level of the three industrial segments.

The principal products that comprise each segment are as follows:

Soft Wheat – The Soft Wheat segment includes the production and sale of soft wheat yielding flour that is used to make desserts and sauces.

Durum Wheat - The Durum Wheat segment includes the production and sale of hard wheat yielding flour that is used to make pasta.

Couscous and Pasta – The Couscous and Pasta segment includes the secondary processing of products including couscous and pasta sold to end customers.

The Company evaluates the performance of its segments based on sales and operating income. Operating income is defined as gross profit less sales & marketing costs, direct selling, general, and administrative expenses, and other operating expenses. The amounts in the following tables are obtained from reports used by senior management and do not include income taxes. Other expenses not allocated include unallocated corporate expenses (other operating expenses). The accounting policies of the Company’s segments are the same as those described in the summary of significant accounting policies set forth in Note 2.

F-28

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Financial information relating to the Company’s reportable segments is as follows:

	Year ended
	December 31,
	2021	2020	2019
	(in thousands)
Sales to external customers:
Soft Wheat	$177,175	$129,096	$129,500
Durum Wheat	54,737	$37,571	32,899
Couscous & Pasta	29,767	$29,929	20,810
Total	$261,679	$196,596	$183,209
Direct operating income (loss):
Soft Wheat	1,114	5,667	2,553
Durum Wheat	566	1,333	66
Couscous & Pasta	1,706	2,891	1,359
Operating income	$3,386	$9,891	$3,978

Geographic Information — The Company had net sales from customers outside of Morocco of approximately 9.5%, 4.1% and 3.1% of total consolidated net sales from continuing operations in 2021 and 2020, respectively. Net sales are determined based on the customer destination where the products are shipped.

Long-lived assets consist of net property, plant, and equipment. The geographic location of long-lived assets is as follows:

	Year ended
	December 31,
	2021	2020
	(in thousands)
Morocco	$88,479	$89,577
Burkina	9,449	-
Mali	7,320	-
Angola	4,124	44
Other	104	-
Total	$109,476	$89,621

18.	RELATED PARTIES

The following discussion summarizes activity between the Company and related parties.

In 2015, the Company entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Company’s Parent owns 100% of the company that owns the building. Total rent is approximately $420 per year.

The Company’s amounts due from related parties were $898 and $387 as of December 31, 2021 and 2020, respectively.

The Company has a loan to the non-controlling interest holders of MDS Burkina in the amount of $1,234.

The Company maintains an interest-free loan with no maturity date to the Parent Company in the amount of $15,269 and $8,683 as of December 31, 2021 and 2020, respectively. During 2020, a portion of the loan was converted into common shares of the Company in the amount of $119,996.

F-29

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

In 2021, the stockholder of the group decided to shut down the Company’s affiliate Forafric Corporation. Therefore, certain assets and liabilities of Forafric Corporation were transferred to the Company. As a result, the following transactions were recorded in the Company’s statement of equity as follows:

-	Transfer of stockholder loan from related party for $1,339,

-	Contribution of fixed assets from related party for $168.

The Company has not entered into any other significant transactions with other related parties.

19.	SUBSEQUENT EVENTS

In preparing the consolidated financial statements through the December 31, 2021, the Company has evaluated subsequent events for recognition and disclosure through April 18, 2021, the date that these consolidated financial statements and accompanying notes were available for issuance.

F-30

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2022 AND DECEMBER 31, 2021

AND FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

F-31

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	Period ended	Years ended
	March 31,	December 31,
	2022	2021
	UNAUDITED	AUDITED
ASSETS
Current assets:
Cash and cash equivalents	$21,081	$14,393
Accounts receivable, net of allowance for credit losses of $15,406 and $15,737, respectively	38,882	32,313
Amount due from related parties	898	898
Other receivables	33,378	32,022
Inventories, net	24,210	37,563
Other assets, current	24	359
Total current assets	118,473	117,548
Property, plant, and equipment, net	105,236	109,476
Right-of-use assets	15,390	16,359
Goodwill	49,580	51,571
Intangible assets, net	3,812	3,975
Other assets, noncurrent	1,171	973
Total assets	$293,662	$299,902

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Lines of credit – working capital	$59,507	$79,504
Lines of credit – wheat inventories	81,344	70,361
Accounts payable	35,254	26,196
Accrued expenses	7,571	13,062
Contract liabilities	1,705	1,910
Current portion of long-term debt	9,653	10,845
Other liabilities, current	1,601	1,019
Total current liabilities	196,635	202,897
Long-term debt	21,291	14,129
Loan from related party	1,210	1,234
Stockholder loans	15,169	15,269
Deferred tax liabilities	18,032	18,721
Total liabilities	252,337	252,250

Stockholder’s equity:
Common stock, $1 par value; 120,000,000 shares authorized; issued, and outstanding at March 31, 2022 and December 31, 2021	$120,000	$120,000
Accumulated deficit	(87,002)	(83,550)
Accumulated other comprehensive income	1,012	3,685
Non-controlling interest	7,315	7,517
Total stockholder’s equity	41,325	47,652
Total liabilities and stockholder’s equity	$293,662	$299,902

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2022	2021

Revenues	$89,071	$60,622
Cost of sales	79,562	49,741
Gross profit	9,509	10,881
Operating expenses:
Selling, general and administrative expenses	8,900	6,003
Total operating expenses	8,900	6,003
Operating income	609	4,878
Other expense (income):
Interest income	-	(220)
Interest expense	2,580	1,593
Foreign Exchange loss	538	500
Total other expense	3,118	1,873
(Loss) income before taxes	(2,509)	3,005
Income tax expense	970	610
Net (loss) income	(3,479)	2,395
Net (loss) income attributable to noncontrolling interest	(27)	31
Net (loss) income attributable to the Company	$(3,452)	$2,364

(Loss) income per common share - basic and diluted	$(0.03)	$0.02

Weighted average number of shares outstanding - basic and diluted	120,000,000	120,000,000

Net (loss) income	(3,479)	2,395
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(2,848)	(623)
Total other comprehensive (loss) income	(2,848)	(623)
Comprehensive (loss) income	(6,327)	1,772
less: Comprehensive (loss) income attributable to non-controlling interest	(202)	35
Comprehensive (loss) income attributable to the Company	$(6,125)	$1,737

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-33

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(UNAUDITED)

(In thousands, except share and per share data)

				Accumulated
				Other	Non-
	Common Stock		Accumulated	Comprehensive	Controlling	Total
	Shares	Amount	Deficit	Income (Loss)	Interest	Equity

Balance, December 31, 2020	120,000,000	$120,000	$(74,397)	$6,309	$82	$51,994
Net income	-	-	2,364	-	31	2,395
Foreign exchange (loss) income	-	-	-	(627)	4	(623)
Balance, March 31, 2021	120,000,000	$120,000	$(72,033)	$5,682	$117	$53,766

Balance, December 31, 2021	120,000,000	$120,000	$(83,550)	$3,685	$7,517	$47,652
Net loss	-	-	(3,452)	-	(27)	(3,479)
Foreign exchange loss	-	-	-	(2,673)	(175)	(2,848)
Balance, March 31, 2022	120,000,000	$120,000	$(87,002)	$1,012	$7,315	$41,325

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-34

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(3,479)	$2,395
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property, plant and equipment	1,117	852
Amortization of intangible assets	28	11
Amortization of right-of-use assets	309	295
Bad debt expense	315	117
Deferred income taxes	79	121
Changes in operating assets and liabilities:
Accounts receivable	(10,596)	(5,216)
Other receivables	(2,117)	(14,374)
Inventories	12,139	(16,642)
Accounts payable	11,513	27,187
Other payables and liabilities	(4,234)	(1,240)
Net cash provided by (used in) operating activities	5,074	(6,494)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(788)	(762)
Additions to intangible assets	-	(5)
Net cash used in investing activities	(788)	(767)
Cash flows from financing activities:
Stockholder loans	(100)	10,729
Proceeds from issuance of convertible bonds	11,000	-
Borrowings on financial debt	139,246	23,411
Repayments on financial debt	(146,546)	(5,481)
Net cash provided by financing activities	3,600	28,659
Effect of exchange rate changes on cash and cash equivalents	(1,198)	(133)
Net increase in cash and cash equivalents	6,688	21,265
Cash and cash equivalents, beginning of period	14,393	12,683
Cash and cash equivalents, end of period	$21,081	$33,948

Supplemental cash flow disclosures:
Interest paid	$3,100	$1,795
Net income taxes paid	$887	$489

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-35

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Forafric Agro Holdings Limited and Subsidiaries (the “Company”, “we”, “us” or “our”) through its subsidiaries is a market leader in the milling industry in Morocco, with a complete offering of flours and semolina, secondary processing products including pasta and couscous, rice, and starches (“Milling Business”). The Company is wholly owned by Lighthouse Capital Limited (the “Parent” or “Parent Company”).

During 2021, the Company owned common stock representing 100% ownership in Millcorp Geneva SA (“Millcorp”). Millcorp is a trading company that trades grains and oils for use as animal feed (“Grain Trading Business”). On June 1, 2021 (“Separation Date”), the Company distributed its 100% ownership in Millcorp to the Parent Company which resulted in the spin-off of its Grain Trading business (“Restructuring”). The Company did not receive any consideration from the Parent Company for distributing the 100% ownership in Millcorp. The assets, liabilities, and results of operations of Millcorp have been excluded from these condensed consolidated financial statements.

Based on an evaluation of the guidance under Staff Accounting Bulletin (“SAB”) Topic 5.Z.7, Accounting for the spin-off of a subsidiary, it was determined that the Restructuring should be reflected as a change in reporting entity. As such, the accompanying condensed consolidated financial statements of the Company retroactively reflect the Restructuring, including all distributions and transactions in conjunction therewith, and exclude Millcorp for all periods presented. These condensed consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated. Refer to Note 17 — Related Parties for further information regarding the Company’s related party transactions.

In June 2021, the Company signed a letter of intent to be acquired by Globis Acquisition Corp. (“Globis”). Globis is a special purpose acquisition company (“SPAC”) listed on the NASDAQ exchange in the United States. As of June 3, 2022, the transaction gained the approval by the SEC. The transaction is expected to close in June 2022, subject to approval by the shareholders of the SPAC.

On December 19, 2021, Globis and the Company entered into a Business Combination Agreement (the “Business Combination”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (i) Globis will merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”); (ii) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares (the “Redomiciliation”) and change its name to “Forafric Global PLC” (referred to herein as “The Company”); and (iii) immediately following the effectiveness of the Redomiciliation, The Company will acquire 100% of the equity interests in the Company from the Lighthouse Capital Limited (“Seller”) and the Company will become a direct subsidiary of The Company.

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of The Company is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

F-36

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Basis of Presentation - These condensed consolidated financial statements reflect the financial condition, results of operations and cash flows of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The condensed consolidated financial statements and notes thereto are unaudited, and as permitted by the interim reporting rules and regulations set forth by the U.S. Securities and Exchange Commission (“SEC”), exclude certain financial information and note disclosures normally included in annual audited financial statements prepared in accordance with U.S. GAAP. The condensed consolidated financial statements reflect all material adjustments of a normal recurring nature that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2021.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies – The Company’s accounting policies used in the preparation of these condensed consolidated financial statements do not differ from those used in the audited consolidated financial statements as of and for the year ended December 31, 2021, unless otherwise noted.

Use of Estimates - The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to use judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net sales and expenses during the reporting period. Significant accounting policy elections, estimates and assumptions include, among others, allowance for credit losses, valuation assumptions of goodwill and intangible assets, useful lives of long-lived assets, and measurement of income tax assets. Given the uncertainty of the global economic environment and the impact of COVID-19, our estimates could be significantly different than future performance. Actual results could differ from these estimates. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material effect on our condensed consolidated financial statements.

Principles of Consolidation – The accompanying condensed consolidated financial statements include all entities controlled by the Company after reflecting the Restructuring previously described.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive the benefits from its activities that could potentially be significant to the entity. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The accounts of subsidiaries are included in the condensed consolidated financial statements from the date that control commences until the date that control ceases.

Foreign Currency Translation and Transactions - The Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the condensed consolidated statements of operations and comprehensive income (loss).

Government Subsidies – The Moroccan government provides certain subsidy programs based on production of affordable flour and import taxes. Subsidies are paid by the Moroccan government and are predicated on sales of flour and price of imported raw materials. The Company records the flour subsidies as a credit against the related costs that the subsidies were intended to offset in the same periods that the costs were incurred within the consolidated statement of operations. Outstanding government subsidies are included in other receivables on the balance sheet.

F-37

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Credit Risk – Financial instruments potentially subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. At times during the periods presented, the Company had funds in excess of Deposit Insurance programs in Morocco, on deposit at various financial institutions. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company’s trade accounts receivable are unsecured and geographically dispersed. No single client’s trade accounts receivable balance as of March 31, 2022 and December 31, 2021 exceeded 10% of the Company’s consolidated accounts receivable, net.

Variable Interest Entities – Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”) and has been since actively involved in their operations and has the power to direct the activities and significantly impact Sanabil SA’s economic performance. The Company also bears the risk of losses and has the right to receive 60% of the benefits from Sanabil SA. As such, in accordance with ASC 810-10-25-38A through 25-38J, Sanabil SA is considered a VIE of the Company and the financial statements of Sanabil SA were consolidated from the date that the control existed.

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”) and has since significant economic exposure to MDS Burkina. The Company also bears the risk of losses and has the right to receive 78.21% of the benefits from MDS Burkina. As such, in accordance with ASC 810-10-25-38A through 25-38J, MDS Burkina is considered a VIE of the Company and the financial statements of MDS Burkina were consolidated from the date that the control existed.

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali and has been since actively involved in their operations and has the power to direct the activities and significantly impact MDS Mali’s economic performance. The Company also bears the risk of losses and has the right to receive 70.35% of the benefits from MDS Mali. As such, in accordance with Accounting Standards Codification (“ASC”) 810-10-25-38A through 25-38J, MDS Mali is considered a VIE of the Company and the financial statements of MDS Mali were consolidated from the date that the control existed.

Equity Method Accounting – As of September 30, 2021, the Company owned 37.10% of the outstanding capital stock of Grands Moulins du Tenere Niger (“GMT Niger”) which was accounted for as an equity method investment. The Company applies the equity method of accounting for the investment, as the Company owns less than a 50% ownership interest and cannot exert significant influence. As such, this entity is not considered a variable interest entity. The equity method investment is included in other assets, noncurrent, on the accompanying consolidated balance sheets.

Non-Controlling Interests – Non-controlling interests on the consolidated statements of operations and comprehensive (loss) income represent the portion of a majority-owned subsidiary’s net income or loss that is attributed by non-controlling stockholders. Non-controlling interests on the consolidated balance sheets represent the portion of equity in a consolidated subsidiary owned by non-controlling stockholders.

3. RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance, which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for the Company’s interim and annual reporting periods beginning after December 15, 2021. Refer to Note 6 for additional information disclosed by the Company.

F-38

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

4. LEASES

The Company has operating leases for real estate and vehicles. The Company has finance leases for equipment and construction land space. Leases are classified as finance leases because ownership of the underlying assets transfers at the end the lease term. Remaining lease terms for these leases range from less than one year to six years.

The Company does not record leases with a term of 12 months or less on the balance sheet.

Supplemental balance sheet information related to leases was as follows:

	Balance Sheet	March 31,	December 31,
	Classification	2022	2021
		(in thousands)
Assets
Operating leases	Right-of-use assets	$1,795	$2,077
Finance leases	Right-of-use assets	13,595	14,282
Total assets		$15,390	$16,359

Liabilities
Current liabilities
Operating leases	Current portion of long-term debt	$647	$685
Finance leases	Current portion of long-term debt	2,253	2,318
Total current liabilities		2,900	3,003
Noncurrent liabilities
Operating leases	Long-term debt	1,299	1,529
Finance leases	Long-term debt	2,228	2,923
Total noncurrent liabilities		3,527	4,452
Total liabilities		$6,427	$7,455

Right-of-use assets and their corresponding lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Discount Rates

For the majority of its leases, the Company uses the rate implicit in the lease. For leases without an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments for those leases.

The weighted-average discount rates for the Company’s leases were as follows:

	March 31,	December 31,
	2022	2021
Operating leases	5.0%	5.0%
Finance leases	6.2%	6.2%

Lease Payments

The Company includes lease payments under options to extend or terminate the lease in the measurement of the right-of-use asset and lease liability when it is reasonably certain that it will exercise such options. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the right-of-use asset and corresponding lease liability.

F-39

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The weighted-average remaining lease term of the Company’s leases were as follows:

	March 31,	December 31,
	2022	2021
Operating leases	6.4 years	6.6 years
Finance leases	1.8 years	2.0 years

The components of lease expense for the three months ended March 31, 2022 and 2021, were as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Operating lease cost	$202	$180
Finance lease cost:
Amortization of right-of-use assets	107	115
Interest on lease liabilities	84	124
Total lease cost	$393	$419

As of March 31, 2022, future maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(in thousands)
Remainder of 2022	$592	$1,908
2023	698	2,257
2024	184	527
2025	78	-
2026	75	-
Thereafter	746	-
Total lease payments	2,373	4,692
Less: Interest	(427)	(211)
Present value of lease liabilities	$1,946	$4,481

Other information related to leases for the three months ended March 31, 2022 and 2021 were as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$202	$180
Operating cash flows for finance leases	$107	$115
Financing cash flows for finance leases	$84	$124

F-40

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

5. ACCOUNTS RECEIVABLE

The gross and realizable value of accounts receivable are detailed in the chart below:

	March 31,	December 31,
	2022	2021
	(in thousands)
Accounts receivable	$54,288	$48,050
Allowance for credit losses	(15,406)	(15,737)
Total	$38,882	$32,313

Changes in allowances for credit losses consisted of:

Allowance for
Accounts Receivable
(in thousands)
Balance at December 31, 2020	(13,532)
Current period provision for expected credit losses	(2,794)
Foreign currency exchange adjustments	589
Balance at December 31, 2021	$(15,737)
Current period provision for expected credit losses	(315)
Foreign currency exchange adjustments	646
Balance at March 31, 2022	$(15,406)

6. OTHER CURRENT RECEIVABLES

Other current receivables consist of:

	March 31,	December 31,
	2022	2021
	(in thousands)
Government subsidies	$18,992	$18,824
Value-added tax receivable	3,848	3,916
Advances to suppliers	2,132	1,362
Prepaid expenses	2,629	2,712
Other receivables	5,777	5,208
Total	$33,378	$32,022

During the three months ended March 31, 2022, the Company received $9,367 in the aggregate of government subsidies for the production of affordable flour and relief from import tax on foreign sourced raw materials from the Moroccan government.

F-41

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

7. INVENTORIES, NET

Inventories, net, are detailed as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Merchandise	$4,413	$9,244
Raw materials and consumable supplies	15,211	24,409
Finished products	5,644	5,024
Inventory reserves	(1,058)	(1,114)
Total	$24,210	$37,563

8. PROPERTY PLANT AND EQUIPMENT

	March 31,	December 31,
	2022	2021
	(in thousands)
Land	$24,145	$25,139
Buildings	58,005	60,384
Machinery and equipment	54,232	56,275
Construction in progress	6,119	5,417
Others	10,532	10,863
Total	153,033	158,078
Less accumulated depreciation	(45,702)	(44,645)
Foreign exchange difference	(2,095)	(3,957)
Total	$105,236	$109,476

Depreciation expense was $1,117 and $852 for the three months ended March 2022 and 2021, respectively, included in cost of sales in the in the condensed consolidated statements of operations and comprehensive loss.

9. GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the establishment of reporting segments for each reporting period, the Company allocated goodwill between reporting units using a relative fair value allocation approach.

Goodwill on the balance sheet resulted from the acquisition of the following subsidiaries:

-	Tria Group and Maymouna Food Group acquired in 2015,

-	Sanabil SA, MDS Burkina and MDS Mali acquired in 2021.

F-42

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Changes in the carrying amount of goodwill allocated to its reporting units for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

	Soft	Durum	Couscous
	Wheat	Wheat	and Pasta	Total
	(in thousands)
Balance at December 31, 2020	$31,058	$7,641	$9,373	$48,072
Business combinations	5,607	-	-	5,607
Foreign currency exchange adjustments	(1,471)	(286)	(351)	(2,108)
Balance at December 31, 2021	$35,194	$7,355	$9,022	$51,571
Foreign currency exchange adjustments	(1,325)	(299)	(367)	(1,991)
Balance at March 31, 2022	$33,869	$7,056	$8,655	$49,580

Changes in the carrying amount of intangible assets for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

Intangible
Assets
(in thousands)

Balance at December 31, 2020	$363
Acquisitions	3,915
Amortization	(111)
Foreign currency exchange adjustments	(192)
Balance at December 31, 2021	$3,975
Acquisitions	-
Amortization	(28)
Foreign currency exchange adjustments	(135)
Balance at March 31, 2022	$3,812

As of March 31, 2022, the weighted-average remaining amortization period for intangibles other than goodwill is 15 years and future intangible amortization is expected to total the following:

(in thousands)
Remainder of 2022	$115
2023	253
2024	253
2025	253
Thereafter	1,961
Total amortization	$2,835

10. ACCRUED EXPENSES

Accrued expenses consist of:

	March 31,	December 31,
	2022	2021
	(in thousands)
Accrued government taxes	$3,718	$8,647
Accrued interest	2,091	2,611
Accrued salaries and benefits	856	957
Accruals to social agencies	650	582
Other accrued expenses	256	265
Total	$7,571	$13,062

F-43

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

11. LINES OF CREDIT

Lines of Credit – working capital

The Company has entered into unsecured revolving credit agreements with several financial institutions to fund working capital requirements (“WC Lines of Credit”). The WC Lines of Credit provide the Company with the ability to borrow funds under consolidated lines of credit of up to approximately $60,000. Interest rates range from 5.6% to 6.4%. The WC Lines of Credit renew automatically on an annual basis. The Company and certain of its subsidiaries are borrowers under the WC Lines of Credit, and their obligations are cross guaranteed by certain other subsidiaries.

Lines of Credit – wheat inventories

The Company has entered into credit agreements with several financial institutions for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $105,000, subject to certain borrowing base criteria. The Wheat Credit Facilities are secured by the Company’s inventory. Interest rates range from 1.4% to 6.4% per annum. The Wheat Credit Facilities must be renewed on a semi-annual basis. The Company and certain of its subsidiaries are borrowers under the Wheat Credit Facilities, and their obligations are cross guaranteed by certain other subsidiaries.

12. LONG-TERM DEBT

The long-term debt of is presented as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Convertible bonds	$11,500	$500
Loans	13,017	17,019
Leases	6,427	7,455
Total outstanding debt	30,944	24,974
Less current portion	(9,653)	(10,845)
Total long-term debt	$21,291	$14,129

The term loans and other financial liabilities are evaluated according to the amortized cost method using the effective interest rate of the loan. The loan issuance costs and premiums are determined at inception and are amortized over the useful life of the loan via the effective interest rate.

Convertible Bonds

On December 31, 2021 the Company authorized the issuance of convertible bonds of up to $40,000 with an annual interest rate of 6.00% through June 15, 2026. As of March 31, 2022, the Company issued $11,500 in aggregate principal amount of 6.00% convertible bonds (the “Convertible Bonds”). The Convertible Bonds bear cash interest at a rate of 6.00% payable annually on each 12-month anniversary of the date of issuance and on the final redemption date of June 15, 2026, unless earlier redeemed or converted in accordance with the terms of the Convertible Bonds. The Convertible Bonds are unsecured obligations of the Company and are not transferable without the consent of the Company.

The Convertible Bonds will be redeemable, in whole or in part at the Company’s option at any time, and from time to time at a cash redemption price equal to the principal amount of the Convertible Bonds to be redeemed, plus accrued and unpaid interest without premium or penalty.

F-44

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pursuant to the terms of the Convertible Bonds, upon consummation of the Business Combination, the Convertible Bonds are subject to mandatory conversion into ordinary shares of The Company at a conversion price of $9.45 per share. The ordinary shares will be calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, but the conversion price of $9.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions).

The Convertible Bonds are accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Convertible Bonds do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Convertible Bonds were recorded as a single liability measured at amortized cost on the consolidated balance sheet.

Term Loans

The Company maintains term loans with several financial institutions (the “Term Loans”). The Term Loans are unsecured and have fixed monthly payments ranging from approximately $881. Interest on the Term Loans range from 5.8%-8.0% per annum. The Term Loans mature and will be fully repaid throughout 2022 and 2034.

Lease Obligations

The Company owes $6,427 and $7,455 related to its leases as of March 31, 2022 and December 31, 2021, respectively. Lease obligations are payable in monthly installments of principal and interest and are collateralized by the related assets financed. Refer to Note 5 for additional information regarding the Company’s leases.

The scheduled maturities of outstanding debt as of March 31, 2022 are as follows:

(in thousands)
Remainder of 2022	7,812
2023	4,181
2024	2,322
2025	2,071
2026	1,055
Thereafter	13,503
Total outstanding debt	$30,944

13. INCOME TAXES

The Company’s effective tax rate was -39% and 20% for the three months ended March 31, 2022 and 2021, respectively. The effective tax rate was lower than the Moroccan statutory rate primarily due to unrecognized tax losses and the minimum contribution due to the Moroccan tax authorities levied on turnover and other specific revenue.

During the periods ended March 31, 2022 and December 31, 2021, the Company has $6,161 and $7,265, respectively, as unrecognized net operating losses.

In assessing the realizability of these deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. The Company considers the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

The Company maintained a valuation allowance of $6,161 and $7,265 respectively as of March 31, 2022 and December 31, 2021 against its net operating losses.

F-45

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

14. VARIABLE INTEREST ENTITIES AND ACQUISITIONS

Sanabil SA

Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”). By way of the acquisition, the Company acquired a 60% stake in a wheat milling business in the region of Meknes, Morocco.

Pursuant to the terms of the agreement, the purchase price of the acquisition was $331, fully paid in cash.

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$332
Assumed debt	6,548
Noncontrolling interest	221
Total consideration paid	$7,101

Net assets acquired:
Current assets	4,665
Current liabilities	(4,416)
Property, plant and equipment	5,413
Tradename	323
Customer relationship	453
Total net assets acquired	6,438
Goodwill	663
Total consideration paid	$7,101

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections. The Company is amortizing the identifiable intangible assets arising from the Sanabil SA acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9). Goodwill represents Sanabil SA’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of Sanabil SA.

The carrying amount of Sanabil SA’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$2,035	$2,670
Accounts receivable	1,664	1,944
Inventory	539	936
Other current assets	2,762	3,950
Property, plant, and equipment	4,945	5,233
Intangible assets	728	777
Goodwill	621	636
Total assets	$13,294	$16,146
Accounts payable	$5,184	$3,896
Other current liabilities	1,727	6,807
Long-term debt	1,270	1,061
Total liabilities	$8,181	$11,764

F-46

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of Sanabil SA on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the Sanabil SA acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the Sanabil SA acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and Sanabil SA. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the Sanabil SA acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$5,977	$5,064
Net income	$87	$(263)

MDS Burkina

Effective on July 30, 2021, the Company completed a share purchase acquisition of MDS Burkina. By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Burkina in the form of a cash consideration for a total amount of $6,153 fully paid in cash as of March 31, 2022. The amount invested will be used first to recapitalize the company and finance working capital.

The Company thus agreed to fund MDS Burkina for operational cash flow needs and bear the risk of its losses from operations and MDA Burkina agrees that the Company has rights to 78.21% of MDS Burkina’s net profits, if any.

The following table represents the preliminary allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$6,153
Assumed debt	7,348
Noncontrolling interest	1,714
Total consideration paid	$15,215

Net assets acquired:
Current assets	4,559
Current liabilities	(1,144)
Property, plant and equipment	9,970
Total net assets acquired	13,385
Goodwill	1,830
Total consideration paid	$15,215

Goodwill represents MDS Burkina’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Burkina.

F-47

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The carrying amount of MDS Burkina’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$1,825	$170
Accounts receivable	128	189
Inventory	565	1,038
Other current assets	224	2,126
Property, plant, and equipment	9,230	9,449
Goodwill	1,709	1,744
Total assets	$13,681	$14,716
Accounts payable	$355	$476
Other current liabilities	385	507
Long-term debt	4,955	6,621
Total liabilities	$5,695	$7,604

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Burkina on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the MDS Burkina acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the MDS Burkina acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Burkina. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Burkina acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$1,132	$-
Net loss	$(241)	$(185)

MDS Mali

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali. By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Mali in the form of a cash consideration for a total amount of $9,579 fully paid in cash as of March 31, 2022. The amount invested will be used first to recapitalize the company and finance working capital.

F-48

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$9,579
Assumed debt	9,723
Noncontrolling interest	4,037
Total consideration paid	$23,339

Net assets acquired:
Current assets	16,715
Current liabilities	(7,293)
Property, plant and equipment	8,289
Tradename	734
Customer relationship	1,760
Other intangible assets	20
Total net assets acquired	20,225
Goodwill	3,114
Total consideration paid	$23,339

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections.

The Company is amortizing the identifiable intangible assets arising from the MDS Mali acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9).

Goodwill represents MDS Mali’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Mali.

The carrying amount of MDS Mali’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$1,545	$1,011
Accounts receivable	1,458	1,790
Inventory	4,223	3,132
Other current assets	4,006	7,571
Property, plant, and equipment	7,042	7,320
Intangible assets	2,228	2,287
Goodwill	2,861	2,919
Total assets	$23,363	$26,030
Accounts payable	$3,918	$4,493
Other current liabilities	1,128	1,017
Long-term debt	5,150	7,121
Total liabilities	$10,196	$12,631

F-49

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Mali on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the MDS Mali acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the MDS Mali acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Mali. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Mali acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$7,014	$2,909
Net income	$35	$8

Trigola

Effective on November 5, 2020, pursuant to an investment and shareholders agreement dated November 5, 2020, the Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola and owned by the Parent for a majority for a share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agrees to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that the Company has rights to 75% of Trigola’s net profits, if any.

The carrying amount of the Trigola’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$303	$98
Other current assets	254	400
Property, plant, and equipment	4,870	4,124
Total assets	$5,427	$4,622
Accounts payable	$5,067	$4,122
Other current liabilities	144	161
Total liabilities	$5,211	$4,283

The operating results of Trigola included in the consolidated financial statements are as follows for the three months ended March 31, 2022 and 2021:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$-	$155
Net loss	$(178)	$125

F-50

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

On September 30, 2021, the Company acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. The Company has accounted for this investment as an equity method investment. GMT Niger was non-operational for the three months ending March 31, 2022, as such, no gain or loss representing the Company’s portion of ownership was recorded.

15. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the reporting period. The Company’s weighted average number of shares outstanding used in calculating earnings per share are 120,000, for the periods ended March 31, 2022 and 2021, respectively. Because there was no activity to cause dilution in the weighted average common shares, basic and diluted earnings per share are disclosed together in each of the reporting periods.

16. COMMITMENTS AND CONTINGENCIES

In 2018, The Company entered into a five-year supply agreement with Millcorp, pursuant to which the Company is obligated to obtain at least 80% of the Company’s annual requirements of common wheat, durum wheat, or any other cereal, from Millcorp until March 31, 2023. Millcorp is currently providing 100% of the Company’s imported grain needs. The purchases incurred were $37,031 and $59,539 for the three months ended March 31, 2022 and 2021, respectively.

The Company has commitments with banks to finance its operating activities. The Company has provided collateral and mortgages to banks of $25,464 as of March 31, 2022 and December 31, 2021.

From time to time the Company is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the condensed consolidated financial statements at March 31, 2022.

17. SEGMENT INFORMATION

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The Company does not segregate assets between segments for internal reporting. Therefore, asset-related information has not been presented. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the CODM.

The principal products that comprise each segment are as follows:

Soft Wheat – The Soft Wheat segment includes the production and sale of soft wheat yielding flour that is used to make desserts and sauces.

Durum Wheat - The Durum Wheat segment includes the production and sale of hard wheat yielding flour that is used to make pasta.

Couscous and Pasta – The Couscous and Pasta segment includes the secondary processing of products including couscous and pasta sold to end customers.

The Company evaluates the performance of its segments based on sales and operating income. Operating income is defined as gross profit less sales & marketing costs, direct selling, general, and administrative expenses, and other operating expenses. The amounts in the following tables are obtained from reports used by senior management and do not include income taxes. Other expenses not allocated include unallocated corporate expenses (other operating expenses). The accounting policies of the Company’s segments are the same as those described in the summary of significant accounting policies set forth in Note 2.

F-51

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Financial information relating to the Company’s reportable segments is as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Sales to external customers:
Soft Wheat	$62,579	$40,191
Durum Wheat	16,415	12,540
Couscous & Pasta	10,077	7,891
Total	$89,071	$60,622
Direct operating income (loss):
Soft Wheat	1,641	2,917
Durum Wheat	(260)	895
Couscous & Pasta	(772)	1,066
Operating income	$609	$4,878

Geographic Information — The Company had net sales from customers outside of Morocco of approximately 11.7% (7.9% in Mali, 1.3% in Burkina and 2.5% in different other countries) and 3.5% of total consolidated net sales from continuing operations for the three months ended March 31, 2022 and 2021, respectively. Net sales are determined based on the customer destination where the products are shipped.

Long-lived assets consist of net property, plant, and equipment. The geographic location of long-lived assets is as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Morocco	$83,993	$88,479
Burkina	9,230	9,449
Mali	7,042	7,320
Angola	4,870	4,124
Other	101	104
Total	$105,236	$109,476

18. RELATED PARTIES

The following discussion summarizes activity between the Company and related parties.

In 2015, the Company entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Company’s Parent owns 100% of the company that owns the building. Total rent is approximately $420 per year.

Millcorp provides 100% of the imported grain to the Company. The purchases incurred were $37,031 and $59,539 for the three months ended March 31, 2022 and 2021, respectively.

The Company’s amounts due from related parties were $898 as of March 31, 2022 and 2021, respectively.

The Company maintains an interest-free loan with no maturity date to the sole stockholder of the Parent in the amount of $15,169 and $15,269 as of March 31, 2022 and December 31, 2021, respectively.

The Company has not entered into any significant transactions with other related parties.

19. SUBSEQUENT EVENTS

In preparing the consolidated financial statements through the March 31, 2022, the Company has evaluated subsequent events for recognition and disclosure through June 3, 2022, the date that these consolidated financial statements and accompanying notes were available for issuance.

F-52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Globis Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Globis Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Melville, NY

February 11, 2022

F-53

GLOBIS ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
Current assets
Cash	$29,508	$202,068
Prepaid expenses	89,333	283,333
Total Current Assets	118,841	485,401

Marketable securities held in Trust Account	117,307,838	116,150,000
TOTAL ASSETS	$117,426,679	$116,635,401

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities - Accounts payable and accrued expenses	$927,582	$65,628
Promissory note – related party	2,600,000	—
TOTAL LIABILITIES	3,527,582	65,628

Commitments and Contingencies

Common stock subject to possible redemption 11,500,000 shares at redemption value at December 31, 2021 and 2020	117,300,000	116,150,000

Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,550,833 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) at December 31, 2021 and 2020	355	355
Additional paid-in capital	—	509,304
Accumulated deficit	(3,401,258)	(89,886)
Total Stockholders’ (Deficit) Equity	(3,400,903)	419,773
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$117,426,679	$116,635,401

The accompanying notes are an integral part of the financial statements.

F-54

GLOBIS ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31,	For the Period from August 21, 2020 (Inception) through December 31,
	2021	2020
General and administrative expenses	$2,678,514	$89,886
Loss from operations	(2,678,514)	(89,886)

Other income:
Interest earned on marketable securities held in Trust Account	7,838	—

Net loss	$(2,670,676)	$(89,886)

Basic and diluted weighted average shares outstanding, Redeemable common stock	11,500,000	1,520,661

Basic and diluted net loss per share, Redeemable common stock	$(0.18)	$(0.02)

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,550,883	2,658,912

Basic and diluted net loss per share, Non-redeemable common stock	$(0.18)	$(0.02)

The accompanying notes are an integral part of the financial statements.

F-55

GLOBIS ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance – August 21, 2020 (Inception)	—	$—	$—	$—	$—

Issuance of Founder Shares to Sponsors	3,047,500	305	26,195	—	26,500

Sale of 100,833 Placement Units	100,833	10	1,008,320	—	1,008,330

Sale of 4,188,889 Private Warrants	—	—	3,141,670	—	3,141,670

Equity participation shares	402,500	40	(40)	—	—

Accretion for common stock to redemption amount	—	—	(3,666,841)	—	(3,666,841)

Net loss	—	—	—	(89,886)	(89,886)

Balance – December 31, 2020 (Restated)	3,550,833	$355	$509,304	$(89,886)	$419,773

Accretion for common stock to redemption amount	—	—	(509,304)	(640,696)	(1,150,000)

Net loss	—	—	—	(2,670,676)	(2,670,676)

Balance – December 31, 2021	3,550,833	$355	$—	$(3,401,258)	$(3,400,903)

The accompanying notes are an integral part of the financial statements.

F-56

GLOBIS ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,	For the Period from August 21, 2020 (Inception) Through December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(2,670,676)	$(89,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(7,838)	—
Changes in operating assets and liabilities:	—	—
Prepaid expenses	194,000	(283,333)
Accounts payable and accrued expenses	861,954	65,628
Net cash used in operating activities	(1,622,560)	(307,591)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(1,150,000)	(116,150,000)
Net cash used in investing activities	(1,150,000)	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsors	—	26,500
Proceeds from sale of Units, net of underwriting discounts paid	—	112,700,000
Proceeds from sale of Placement Units	—	1,008,330
Proceeds from sale of Private Warrants	—	3,141,670
Proceeds from promissory note – related party	2,600,000	—
Advances from related party	—	50,000
Repayment of advances from related party	—	(50,000)
Payment of offering costs	—	(216,841)
Net cash provided by financing activities	2,600,000	116,659,659

Net Change in Cash	(172,560)	202,068
Cash – Beginning of period	202,068	—
Cash – End of period	$29,508	$202,068

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$116,150,000
Accretion of common stock subject to possible redemption	$1,150,000	$—

The accompanying notes are an integral part of the financial statements.

F-57

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Globis Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2020. The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from August 21, 2020 (inception) through December 31, 2021 relates to the Company’s formation, initial public offering (“Initial Public Offering”), which is described below, and search for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares,” which included the full exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,188,889 warrants (the “Private Warrants”) at a price of $0.75 per Private Warrant and 100,833 units (the “Placement Units” and, together with the Private Warrants, the “Private Securities”) at a price of $10.00 per Placement Unit in a private placement to Globis SPAC LLC and Up and Up Capital, LLC, an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters (“Up and Up” and, collectively with Globis SPAC LLC, the “Sponsors”), which is described in Note 4.

Transaction costs amounted to $6,541,841 consisting of $2,300,000 of underwriting fees, $4,025,000 representing 402,500 shares of common stock issued, which the underwriters are entitled to receive upon the consummation of a Business Combination (the “equity participation shares”), and $216,841 of other offering costs.

Following the closing of the Initial Public Offering on December 15, 2020, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”), located in the United States and held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company intends to only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

F-58

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax or dissolution obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors have agreed to vote their Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. The underwriters have also agreed to vote their equity participation shares and any public shares they own in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsors and the Company’s officers and directors will agree (a) to waive redemption rights with respect to the Founder Shares, Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company initially had until December 15, 2021 to complete a Business Combination. The Company may, by resolution of the board of directors if requested by Globis SPAC LLC, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (up until June 15, 2022), subject to the deposit of additional funds into the Trust Account by one or both of the Sponsors or their affiliates or designees (the “Combination Period”). The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, in order for the time available for the Company to consummate a Business Combination to be extended, one or both of the Sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $1,150,000 ($0.10 per Unit, up to an aggregate of $2,300,000), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to the Company upon completion of a Business Combination.

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On December 10, 2021, the Company drew down $1,150,000 under an unsecured Note (as defined below) that was previously issued to Globis SPAC LLC. The proceeds from the draw down were deposited into the Company’s Trust Account in order to extend the period of time the Company has to complete its Business Combination from December 15, 2021 to March 15, 2022. The Company’s stockholders were not entitled to vote on or redeem their shares in connection with such extension. The Note does not bear interest and matures upon closing of a Business Combination by the Company.

If the Company is unable to complete a Business Combination within the Combination Period and the stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares and Placement Shares have agreed to waive liquidation rights with respect to such shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their liquidation rights with respect to the equity participation shares (see Note 6) in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.20).

In order to protect the amounts held in the Trust Account, the Sponsors will agree to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its stockholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of December 31, 2021, the Company had cash of $29,508 held outside of the Trust Account, $117,307,838 held in the Trust Account to be used for a Business Combination, and adjusted working capital deficit of $3,400,903, which excludes $7,838 of franchise taxes payable.

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The Company may raise additional capital through loans or additional investments from the Sponsors, officers, directors, or their affiliates. Other than as described above and in Note 6, the Company’s officers, directors and the Sponsors and their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

The Company does not believe it will need to raise additional funds in order to meet expenditures required for operating its business following its issuance of an unsecured promissory note on January 11, 2021 (the “Note”) to Globis SPAC LLC, or its assigns or successors in interest (the “Lender”), providing for borrowings from time to time of up to an aggregate of $1,000,000. Through December 31, 2021, the Note was amended to increase the principal amount to $5,000,000 and in January 2022, the Note was further amended to increase the principal amount of the Note to $7,000,000. None of the Sponsors, nor any of the stockholders, officers or directors, or third parties are under any obligation to advance funds to, or invest in, the Company, except as discussed above. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Even if the Company can obtain sufficient financing or raise additional capital, it only has until March 15, 2022 (approved extension date) to consummate a Business Combination (or June 15, 2022 if the Company extends the period of time to consummate a Business Combination by an additional three months). There is no assurance that the Company will be able to do so prior to March 15, 2022 (approved extension date or June 15, 2022 if the Company extends the period of time to consummate a Business Combination by an additional three months).

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021 and 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in the Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2021 and 2020, the common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Common Stock issuance costs	(2,516,841)
Plus:
Accretion of carrying value to redemption value	3,666,841
Common Stock subject to possible redemption, December 31, 2020	116,150,000
Plus:
Accretion of carrying value to redemption value	1,150,000
Common Stock subject to possible redemption, December 31, 2021	$117,300,000

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Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Accretion associated with the redeemable shares of Common Stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement, as described in Note 4, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 15,789,722 Common Stock in the aggregate. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

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The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

			For the Period from August 21,
	Year Ended		2020 (Inception) Through
	December 31, 2021		December 31, 2020
	Redeemable common stock	Non- redeemable common stock	Redeemable common stock	Non- redeemable common stock
Basic and diluted net loss per common stock
Numerator:
Allocation of net loss, as adjusted	$(2,040,603)	$(630,073)	$(32,703)	$(57,183)
Denominator:
Basic and diluted weighted average shares outstanding	11,500,000	3,550,833	1,520,661	2,658,912

Basic and diluted net loss per common stock	$(0.18)	$(0.18)	$(0.02)	$(0.02)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature (see Note 9).

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Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, Globis SPAC LLC purchased 3,688,889 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $2,766,667 and Up and Up purchased 500,000 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $375,000. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7). In addition, Up and Up purchased an aggregate of 100,833 Placement Units at a purchase price of $10.00 per Placement Unit, or $1,008,333 in the aggregate. Each Placement Unit consists of one share of common stock (“Placement Share”) and one redeemable warrant (“Placement Warrant”). Each Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

The proceeds from the sale of the Private Securities were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Securities and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On September 1, 2020, Globis SPAC LLC purchased 2,875,000 shares of the Company’s common stock for an aggregate price of $25,000. On December 7, 2020, the Company sold an additional 172,500 shares of the Company’s common stocks to Up and Up for an aggregate price of $1,500, resulting in a total of 3,047,500 shares of common stock being sold to the Sponsors (the “Founder Shares”) and being issued and outstanding, of which an aggregate of up to 397,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsors would own approximately 21% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 15, 2020, no Founder Shares are currently subject to forfeiture.

In February 2021, the Sponsor transferred an aggregate of 45,000 Founder Shares to three of the Company’s director nominees. In December 2021, the Sponsor transferred an aggregate 60,000 common stock purchase warrants to three of the Company’s director nominees.

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The transfer of the Founders Shares and common stock purchase warrants to the Company’s director nominees, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 45,000 shares transferred to the Company’s director nominees in February 2021 was $345,455 or $7.68 per share. The fair value of the 60,000 common stock purchase warrants transferred to the Company’s director nominees in December 2021 was $39,510 or $0.6585 per share. The Founders Shares and common stock purchase warrants were effectively transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares and common stock purchase warrants is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of December 31, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Sponsors agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the date of the consummation of a Business Combination or the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on December 15, 2020, the effective date of the Initial Public Offering, to pay an affiliate of Globis SPAC LLC a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020, the Company incurred $120,000 and $5,000 in fees for these services, of which $5,000 is included in accrued expenses in the accompanying balance sheets at December 31, 2021 and 2020.

Advances from Related Party

As of December 2, 2020, the Sponsor advanced the Company $50,000 to fund certain offering costs in connection with the Initial Public Offering. The outstanding balance under these advances was repaid upon the closing of the Initial Public Offering on December 15, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest.

On January 11, 2021, the Company issued the Note to the Lender, which provides for borrowings from time to time of up to an aggregate of $1,000,000. The Note bears no interest and is due and payable upon the date on which the Company consummates its initial Business Combination.

On April 28, 2021, the Note was amended to terminate the option for the Lender to convert the amount outstanding under the Note into Private Warrants.

On July 19, 2021, the Note was amended to increase the principal amount of the Note to $2,000,000.

On October 13, 2021, the Note was amended to increase the principal amount of the Note to $3,000,000.

On December 29, 2021, the Note was amended to increase the principal amount of the Note to $5,000,000.

On January 27, 2022, the Note was amended to increase the principal amount of the Note to $7,000,000.

On various dates during the year ended December 31, 2021, the Company drew a total of $1,450,000 under the Note for working capital purposes, in accordance with the terms of the Note.

On December 10, 2021, the Company drew down $1,150,000 under the Note in order to extend the period of time the Company has to complete its Business Combination from December 15, 2021 to March 15, 2022. The proceeds from the draw down were deposited into the Company’s Trust Account.

As of December 31, 2021, the total amount outstanding under the Note amounted to $2,600,000.

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NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, Private Securities, equity participation shares and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Securities or warrants issued upon conversion of Working Capital Loans) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to receive the 402,500 equity participation shares upon the consummation of a Business Combination. The equity participation shares have been placed in escrow until the consummation of a Business Combination. If a Business Combination is not consummated, the equity participation shares will be forfeited by the underwriters. The Company accounted for the equity participation shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The fair value of the equity participation shares is estimated to be $4,025,000, based upon the offering price of the Units of $10.00 per Unit.

Forafric Agro Holdings Limited Business Combination Agreement

On December 19, 2021, the Company entered into a Securities Purchase Agreement (the “Business Combination Agreement”), by and among the Company, Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”), and Lighthouse Capital Limited, a Gibraltar private company limited by shares (the “Seller”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “FAHL Business Combination”): (a) the Company will form under the laws of the State of Nevada a wholly-owned subsidiary of the Company (the “New Subsidiary”), change its jurisdiction of incorporation to Nevada by merging with and into the New Subsidiary such that the New Subsidiary will survive the merger (the “Surviving Company”) (the “Pre-Closing Merger”), and change its jurisdiction of incorporation again by transferring by way of a redomiciliation and domesticating the New Subsidiary as a Gibraltar public company limited by shares (the “Redomiciliation”); and (b) immediately following the effectiveness of the Redomiciliation, the Surviving Company will acquire 100% of the equity interests in FAHL from the Seller. Upon consummation of the transactions contemplated by the FAHL Business Combination, FAHL will become a wholly owned subsidiary of the Surviving Company, which will be renamed “Forafric Global PLC”.

Immediately prior to the consummation of the FAHL Business Combination (the “Closing”), the Company will effect the Pre-Closing Merger and the Redomiciliation pursuant to which (i) the issued and outstanding shares of common stock of the Company, will, following the Pre-Closing Merger and pursuant to the Redomiciliation, convert automatically by operation of law, on a one-for-one basis, into ordinary shares, nominal value $0.001 per share, of Forafric Global PLC (“Ordinary Shares”); (ii) the issued and outstanding redeemable warrants of the Company will automatically become redeemable warrants to acquire Ordinary Shares and (iii) each issued and outstanding unit of the Company that has not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share.

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The total consideration to be paid to the Seller in the FAHL Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the trust account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27,000,000, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of the Company is equal to or greater than $33,000,000, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days. The Seller will also be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, 20% of any cash proceeds received by the Company from the exercise of the Company’s outstanding warrants.

PIPE Subscription Agreement

In connection with the FAHL Business Combination, on December 31, 2021, the Company entered into a subscription agreement (the “PIPE Subscription Agreement”) with an accredited investor (the “PIPE Investor”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investor will purchase ordinary shares of Forafric Global PLC in a private placement following the Redomiciliation and prior to the Closing. Pursuant to the PIPE Subscription Agreement, the PIPE Investor will purchase, at a purchase price of $10.50 per share, a number of ordinary shares of Forafric Global PLC (the “PIPE Shares”) that will be equal to the lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the FAHL Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”); accordingly, the maximum aggregate amount to be paid by the PIPE Investor for the PIPE Shares is approximately $20 million. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the FAHL Business Combination.

The closing of the sale of the PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent with the Closing.

Convertible Bonds Offering

In connection with the FAHL Business Combination, between December 31, 2021 and January 3, 2022, affiliates (each a “Bond Investor”) of the Sponsors, subscribed for convertible bonds of FAHL, as issuer (the “Bonds Issuer”), in an aggregate principal amount of $9.5 million (the “FAHL Bonds”) and on January 19, 2022 an additional bond investment was made in the principal amount of $2.5 million, both in private placements, and issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among the Bonds Issuer, the Seller and the Bond Investors. The FAHL Bonds are unsecured obligations of the Bonds Issuer and are not transferable without the consent of the Bonds Issuer (such consent not to be unreasonably withheld). The Bonds Issuer intends to use the proceeds from the sale of the FAHL Bonds for general working capital and/or capital expenditure requirements.

Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds will mature and be redeemed on June 15, 2026. Interest shall accrue on the FAHL Bonds at a rate of 6% per annum and the Bond Investors are entitled to certain customary information rights.

F-68

Pursuant to the current terms of the FAHL Bonds, upon consummation of the FAHL Business Combination, the FAHL Bonds will automatically convert into ordinary shares of Forafric Global PLC at at a price per share that is a 10% discount to the PIPE Investment, subject to certain adjustments. The number of ordinary shares will be equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond by $9.45, subject to certain adjustments.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — On December 10, 2020, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2021 and 2020, there were 3,550,833 shares of common stock issued and outstanding, excluding 11,500,000 shares of common stock subject to possible redemption which are presented as temporary equity.

Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Company’s Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

F-69

In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 10 trading day period starting on the trading day prior the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.50 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants and Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Placement Warrants are exercisable on a cashless basis, non-redeemable and holders of the Private Warrants and the Placement Warrants have the option to calculate the fair market value based upon the last reported sale price of the shares of common stock for the trading day prior to the date of exercise in lieu of the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31,	December 31,
	2021	2020
Deferred tax assets
Net operating loss carryforward	$43,241	$2,586
Startup and organizational costs	508,491	16,290
Total deferred tax assets	551,740	18,876
Valuation allowance	(551,740)	(18,876)
Deferred tax assets, net valuation allowance	$—	$—

The income tax provision consists of the following:

	December 31,	December 31,
	2021	2020
Federal
Current	$—	$—
Deferred	(532,864)	(18,876)

State and Local
Current	$—	$—
Deferred	—	—

Change in valuation allowance	532,864	18,876
Income tax provision	$—	$—

F-70

As of December 31, 2021, the Company had $205,946 of U.S. federal net operating loss carryovers available to offset future taxable income. Federal net operating loss can be carried forward indefinitely.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021 and for the period from August 21, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $532,864 and $18,876, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31, 2021	December 31, 2020

Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Business combination expense	(1.0)%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Income tax provision	0.0%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$117,307,838	$116,150,000

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In January 2022, the Company increased the principal amount available under the Note (as defined in Note 1 under Liquidity) to $7,000,000.

F-71

GLOBIS ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash	$210	$29,508
Prepaid expenses	82,458	89,333
Total Current Assets	82,668	118,841

Marketable securities held in Trust Account	118,467,492	117,307,838
TOTAL ASSETS	$118,550,160	$117,426,679

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities - Accounts payable and accrued expenses	$1,379,934	$927,582
Promissory note – related party	4,327,300	2,600,000
TOTAL LIABILITIES	5,707,234	3,527,582

Commitments and Contingencies

Common stock subject to possible redemption 11,500,000 shares at redemption value at March 31, 2022 and December 31, 2021	118,450,000	117,300,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,550,833 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) at March 31, 2022 and December 31, 2021	355	355
Additional paid-in capital	—	—
Accumulated deficit	(5,607,429)	(3,401,258)
Total Stockholders’ Deficit	(5,607,074)	(3,400,903)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$118,550,160	$117,426,679

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-72

GLOBIS ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
General and administrative expenses	$1,065,825	$366,035
Loss from operations	(1,065,825)	(366,035)

Other income:
Interest earned on marketable securities held in Trust Account	9,654	2,076

Net loss	$(1,056,171)	$(363,959)

Basic and diluted weighted average shares outstanding, Redeemable common stock	11,500,000	11,500,000

Basic and diluted net loss per share, Redeemable common stock	$(0.07)	$(0.02)

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,550,883	3,550,833

Basic and diluted net loss per share, Non-redeemable common stock	$(0.07)	$(0.02)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-73

GLOBIS ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	3,550,833	$355	$—	$(3,401,258)	$(3,400,903)

Remeasurement of common stock subject to redemption	—	—	—	(1,150,000)	(1,150,000)

Net loss	—	—	—	(1,056,171)	(1,056,171)

Balance – March 31, 2022	3,550,833	$355	$—	$(5,607,429)	$(5,607,074)

THREE MONTHS ENDED MARCH 31, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance — January 1, 2021	3,550,833	$355	$509,304	$(89,886)	$419,773

Net loss	—	—	—	(363,959)	(363,959)

Balance – March 31, 2021	3,550,833	$355	$509,304	$(453,845)	$55,814

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-74

GLOBIS ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(1,056,171)	$(363,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(9,654)	(2,076)
Changes in operating assets and liabilities:
Prepaid expenses	6,875	(1,955)
Accounts payable and accrued expenses	452,352	94,022
Net cash used in operating activities	(606,598)	(273,968)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(1,150,000)	—
Net cash used in investing activities	(1,150,000)	—

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	1,727,300	150,000
Repayment of promissory note – related party	—	(50,000)
Net cash provided by financing activities	1,727,300	100,000

Net Change in Cash	(29,298)	(173,968)
Cash – Beginning of period	29,508	202,068
Cash – End of period	$210	$28,100

Non-Cash investing and financing activities:
Remeasurement of common stock subject to possible redemption	$1,150,000	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-75

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Globis Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2020. The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one wholly owned subsidiary, Globis NV Merger Corp., which was incorporated in the State of Nevada on January 5, 2022.

As of March 31, 2022, the Company had not commenced any operations. All activity for the period from August 21, 2020 (inception) through March 31, 2022 relates to the Company’s formation, initial public offering (“Initial Public Offering”), which is described below, search for a Business Combination and activities in connection with the proposed acquisition of Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”) (see Note 6). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds held in the Trust Account.

The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares,” which included the full exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,188,889 warrants (the “Private Warrants”) at a price of $0.75 per Private Warrant and 100,833 units (the “Placement Units” and, together with the Private Warrants, the “Private Securities”) at a price of $10.00 per Placement Unit in a private placement to Globis SPAC LLC and Up and Up Capital, LLC, an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters (“Up and Up” and, collectively with Globis SPAC LLC, the “Sponsors”), which is described in Note 4.

Transaction costs amounted to $6,541,841 consisting of $2,300,000 of underwriting fees, $4,025,000 representing 402,500 shares of common stock issued, which the underwriters are entitled to receive upon the consummation of a Business Combination (the “equity participation shares”), and $216,841 of other offering costs.

Following the closing of the Initial Public Offering on December 15, 2020, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”), located in the United States and held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company intends to only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax or dissolution obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

F-76

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors have agreed to vote their Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. The underwriters have also agreed to vote their equity participation shares and any public shares they own in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsors and the Company’s officers and directors will agree (a) to waive redemption rights with respect to the Founder Shares, Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company initially had until December 15, 2021 to complete a Business Combination. The Company may, by resolution of the board of directors if requested by Globis SPAC LLC, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (up until June 15, 2022), subject to the deposit of additional funds into the Trust Account by one or both of the Sponsors or their affiliates or designees (the “Combination Period”). The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Amended and Restated Certificate of Incorporation, in order for the time available for the Company to consummate a Business Combination to be extended, one or both of the Sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, deposited $1,150,000 for each three month extension into the trust account ($0.10 per Unit, an aggregate of $2,300,000), on or prior to the date of the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to the Company upon completion of a Business Combination.

On December 10, 2021, the Company drew down $1,150,000 under an unsecured Note (as defined below) that was previously issued to Globis SPAC LLC. The proceeds from the draw down were deposited into the Company’s Trust Account in order to extend the period of time the Company has to complete its Business Combination from December 15, 2021 to March 15, 2022. On March 7, 2022, the Company drew down an additional $1,150,000 under the unsecured Note. The proceeds from the draw down were deposited into the Company’s Trust Account in order to extend the period of time the Company has to complete its Business Combination from March 15, 2022 to June 15, 2022. The Company’s stockholders were not entitled to vote on or redeem their shares in connection with such extensions. The Note does not bear interest and matures upon closing of a Business Combination by the Company.

If the Company is unable to complete a Business Combination within the Combination Period and the stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

F-77

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

The holders of the Founder Shares and Placement Shares have agreed to waive liquidation rights with respect to such shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their liquidation rights with respect to the equity participation shares (see Note 6) in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share value deposited into the Trust Account ($10.30).

In order to protect the amounts held in the Trust Account, the Sponsors will agree to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.30 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its stockholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of March 31, 2022, the Company had cash of $210 held outside of the Trust Account and an adjusted working capital deficit of $5,607,074, which excludes $17,492 of interest earned on the Trust Account to pay franchise taxes.

The Company may raise additional capital through loans or additional investments from the Sponsors, officers, directors, or their affiliates. Other than as described above and in Note 5, the Company’s officers, directors and the Sponsors and their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

The Company does not believe it will need to raise additional funds in order to meet expenditures required for operating its business following its issuance of an unsecured promissory note on January 11, 2021, as amended (the “Note”) to Globis SPAC LLC (the “Lender”), providing for borrowings from time to time of up to an aggregate of $1,000,000. Through March 31, 2022, the Note was amended to increase the principal amount to $7,000,000. None of the Sponsors, nor any of the stockholders, officers or directors, or third parties are under any obligation to advance funds to, or invest in, the Company, except as discussed above. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Even if the Company can obtain sufficient financing or raise additional capital, it only has until June 15, 2022 to consummate a Business Combination. There is no assurance that the Company will be able to do so prior to June 15, 2022.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

F-78

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, as filed with the SEC on February 11, 2022. The interim results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 or December 31, 2021.

Marketable Securities Held in Trust Account

At March 31, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which invest in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in the Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

F-79

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

At March 31, 2022 and December 31, 2021, the common stock subject to possible redemption reflected in the condensed consolidated balance sheets is reconciled in the following table:

Common stock subject to possible redemption, January 1, 2021	$116,150,000
Plus:
Remeasurement of Class A common stock subject to redemption	1,150,000
Common stock subject to possible redemption, December 31, 2021	117,300,000
Plus:
Remeasurement of Class A common stock subject to redemption	1,150,000
Common stock subject to possible redemption, March 31, 2022	$118,450,000

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-80

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s operational costs are generally considered start-up costs and are not currently deductible. During the three months ended March 31, 2022 and 2021, the Company recorded no income tax expense. The Company’s effective tax rate for the three months ended March 31, 2022 and 2021 was 0%, which differs from the expected income tax rate mainly due to the start-up costs (discussed above) which are not currently deductible and permanent differences associated with Business Combination expenses and the valuation allowance on net operating losses.

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the private placement, as described in Note 5, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 15,789,722 shares of common stock in the aggregate. As of March 31, 2022 and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the periods presented.

The following table reflects the calculation of basic and diluted net loss per share of common stock (in dollars, except per share amounts):

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
	Redeemable common stock	Non- redeemable common stock	Redeemable common stock	Non- redeemable common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss, as adjusted	$(806,996)	$(249,175)	$(278,093)	$(85,866)
Denominator:
Basic and diluted weighted average shares outstanding	11,500,000	3,550,833	11,500,000	3,550,833

Basic and diluted net loss per share of common stock	$(0.07)	$(0.07)	$(0.02)	$(0.02)

F-81

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, Globis SPAC LLC purchased 3,688,889 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $2,766,667 and Up and Up purchased 500,000 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $375,000. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8). In addition, Up and Up purchased an aggregate of 100,833 Placement Units at a purchase price of $10.00 per Placement Unit, or $1,008,333 in the aggregate. Each Placement Unit consists of one share of common stock (“Placement Share”) and one redeemable warrant (“Placement Warrant”). Each Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

The proceeds from the sale of the Private Securities were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Securities and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On September 1, 2020, Globis SPAC LLC purchased 2,875,000 shares of the Company’s common stock for an aggregate price of $25,000. On December 7, 2020, the Company sold an additional 172,500 shares of the Company’s common stocks to Up and Up for an aggregate price of $1,500, resulting in a total of 3,047,500 shares of common stock being sold to the Sponsors (the “Founder Shares”) and being issued and outstanding, of which an aggregate of up to 397,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsors would own approximately 21% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 15, 2020, no Founder Shares are currently subject to forfeiture.

In February 2021, the Sponsor transferred an aggregate of 45,000 Founder Shares to three of the Company’s directors. In December 2021, the Sponsor transferred an aggregate 60,000 common stock purchase warrants to three of the Company’s directors.

F-82

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

The transfer of the Founders Shares and common stock purchase warrants to the Company’s directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 45,000 Founder Shares transferred to the Company’s directors in February 2021 was $345,455 or $7.68 per share. The fair value of the 60,000 common stock purchase warrants transferred to the Company’s directors in December 2021 was $39,510 or $0.6585 per share. The Founders Shares and common stock purchase warrants were effectively transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares and common stock purchase warrants is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of March 31, 2022, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Sponsors agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the date of the consummation of a Business Combination or the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on December 15, 2020, the effective date of the Initial Public Offering, to pay an affiliate of Globis SPAC LLC a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2022 and 2021, the Company incurred $30,000 in fees for these services. At March 31, 2022 and December 31, 2021, $5,000 is reflected in accrued expenses related to this agreement.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest.

On January 11, 2021, the Company issued the Note to the Lender, which provides for borrowings from time to time of up to an aggregate of $1,000,000. The Note bears no interest and is due and payable upon the date on which the Company consummates its initial Business Combination.

On April 28, 2021, the Note was amended to terminate the option for the Lender to convert the amount outstanding under the Note into Private Warrants.

During the year ended December 31, 2021, the Note was amended to increase the principal amount to $5,000,000.

On January 27, 2022, the Note was amended to increase the principal amount to $7,000,000.

On various dates during the year ended December 31, 2021, the Company drew down a total of $1,450,000 under the Note for working capital purposes, in accordance with the terms of the Note.

On December 10, 2021, the Company drew down $1,150,000 under the Note in order to extend the period of time the Company had to complete its Business Combination from December 15, 2021 to March 15, 2022. The proceeds from the draw down were deposited into the Company’s Trust Account.

On various dates during the three months ended March 31, 2022, the Company drew down a total of $577,300 under the Note for working capital purposes, in accordance with the terms of the Note.

On March 7, 2022, the Company drew down $1,150,000 under the Note in order to extend the period of time the Company has to complete its Business Combination from March 15, 2022 to June 15, 2022. The proceeds from the draw down were deposited into the Company’s Trust Account.

As of March 31, 2022, the total amount outstanding under the Note amounted to $4,327,300.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, Private Securities, equity participation shares and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Securities or warrants issued upon conversion of Working Capital Loans) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-83

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Underwriting Agreement

The underwriters are entitled to receive the 402,500 equity participation shares upon the consummation of a Business Combination. The equity participation shares have been placed in escrow until the consummation of a Business Combination. If a Business Combination is not consummated, the equity participation shares will be forfeited by the underwriters. The Company accounted for the equity participation shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The fair value of the equity participation shares is estimated to be $4,025,000, based upon the offering price of the Units of $10.00 per Unit.

Forafric Agro Holdings Limited Business Combination Agreement

On December 19, 2021, the Company, entered into a securities purchase agreement (the “Business Combination Agreement”), by and among the Company, Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”) and Lighthouse Capital Limited, a Gibraltar private company limited by shares (the “Seller”). On April 20, 2022, the Company entered into Amendment No. 1 to the Business Combination Agreement, with FAHL, the Seller and Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which provides for the consummation of the following series of separate transactions (collectively, the “Business Combination”): (i) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altering its authorized and issued share capital and thereafter re-registering as a Gibraltar public company limited by shares and changing its name to “Forafric Global PLC” (referred to herein as “The Company”); (ii) The Company will form a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) the Company will merge with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) immediately following the effectiveness of the Merger, all of the common stock of Merger Sub issued pursuant to the Merger shall be contributed to The Company; and (v) as soon as practicable thereafter The Company will acquire 100% of the equity interests in FAHL from the Seller and FAHL will become a direct subsidiary of The Company.

As a result of the Merger prior to the consummation of the Business Combination (i) the issued and outstanding shares of common stock of the Company, will be exchanged, on a one-for-one basis, into ordinary shares, nominal value $0.001 per share, of The Company (the “Ordinary Shares”); (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Company’s registration statement on Form S-1 (SEC File No. 333-250939) of the Company will automatically become redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share; (iii) each issued and outstanding warrant of the Company issued in a private placement will automatically become warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding private placement warrants as a result of the Merger); and (iv) each issued and outstanding unit of the Company that has not been previously separated into the underlying common stock and underlying warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share.

The total consideration to be paid to the Seller in the FAHL Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash at the Closing. The Closing Payment will be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

F-84

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

In addition, the Seller is also entitled to receive, up to 2,000,000 Ordinary Shares (the “Earnout Shares”), subject to The Company achieving certain performance and share price thresholds prior to certain future dates, in each case as described in the Business Combination Agreement. The Seller will also be entitled to receive, as additional consideration, 20% of any cash proceeds received by the The Company from the exercise of outstanding warrants.

PIPE Subscription Agreement

In connection with the FAHL Business Combination, on December 31, 2021, the Company entered into a subscription agreement (the “PIPE Subscription Agreement”) with an accredited investor (the “PIPE Investor”) pursuant to the PIPE Investor will purchase ordinary shares of The Company in a private placement following the Redomiciliation and the Merger and prior to the closing of the Business Combination. Pursuant to the PIPE Subscription Agreement, the PIPE Investor will purchase, at a purchase price of $10.50 per share, a number of ordinary shares (the “PIPE Shares”) that will be equal to the lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the FAHL Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”); accordingly, the maximum aggregate amount to be paid by the PIPE Investor for the PIPE Shares is approximately $20 million. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination.

The closing of the sale of the PIPE Shares (the “PIPE Closing”) will be contingent upon, among other things, the substantially concurrent with the consummation of the Business Combination.

Convertible Bonds Offering

In connection with the proposed Business Combination, between December 31, 2021 and January 19, 2022, investors (each, a “Bond Investor”) subscribed for convertible bonds of FAHL in an aggregate principal amount of $12 million (the “FAHL Bonds”) in private placements, and issued pursuant to a bond subscription deed among the FAHL, the Seller and the Bond Investors. The FAHL Bonds are unsecured obligations of the Bonds Issuer and are not transferable without the consent of FAHL (such consent not to be unreasonably withheld).

Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds will mature and be redeemed on June 15, 2026. Interest accrues on the FAHL Bonds at a rate of 6% per annum and the Bond Investors are entitled to certain customary information rights.

Pursuant to the current terms of the FAHL Bonds, upon consummation of the FAHL Business Combination, the FAHL Bonds will automatically convert into ordinary shares of The Company at a price per share that is a 10% discount to the PIPE Investment, subject to certain adjustments. The number of ordinary shares will be equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond by $9.45, subject to certain adjustments. The Bond Investors include affiliates Up and Up Capital, LLC and Globis SPAC LLC, the Sponsors of the Company, who have subscribed for an aggregate principal amount of $9.5 million of the FAHL Bonds, convertible into approximately one million ordinary shares of the Company.

NOTE 7. STOCKHOLDER’S DEFICIT

Preferred Stock — On December 10, 2020, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At March 31, 2022 and December 31, 2021, there were 3,550,833 shares of common stock issued and outstanding, excluding 11,500,000 shares of common stock subject to possible redemption which are presented as temporary equity.

Warrants — At March 31, 2022 and December 31, 2021, there were 11,500,000 Public Warrants outstanding. At March 31, 2022 and December 31, 2021, there were 4,289,722 Private Warrants outstanding.

The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Company’s Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available.

F-85

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 10 trading day period starting on the trading day prior the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.50 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants and Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Placement Warrants are exercisable on a cashless basis, non-redeemable and holders of the Private Warrants and the Placement Warrants have the option to calculate the fair market value based upon the last reported sale price of the shares of common stock for the trading day prior to the date of exercise in lieu of the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.

F-86

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 8.  FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31. 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$118,467,492	$117,307,838

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On April 20, 2022, the Business Combination Agreement was amended, as described in Note 6.

F-87

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Subject to article 297 of Forafric’s Memorandum and Articles of Association, a relevant director of Forafric or an associated company may be indemnified out of Forafric’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Forafric. Article 297 provides that the above does not authorize any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

Under section 231 of the Companies Act, any provision (whether in the articles or in a contract with a company) exempting or indemnifying any officer of Forafric for negligence, default or breach of duty is void. However, Forafric may, if permitted by its articles or a contract:

(a)	indemnify a director as to the costs of successful court proceedings; and/or

(b)	purchase and maintain for any director insurance for any liability referred to in section 231.

Any person not being Forafric may indemnify a director against any liability referred to in section 231.

Item 7.	Recent Sales of Unregistered Securities

Business Combination and PIPE Investment

On June 9, 2022 (the “Closing Date”), Globis Acquisition Corp., a Delaware corporation (“Globis”), consummated the previously announced business combination pursuant to a securities purchase agreement, dated December 19, 2021 (as amended, modified or waived from time to time, the “Business Combination Agreement”) which provides for the Business Combination (as defined below) between Globis and Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”).

In accordance with the Business Combination Agreement, the consummation of the following series of separate transactions took place (collectively, the “Business Combination”): (i) Globis formed a new holding company, Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which changed its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altered its authorized and issued share capital and thereafter re-registering as a Gibraltar public company limited by shares and changed its name to “Forafric Global PLC” (referred to herein as “The Company”); (ii) The Company formed a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) Globis merged with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) an agent was appointed to act on behalf of Globis stockholders such that, subject to and immediately following the completion of the Merger, the agent entered into a contribution and subscription agreement with The Company (the “Contribution Agreement”) pursuant to which the issued and outstanding shares of common stock of Merger Sub issued pursuant to the Merger will be exchanged (the “Exchange”), on a one-for-one basis, for ordinary shares, nominal value $0.001 per share, of The Company (the “Ordinary Shares”); and (v) on June 9, 2022, The Company acquired 100% of the equity interests in FAHL from Lighthouse Capital Limited (“Seller”) and FAHL became a direct subsidiary of The Company.

In connection with the special meeting of the stockholders of Globis held on June 7, 2022, which was adjourned and was reconvened on June 9, 2022 (the “Special Meeting”) and the Business Combination, holders of 9,612,536 shares of Common Stock, exercised their right to redeem their shares for cash at a redemption price of $10.30 per share, for an aggregate redemption amount of approximately $99 million, which was paid from Globis’ trust account established at the consummation of its initial public offering (the “Trust Account”).

As a result of the Business Combination, (i) Globis stockholders received one Ordinary Share for each issued and outstanding share of Common Stock, par value $0.0001 per share, of Globis (the “ Common Stock”) held prior to the Merger; (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) of Globis automatically became redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement, dated December 10, 2020, between Globis and VStock Transfer, LLC (the “Warrant Agreement”), with the Warrant Agreement being assigned and novated by Globis to The Company but no other changes made to the terms of any issued and outstanding Public Warrants as a result of the Merger; (iii) each issued and outstanding warrant of Globis issued in a private placement automatically became warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement (no other changes were made to the terms of any issued and outstanding private placement warrants as a result of the Merger); and (iv) each issued and outstanding unit of Globis that had not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, were cancelled and entitled the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement.

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Further as a result of the Business Combination, the Seller will be paid the principal sum of $20,000,000 together with interest on the outstanding amount from the Closing Date up to the date of payment (computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days) accrued but unpaid thereon at the fixed per annum rate of 8%. The payment shall be made on the first anniversary of the closing of the Business Combination. If any amount of principal and/or interest thereon is unpaid after such due date, the Company shall pay the Seller additional interest on the outstanding amount at the per annum rate of 12% (or at such lower rate as shall be the highest rate permitted under applicable usury laws).

As of the opening of trading on June 10, Ordinary Shares of The Company and warrants redeemable into Ordinary Shares, began trading on the Nasdaq Stock Market (“Nasdaq”) as “AFRI” and “AFRIW”, respectively.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2022 in the section entitled “Proposal 3: The Business Combination Proposal” beginning on page 82 of the proxy statement/ prospectus incorporated herein by reference.

As previously disclosed, on December 31, 2021, Globis entered into a Subscription Agreement (the “PIPE Subscription Agreement”) with an accredited investor (the “PIPE Investor”), pursuant to which the PIPE Investor purchased Ordinary Share of The Company in a private placement following the Redomiciliation, Merger, and Exchange and prior to the closing of the Business Combination. Pursuant to the PIPE Subscription Agreement, the PIPE Investor purchased, at a purchase price of $10.50 per share, a number of Ordinary Shares (the “PIPE Shares”) that was equal to lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”). The closing of the PIPE Investment was contingent upon, among other things, the substantially concurrent consummation of the Business Combination. On June 9, 2022, substantially concurrently with the Closing, the sale of the PIPE Shares was consummated, pursuant to which the PIPE Investor purchased an aggregate of 1,320,195 Ordinary Shares of The Company for total gross proceeds to The Company of approximately $13.9 million.

A description of the PIPE Subscription Agreement is included in the proxy statement/prospectus beginning on page 128 of the proxy statement/prospectus.

As previously disclosed, in connection with the Business Combination, between December 31, 2021 and January 3, 2022, investors (each a “Bond Investor”) subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $11.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds were to mature and be redeemed on June 15, 2026. Interest accrued on the FAHL Bonds at a rate of 6% per annum and the Bond Investors were entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds were novated to The Company and automatically convert into 1,248,426 Ordinary Shares of The Company (the “Bond Shares”) at a price per share of $9.45, which was a 10% discount to the PIPE Investment. The number of Ordinary Shares was equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond plus accrued but unpaid interest thereon by $9.45, subject to certain adjustments. The Bond Investors include affiliates Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, who subscribed for an aggregate principal amount of $9 million of the FAHL Bonds, which converted into 977,659 Ordinary Shares of The Company.

As previously disclosed, certain parties affiliated with FAHL held outstanding loans issued to FAHL (the “FAHL Related Party Loans”), which, in the aggregate, equaled approximately $15.1 million as of the Closing of the Business Combination. The FAHL Related Party Loans were interest-free loans with no maturity date. Upon consummation of the Business Combination, all FAHL Related Party Loans were paid off or novated to The Company and converted into 1,445,164 Ordinary Shares of The Company at a price of $10.50 per share (the “Loan Shares”).

The securities issued in connection with the PIPE Subscription Agreement, the Bond Subscription Deed and the FAHL Related Party Loans have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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Item 8.	Exhibits and Financial Statements Schedules

(a) Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
2.1†	Business Combination Agreement, entered into as of December 19, 2021, by and among Globis Acquisition Corp., Seller and FAHL (included as Annex A to the proxy statement/prospectus) (incorporated by reference to Exhibit 2.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on December 20, 2021).

2.2	Amendment No. 1 to Business Combination Agreement, entered into as of April 20, 2022, by and among Globis Acquisition Corp., Seller, FAHL and Globis NV Merger Corp (incorporated by reference to Exhibit 2.2 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on April 20, 2022).

2.3	Amendment No. 2 to Purchase Agreement, dated June 8, 2022 (incorporated by reference to Exhibit 10.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on June 9, 2022)

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of Forafric Global PLC’s Form 8-A (File No. 001-41416), filed with the SEC on June 9, 2022).

4.1	Warrant Agreement, dated December 10, 2020, between Globis Acquisition Corp. and VStock Transfer, LLC. (incorporated by reference to Exhibit 4.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on December 15, 2020).

4.2	Warrant Assignment and Novation Agreement, dated as of June 9, 2022, by and between Globis NV Merger 2 Corp. and Forafric Global PLC (incorporated by reference to Exhibit 4.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on June 10, 2022).

5.1#	Opinion of Hassans International Law Firm Limited.

5.2#	Opinion of McDermott Will & Emery LLP.

10.1	Letter Agreement, dated December 10, 2020, among Globis Acquisition Corp., the Sponsors and each of the officers and directors of Globis Acquisition Corp. (incorporated by reference to Exhibit 10.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on December 15, 2020).

10.2	Registration Rights Agreement, dated December 10, 2020, between Globis Acquisition Corp. and the Sponsors (included as Annex H to this proxy statement/prospectus). (incorporated by reference to Exhibit 10.4 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on December 15, 2020).

10.3†	Subscription Agreement, dated December 31, 2021, by and between Globis Acquisition Corp. and the undersigned subscriber party thereto. (incorporated by reference to Exhibit 10.1 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on January 4, 2022).

10.4†	Bond Subscription Deed, dated as of December 31, 2021, by and among Forafric Agro Holdings Limited, Lighthouse Capital Limited and the Bond Investors (incorporated by reference to Exhibit 10.2 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on January 4, 2022).

10.5†	Amendment to Bond Subscription Deed, dated as of April 20, 2022, by and among Forafric Agro Holdings Limited, Lighthouse Capital Limited and the Bond Investors (incorporated by reference to Exhibit 10.10 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on April 20, 2022).

10.6	Forafric 2022 Long Term Employee Share Incentive Plan (incorporated by reference to Exhibit 10.6 of Forafric Global PLC’ Form 8-K (File No. 001-41416), filed with the SEC on June 9, 2022).

10.7††	Agreement, dated March 29, 2018, by and between Forafric Maroc and Millcorp Geneve (incorporated by reference to Exhibit 10.6 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on February 15, 2022)

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10.8	Summary of terms of loans owed by Forafric Agro Holdings Limited to Yariv Elbaz, Michael Elbaz, Lighthouse Settlement and Lighthouse Capital Limited (incorporated by reference to Exhibit 10.7 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on April 20, 2022).

10.9	Lease Agreement, dated January 2, 2018, by and between Forafric Maroc and Darafric SARL AU for the rent of the headquarters of Forafric Maroc in Casablanca (incorporated by reference to Exhibit 10.8 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on February 15, 2022)

10.10	Form of Forafric Global PLC Director Deed of Indemnity (incorporated by reference to Exhibit 10.9 of Globis’ Form S-4/A (File No. 333-262126), filed with the SEC on April 20, 2022).

10.11	Form of Forward Share Purchase Agreement (incorporated by reference to Exhibit 10.2 of Globis’ Form 8-K (File No. 001-39786), filed with the SEC on June 9, 2022)

22.1#	List of Subsidiaries

23.1*	Consent of UHY LLP

23.2*	Consent of Marcum LLP

23.3#	Consent of Hassans International Law Firm Limited (included as part of Exhibit 5.1).

23.4#	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5.2).

24.1#	Power of Attorney (included on signature page).

107#	Exhibit Filing Fees

*	Filed herewith
#	Previously filed
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
††	Certain information has been excluded from the exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

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Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Casablanca, Morocco on August 17, 2022.

FORAFRIC GLOBAL PLC

By:	/s/ Saad Bendidi
Name:	Saad Bendidi
Title:	Chairman and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Saad Bendidi and Julien Benitah, jointly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saad Bendidi	Chairman and Director	August 17, 2022
Saad Bendidi	(Principal Executive Officer)

/s/ Julien Benitah	CFO and Director	August 17, 2022
Julien Benitah	(Principal Financial and Accounting Officer)

*	Director	August 17, 2022
Franco Cassar

*	Director	August 17, 2022
James Lasry

*	Director	August 17, 2022
Paul Packer

*	Director	August 17, 2022
Ira Greestein

*	Director	August 17, 2022
Rachel Bitan

*By:	/s/ Saad Bendidi
Saad Bendidi
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Forafric Global PLC, has signed this registration statement or amendment thereto on August 17, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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